Exhibit 10.2

EXECUTION VERSION

EQUITY PURCHASE AND COMMITMENT AGREEMENT

AMONG

hertz GLOBAL hOLDINGS, INC.

AND

THE EQUITY COMMITMENT PARTIES HERETO

Dated as of May 14, 2021

TABLE OF CONTENTS

Page

Article I DEFINITIONS	5
Section 1.1 Definitions	5
Section 1.2 Construction	19

Article III EXPENSE REIMBURSEMENT	25
Section 3.1 Expense Reimbursement	25

i

TABLE OF CONTENTS (cont’d)

ii

TABLE OF CONTENTS (cont’d)

Article X GENERAL PROVISIONS	59
Section 10.1 Notices	59
Section 10.2 Assignment; Third Party Beneficiaries	61
Section 10.3 Prior Negotiations; Entire Agreement	61
Section 10.4 Governing Law; Venue	62
Section 10.5 Waiver of Jury Trial	62
Section 10.6 Counterparts	62
Section 10.7 Waivers and Amendments; Rights Cumulative; Consent	62
Section 10.8 Headings	65
Section 10.9 Several Liability; Specific Performance	65
Section 10.10 Damages	65
Section 10.11 Publicity	64
Section 10.12 Settlement Discussions	64
Section 10.13 No Recourse	64
Section 10.14 Company Disclosure Schedules	65
Section 10.15 Disclosures	65

ANNEXES

Annex A	Terms of Preferred Stock
Annex B	AGS Engagement Letter
Annex C	Plan
Annex D	Form of Rights Offering Procedures
Annex E	Form of “VCOC” Letter

SCHEDULES

Schedule 1	Equity Commitment Schedule
Schedule 2	Ad Hoc Equity Committee
Schedule 6.17	HIL Debt Commitment Parties
Company Disclosure Schedules

iii

EQUITY PURCHASE AND COMMITMENT AGREEMENT

THIS EQUITY PURCHASE AND COMMITMENT AGREEMENT (this “Agreement”), dated as of May 14, 2021, is made by and among Hertz Global Holdings, Inc. (including as debtor in possession and a reorganized debtor, as applicable) (the “Company”), on the one hand, and the Equity Commitment Parties, on the other hand. The Company and the Equity Commitment Parties are referred to herein, individually, as a “Party” and, collectively, as the “Parties.” Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof or, if not defined therein, shall have the meanings given to them in the Plan.

RECITALS

WHEREAS, the Company, certain funds and accounts managed or advised by Knighthead Capital Management, LLC or one of its Controlled Affiliates (“Knighthead”) and certain funds and accounts managed or advised by Certares Opportunities LLC or one of its Controlled Affiliates (“Certares” and, together with Knighthead and CK Amarillo LP, a Delaware limited partnership that is an Equity Commitment Party formed by Certares and Knighthead (“Amarillo LP”), collectively, the “Common Equity Plan Sponsors”), Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its Affiliates (the “Preferred Equity Plan Sponsor” and, together with the Common Equity Plan Sponsors, the “Plan Sponsors”) are, substantially contemporaneously with the execution of this Agreement, entering into a Plan Support Agreement (together with all exhibits thereto, as may be amended, supplemented or otherwise modified from time to time, the “Plan Support Agreement”), and, with the Company, desire to support the restructuring of the Debtors’ indebtedness and other obligations pursuant to the Plan in the Company’s jointly-administered voluntary cases, styled as In re The Hertz Corporation., et al., Case No. 20-11218 (the “Chapter 11 Cases”) that are pending under title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as it may be amended from time to time, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), implementing the terms and conditions of the Restructuring Transactions;

WHEREAS, pursuant to the Plan and this Agreement, and in accordance with the Rights Offering Procedures, as a source of funding for the Restructuring Transactions, the Company will conduct a Rights Offering (as defined below) that will provide Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders (each as defined in the Plan) with the right to purchase Common Stock (as defined below) of the Reorganized Company issued on the Effective Date; and

WHEREAS, pursuant to the Plan and subject to the terms and conditions contained in this Agreement, as a source of funding for the Restructuring Transactions, the Company has agreed to sell and issue to, and each Direct Equity Investor has agreed to subscribe for and purchase, on a several and not joint basis, its Direct Investment Portion of (a) 277,119,437 shares of common stock of the Reorganized Company (the “Common Stock”) and (b) 1,500,000 shares of Series A Preferred Stock of the Reorganized Company, having the rights described in Annex A hereto (the “Preferred Stock” and together with the Common Stock, the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company and the Equity Commitment Parties (acting severally and not jointly) hereby agree as follows:

Article I

DEFINITIONS

Section 1.1               Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“Ad Hoc Equity Committee” means the Parties identified on Schedule 2.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided that for purposes of this Agreement, neither any Equity Commitment Party nor any Related Purchaser shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by being a Party to this Agreement and performing its obligations hereunder; provided that none of the Seller Entities or Acquired Subsidiaries (each as defined in the Donlen Purchase Agreement) shall constitute Affiliates of the Company for purposes of Article IV; provided further that (i) other than the Common Equity Plan Sponsors with respect to Amarillo LP, and any Related Purchaser of any Equity Commitment Party, none of the Equity Commitment Parties or their respective Affiliates, Affiliated Funds or Related Purchasers shall constitute Affiliates, Affiliated Funds or Related Purchasers of any other Equity Commitment Party by virtue of this Agreement or the transactions contemplated hereby; (ii) none of the direct or indirect, current or future limited partners or other equity financing sources of Amarillo LP (other than Knighthead or Certares and their Affiliates) or their respective Affiliates shall constitute Affiliates, Affiliated Funds or Related Purchasers of any of the Plan Sponsors; and (iii) other than for purposes of Section 6.5, Article IX, Section 10.11, Section 10.13, Section 10.15 and clause (vi) of the definition of Material Adverse Effect, in no event shall any of the Equity Commitment Parties or Plan Sponsors or their respective Affiliates, Affiliated Funds or Related Purchasers be considered an Affiliate of any portfolio company or investment fund affiliated with Apollo Global Management, Inc. nor shall any portfolio company or investment fund affiliated with Apollo Global Management, Inc. be considered to be an Affiliate of any of the Equity Commitment Parties or Plan Sponsors. “Affiliated” has a correlative meaning.

“Affiliated Fund” means any investment fund (including sub-fund), other entity or account the primary investment manager to which is a Plan Sponsor, an Equity Commitment Party or an Affiliate thereof.

“Agreement” has the meaning set forth in the preamble.

“AGS Engagement Letter” means the Letter Agreement in the form attached hereto as Annex B.

“Alternative Transaction” means any transaction with respect to a plan of reorganization or liquidation, dissolution, winding up, merger, consolidation, business combination, joint venture, partnership, sale of material assets or equity interests of the Company and its Subsidiaries taken as a whole, or any other restructuring involving the Debtors without the prior written consent of the Plan Sponsors that renders the Restructuring or the Plan unable to be consummated on the terms set forth in the Plan and this Agreement, or would reasonably be expected to materially frustrate the economic and legal effects of the Restructuring, the Plan or this Agreement, in each case excluding the transactions contemplated by the Donlen Purchase Agreement and any transaction permitted by Section 6.3(b) or Section 6.3(b) of the Company Disclosure Schedules.

“Alternative Transaction Proposal” has the meaning set forth in Section 6.12(b).

“Amarillo LP” has the meaning set forth in the Recitals.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity, whether domestic or foreign, having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any of them.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law, whether domestic or foreign, governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Applicable Consent” has the meaning set forth in Section 4.7.

“Available Shares” means the Direct Investment Shares, Rights Offering Shares and Unsubscribed Shares that any Equity Commitment Party fails to purchase as a result of an Equity Commitment Party Default.

“Backstop Investor” means the Parties identified on Schedule 1 hereto that have a Rights Offering Backstop Commitment set forth across from such Party on Schedule 1 hereto in the column labeled “Rights Offering Backstop Commitment” (subject to the transfer provisions of Section 2.5 hereof).

“Backstop Percentage” means, with respect to any Backstop Investor at any time, the percentage obtained by dividing the Rights Offering Backstop Commitment of such Backstop Investor as set forth on Schedule 1 hereto in the column labeled “Rights Offering Backstop Commitment” at such time by the Rights Offering Backstop Amount at such time.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

“beneficial ownership” means, the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Claims (as defined in the Plan Support Agreement) against or Interests (as defined in the Plan Support Agreement) in any of the Debtors or the rights to acquire such Claims or Interests.

“Burdensome Condition” has the meaning set forth in Section 6.11(f).

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Certificate of Designation” means that certain Series A Preferred Stock Certificate of Designation setting forth the terms governing the Preferred Stock, which shall be consistent with the Plan and this Agreement, including the terms set forth in Annex A hereto (the “Preferred Stock Term Sheet”), and otherwise in form and substance acceptable to the Company and the Plan Sponsors.

“CFIUS” means the interagency Committee on Foreign Investment in the United States.

“CFIUS Parties” means the Persons making a CFIUS filing in connection with the transactions contemplated hereby, including with respect to the direct or indirect investments being made into or through Amarillo LP in connection therewith.

“CFIUS Statute” means Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, as it may be further amended, modified, supplemented or replaces from time to time and including all applicable regulations and interim rules promulgated thereunder.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.4(a).

“Closing Date” has the meaning set forth in Section 2.4(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Equity Commitment Percentage” means, with respect to any Equity Commitment Party, the total amount of such Equity Commitment Party’s Direct Investment Common Commitments as a proportion of the Direct Investment Common Commitments of all Equity Commitment Parties, determined as of the relevant measurement date.

“Common Equity Plan Sponsors” has the meaning set forth in the Recitals.

“Common Per Share Purchase Price” means $10.00; provided that, with respect to the Direct Equity Investor marked with “*” in Schedule 1 hereto, the Common Per Share Purchase Price means $11.08.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the preamble.

“Company Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), other than a foreign plan or a Multiemployer Plan, established by, maintained or contributed to or required to be contributed to by any Debtor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Company Board” has the meaning set forth in Section 6.12(b).

“Company Disclosure Schedules” means the disclosure schedules delivered by the Company to the Equity Commitment Parties on the date of this Agreement.

“Company Organizational Documents” means collectively, the organizational documents of the Company, including any certificate of formation or incorporation, applicable charter, articles of incorporation, limited liability company agreement, bylaws, Certificate of Designation or any similar documents, each of which shall be consistent with the Plan and this Agreement, and in form and substance reasonably acceptable to the Plan Sponsors and the Company and in the case of the Certificate of Designation, which shall also be consistent with the Preferred Stock Term Sheet and otherwise in form and substance acceptable to the Plan Sponsors and the Company.

“Company SEC Documents” means all of the registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Company.

“Confirmation Order” means a Final Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Contract” means any binding agreement, contract or instrument, whether oral or written, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, but excluding the Plan.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or agency or otherwise. “Controlled” has a correlative meaning.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Entity, or any Company policies in furtherance thereof, in connection with or in response to COVID-19, and any reasonable actions taken or planned to be taken in response thereto.

“D&O Indemnified Persons” has the meaning set forth in Section 6.14.

“Debtors” means, collectively (i) the Hertz Corp.; (ii) the Company; (iii) Thrifty Rent-A-Car System, LLC; (iv) Thrifty, LLC; (v) Dollar Thrifty Automotive Group, Inc.; (vi) Firefly Rent A Car LLC; (vii) CMGC Canada Acquisition ULC; (viii) Hertz Aircraft, LLC; (ix) Dollar Rent A Car, Inc.; (x) Dollar Thrifty Automotive Group Canada Inc.; (xi) Donlen Corporation; (xii) Donlen FSHCO Company; (xiii) Hertz Canada Limited; (xiv) Donlen Mobility Solutions, Inc.; (xv) DTG Canada Corp.; (xvi) DTG Operations, Inc.; (xvii) Hertz Car Sales LLC; (xviii) DTG Supply, LLC; (xix) Hertz Global Services Corporation; (xx) Hertz Local Edition Corp.; (xxi) Hertz Local Edition Transporting, Inc.; (xxii) Donlen Fleet Leasing Ltd.; (xxiii) Hertz System, Inc.; (xxiv) Smartz Vehicle Rental Corporation; (xxv) Thrifty Car Sales, Inc.; (xxvi) Hertz Technologies, Inc.; (xxvii) TRAC Asia Pacific, Inc.; (xxviii) Hertz Transporting, Inc.; (xxix) Rental Car Group Company, LLC; and (xxx) Rental Car Intermediate Holdings, LLC; provided that none of the Seller Entities or Acquired Subsidiaries (each as defined in the Donlen Purchase Agreement) shall constitute Debtors, for the purpose of Article IV and Article VI.

“Defaulting Equity Commitment Party” means, in respect of an Equity Commitment Party Default that is continuing, the applicable defaulting Equity Commitment Party.

“DIP Facility” means the post-petition financing facility issued pursuant to the DIP Credit Agreement and the DIP Order, consisting of a $1,650,000,000 senior secured multiple draw term loan credit facility.

“Direct Equity Investor” means each Person identified as a Direct Equity Investor on Schedule 1 hereto.

“Direct Investment Commitment” has the meaning set forth in Section 2.1.

“Direct Investment Common Amount” means $2,780,941,666.67.

“Direct Investment Common Commitments” means Direct Investment Commitments with respect to Direct Investment Common Shares. For the avoidance of doubt, from and after the date hereof until the earlier of the Effective Date and termination of this Agreement, except as permitted by Section 2.2(c), the Company shall not obtain any additional commitments to purchase Common Stock other than the Direct Investment Common Commitments, the Rights Offering Equity Commitments and the Rights Offering Backstop Commitments.

“Direct Investment Common Shares” means a number of shares of Common Stock equal to the Direct Investment Common Amount divided by the Common Per Share Purchase Price that is applicable to each Direct Equity Investor.

“Direct Investment Portion” means, with respect to each Direct Equity Investor, the number of Direct Investment Common Shares and Direct Investment Preferred Shares ascribed to such Direct Equity Investor on Schedule 1 hereto.

“Direct Investment Preferred Amount” means $1,500,000,000.

“Direct Investment Preferred Commitments” means Direct Investment Commitments with respect to Direct Investment Preferred Shares.

“Direct Investment Preferred Shares” means a number of shares of Preferred Stock equal to the Direct Investment Preferred Amount divided by the Preferred Per Share Initial Stated Value.

“Direct Investment Shares” means the Direct Investment Common Shares and the Direct Investment Preferred Shares.

“Disclosure Statement” has the meaning set forth in the Plan Support Agreement.

“Disclosure Statement Order” means that certain Order (I) Approving the Proposed Disclosure Statement and Form and Manner Notice of Disclosure Statement Hearing, (II) Establishing Solicitation and Voting Procedures, (III) Scheduling Confirmation Hearing, (IV) Establishing Notice and Objection Procedures for Confirmation of the Proposed Plan, and (V) Granting Related Relief entered by the Bankruptcy Court on April 22, 2021 [Docket No. 4111] (as amended, modified, or supplemented from time to time with any such amendments, modifications, or supplements in form and substance reasonably acceptable to the Plan Sponsors in good faith).

“Donlen Purchase Agreement” means that certain Stock and Asset Purchase Agreement, dated as of November 25, 2020, as amended, by and among, the Company, Donlen Corporation and each of the subsidiaries of Donlen as set forth therein and Freedom Acquirer LLC.

“Effective Date” means the date upon which (a) no stay of the Confirmation Order is in effect, (b) all conditions precedent to the consummation of the transactions contemplated by this Agreement and the effectiveness of the Plan have been satisfied or are waived in accordance with the terms hereof and thereof, as the case may be, and (c) the Restructuring and the other transactions to occur on such date pursuant to the Plan become effective or are consummated.

“Emergency Event” means (a) any epidemic, pandemic, disease outbreak, or public health crisis including outbreaks or additional waves of outbreaks of any contagious diseases (including influenza, COVID-19 or any variation thereof), cyberattacks, terrorism, cyberterrorism, force majeure events or “acts of God”, or (b) any other Event that threatens health, safety or the environment.

“Emergency Response” means any reasonable emergency or immediate remedial or protective action taken or determined or committed to be taken by the Company or any of its Subsidiaries, that is, in their good faith reasonable determination in the best interests of the Company and its Subsidiaries, as applicable, in response to any Emergency Event.

“End Date” has the meaning set forth in Section 9.2(b)(i).

“Environmental Laws” means all Laws relating to pollution, protection of the environment, or the preservation or reclamation of natural resources.

“EPCA Approval Obligations” means the obligations of the Company and the other Debtors under this Agreement and the EPCA Approval Order.

“EPCA Approval Order” means an Order of the Bankruptcy Court that is not stayed (under Bankruptcy Rule 6004(h) or otherwise) that (a) authorizes the Company (on behalf of itself and the other Debtors) to enter into and perform under this Agreement, including all exhibits and other attachments, and the AGS Engagement Letter, and (b) provides that the Expense Reimbursement and the indemnification provisions contained herein, and the fees, expenses and indemnification obligations under the AGS Engagement Letter, shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in this Agreement without further Order of the Bankruptcy Court.

“Equity Commitment” has the meaning set forth in Section 2.1(a).

“Equity Commitment Party” means each Direct Equity Investor and each Backstop Investor.

“Equity Commitment Party Default” means the failure by any Equity Commitment Party to (a) deliver and pay in accordance with Section 2.3(b) the aggregate Per Share Purchase Price for the Direct Investment Shares such Equity Commitment Party is obligated to purchase pursuant to its Direct Investment Commitment, (b) exercise all Subscription Rights and purchase all Rights Offering Shares pursuant to its Rights Offering Equity Commitment in accordance with Section 2.7(a), or (c) deliver and pay in accordance with Section 2.3(b) the aggregate Common Per Share Purchase Price for the Common Stock such Equity Commitment Party is obligated to purchase pursuant to its Rights Offering Backstop Commitment.

“Equity Commitment Party Replacement” shall have the meaning set forth in Section 2.2(a).

“Equity Commitment Party Replacement Period” shall have the meaning set forth in Section 2.2(a).

“Equity Commitment Percentage” means, with respect to any Equity Commitment Party, the total amount of such Equity Commitment Party’s Equity Commitment as a proportion of the Equity Commitments of all Equity Commitment Parties, determined as of the relevant measurement date. For Direct Investment Preferred Shares, the Equity Commitment Percentage will be based on the Preferred Per Share Initial Stated Value thereof.

“Equity Commitment Schedule” means Schedule 1 to this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any of the Debtors, is, or at any relevant time during the past six years was, treated as a single employer under any provision of Section 414 of the Code.

“Escrow Account” has the meaning set forth in Section 2.3(b).

“Escrow Account Funding Date” has the meaning set forth in Section 2.3(b).

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Equity Commitment Party Purchaser” has the meaning set forth in Section 2.5(b).

“Exit ABS Facilities” means an asset-backed securitization facility that will refinance (i) the HVF II Facility and (ii) the Interim Fleet Financing Facility (unless the Company elects not to refinance the Interim Fleet Financing Facility prior to the Closing, which election the Company shall be permitted to make with the consent of the Plan Sponsors, such consent not to be unreasonably withheld), which facility shall be consistent with the Plan, the Plan Support Agreement and this Agreement, and otherwise in form and substance acceptable to the Company and the Plan Sponsors.

“Exit Revolving Credit Facility” means a senior secured revolving credit facility in an aggregate commitment amount of no more than $1,500,000,000 (as such amount may be adjusted with the approval of the Company and the Plan Sponsors), with the capacity for the issuance of letters of credit, secured by a first Lien on substantially all assets of the reorganized Hertz Corp. and the Subsidiary Guarantors thereunder (except Donlen Corporation and its Subsidiaries), which shall be consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Company and the Plan Sponsors. Notwithstanding anything to the contrary, the Exit Revolving Credit Facility shall be arranged by the Debtors with the full engagement of the Common Equity Plan Sponsors. For the avoidance of doubt, the Plan Sponsors, with advance written notice (which may be by email) to the Debtors, shall not be restricted from communicating with any potential financing sources or their advisors so long as the Company or its advisors are provided a reasonable opportunity to participate in any such communication.

“Exit Term Loan Facility” means a senior secured term credit facility in a principal amount of $1,300,000,000 (as such amount may be adjusted with the approval of the Company and the Plan Sponsors), secured by a first Lien on substantially all assets of the reorganized Hertz Corp. and the Subsidiary Guarantors thereunder (except Donlen Corporation and its Subsidiaries), which shall be consistent with the Plan, the Plan Support Agreement and this Agreement, and otherwise in form and substance acceptable to the Company and the Plan Sponsors. Notwithstanding anything to the contrary, the Exit Term Loan Facility shall be arranged by the Debtors with the full engagement of the Common Equity Plan Sponsors. For the avoidance of doubt, the Plan Sponsors, with advance written notice (which may be by email) to the Debtors, shall not be restricted from communicating with any potential financing sources or their advisors so long as the Company or its advisors are provided a reasonable opportunity to participate in any such communication.

“Expense Reimbursement” has the meaning set forth in Section 3.1(a).

“Filing Party” has the meaning set forth in Section 6.11(b).

“Final Order” means, as applicable, an Order of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the Order could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such Order, or has otherwise been dismissed with prejudice; provided, however, that the possibility of a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or local rules of the Bankruptcy Court, may be filed relating to such Order shall not prevent such Order from being a Final Order.

“Financial Reports” has the meaning set forth in Section 6.6.

“Financial Statements” has the meaning set forth in Section 4.8.

“Form 10-K” has the meaning set forth in Section 4.8.

“Funding Notice” has the meaning set forth in Section 2.3(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, municipal, state, provincial, territorial, local or foreign governmental or quasi-governmental, administrative, taxing or regulatory authority, department, agency, board, bureau, official, commission, body or other similar authority or instrumentality (including any self-regulatory authority, securities exchange, court or similar tribunal).

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation under any Environmental Law.

“Hertz Corp.” means The Hertz Corporation.

“HIL Debt Commitment Parties” means those parties set forth on Schedule 6.17.

“HIL Debt Financing” has the meaning set forth in Section 6.17.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“Indemnified Claim” has the meaning set forth in Section 8.2.

“Indemnified Person” has the meaning set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in Section 8.1.

“Intellectual Property Rights” has the meaning set forth in Section 4.14(b).

“IRS” means the United States Internal Revenue Service.

“Joint Filing Party” has the meaning set forth in Section 6.11(c).

“Joint Notice” means a joint voluntary notice submitted by the CFIUS Parties to CFIUS or, if required by CFIUS, a declaration followed by a joint voluntary notice submitted by the CFIUS Parties.

“Kirkland & Ellis” means Kirkland & Ellis LLP.

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of Paul E. Stone, Kungyu (“Kenny”) Cheung, Scott Massengill and M. David Galainena.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” has the meaning set forth in Section 4.12.

“Legend” has the meaning set forth in Section 6.10.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 8.1.

“Marketing Period” means the first period of twenty (20) consecutive days after entry of the Confirmation Order during which the Exit ABS Facilities is marketed to potential investors.

“Material Adverse Effect” means any Event which individually, or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform their obligations under, or to consummate the transactions contemplated by, this Agreement, including the Rights Offering, in each case except to the extent it results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after December 31, 2020 in global, national or regional political conditions, any natural disasters, man-made disasters, epidemics, pandemics, disease outbreaks, or public health crises including outbreaks or additional waves of outbreaks of any contagious diseases (including influenza, COVID-19 or any variation thereof), hostilities, acts of war (whether or not declared), sabotage, civil unrest, cyberattacks, terrorism, cyberterrorism, military actions, national emergencies or force majeure events or “acts of God”, or any escalation or material worsening thereof any change in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company or its Subsidiaries operate, including any change in the United States or applicable foreign economies or securities, commodities or financial markets; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby (including any act or omission of the Company and its Subsidiaries to operate as expressly required or prohibited, as applicable, by the Plan Support Agreement or this Agreement or consented to or required by the Plan Sponsors in writing); (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Company and its Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) the filing or pendency of the Chapter 11 Cases; (vi) any action taken by the Plan Sponsors or their respective Affiliates with respect to the Company or any of its Subsidiaries (including through such Persons’ participation in the Chapter 11 Cases); (vii) the occurrence of an Equity Commitment Party Default; (viii) any matters expressly disclosed in the Company Disclosure Schedules, Company SEC Documents filed from and after December 31, 2020 through the date hereof (excluding disclosures contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive, cautionary or forward looking in nature) or the Disclosure Statement as filed on or prior to the date hereof; and (ix) failure of the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions (but not the underlying facts giving rise to such departure unless such facts are otherwise excluded pursuant to the clauses contained in this definition); provided that the exceptions in clauses (i) or (ii) shall not apply to the extent that such Event is materially and disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries, markets or geographies in which the Company and its Subsidiaries operate.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which any of the Debtors is a party or (b) solely for purposes of Section 4.22 (and not for purposes of Section 6.3) any Contracts to which any of the Debtors is a party that is likely to reasonably involve consideration payable by the Debtor of more than $20,000,000, in the aggregate, over the twelve month period from the date hereof, has a term of greater than one year and is not cancelable without material penalty on not more than thirty (30) days’ notice.

“Money Laundering Laws” has the meaning set forth in Section 4.24(a).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any of the Debtors or any ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding six plan years made or accrued an obligation to make contributions, or each such plan with respect to which any such entity has any actual or contingent liability or obligation.

“New Registration Rights Agreement” means a registration rights agreement, which shall be consistent with the Plan and this Agreement and otherwise in form and substance acceptable to the Company and the Common Equity Plan Sponsors.

“New Reorganized Debt” means the Exit Term Loan Facility, the Exit Revolving Credit Facility and the Exit ABS Facilities, in each case, as set forth in the Plan.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 9.2(b)(i).

“Party” has the meaning set forth in the preamble.

“Paul, Weiss” has the meaning set forth in Section 3.1(a).

“PCAOB” has the meaning set forth in Section 4.8.

“Per Share Purchase Price” means the Preferred Per Share Purchase Price and the Common Per Share Purchase Price, as the case may be.

“Permitted Liens” means (a) Liens for Taxes that (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto in accordance with GAAP or (iii) the nonpayment of which is permitted or required by the Bankruptcy Code; (b) landlord’s, operator’s, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business and as otherwise not prohibited under this Agreement, for amounts that do not detract from the value of, or impair the use of, the Real Property or personal property of the Debtors in a manner which is material to the Company and its Subsidiaries taken as a whole, or, if for amounts that do so detract from the value of, or impair the use of, the Real Property or personal property of the Debtors, if such Lien is being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property; provided that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, minor encroachments, rights of way, restrictions and other similar matters adversely affecting title to any Real Property and other title defects and encumbrances that do not or would not impair, in a manner material to the Company and its Subsidiaries taken as a whole, the use or occupancy of such Real Property or the operation of the Debtors’ business and all matters disclosed in the real property records of the counties (or equivalent) in which the Real Property or any portion thereof is located; (e) Liens granted under any Contracts with respect to any Real Property or personal property incurred in the ordinary course of business and that do not, in a manner material to the Company and its Subsidiaries taken as a whole, detract from the value of, or impair the use of, any of the Real Property or personal property of any of the Debtors; (f) Liens granted in connection with the New Reorganized Debt and any Lien permitted by the New Reorganized Debt; (g) Liens listed on Section 1.1 of the Company Disclosure Schedules; and (h) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Plan” means the Debtors’ joint plan of reorganization, in the form attached hereto as Annex C, to be approved by the Confirmation Order, including the Plan Supplement and all material documents, annexes, schedules, exhibits, amendments, modifications, or supplements thereto, as may be amended, supplemented, or modified from time to time in accordance with its terms and with the Plan Support Agreement and in a manner that is consistent with the Plan, the Plan Support Agreement, this Agreement, and otherwise in form and substance acceptable to the Company and the Plan Sponsors.

“Plan Sponsors” has the meaning set forth in the Recitals.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, filed with the Bankruptcy Court, each of which shall be in form and substance materially consistent with the Plan, the Plan Support Agreement, and otherwise acceptable to the Company and the Plan Sponsors, as may be amended, modified, or supplemented from time to time.

“Plan Support Agreement” has the meaning set forth in the Recitals.

“Pre-Closing Period” has the meaning set forth in Section 6.3.

“Preferred Equity Commitment Percentage” means, with respect to any Equity Commitment Party, the total amount of such Equity Commitment Party’s Direct Investment Preferred Commitments as a proportion of the Direct Investment Preferred Commitments of all Equity Commitment Parties, determined as of the relevant measurement date.

“Preferred Equity Plan Sponsor” has the meaning set forth in the Recitals.

“Preferred Per Share Initial Stated Value” means $1,000.00.

“Preferred Per Share Purchase Price” means $980.00.

“Preferred Stock” has the meaning set forth in the Recitals.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any of the Debtors, together with, in each case, all beneficial easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Related Party” means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, controlling Persons, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

“Related Purchaser” means any Affiliate of a Plan Sponsor or an Equity Commitment Party or any Affiliated Fund of such Plan Sponsor or Equity Commitment Party (in each case, other than any portfolio company of such Plan Sponsor, Equity Commitment Party or its Affiliates).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating. “Released” has a correlative meaning.

“Reorganized Company” means reorganized Hertz Global Holding, Inc., or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

“Replacing Equity Commitment Party” has the meaning set forth in Section 2.2(a).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives acting on behalf of such Person.

“Required Common Amount” means the sum of (i) the Direct Investment Common Amount plus (ii) the lesser of (x) the aggregate amount for which Subscription Rights are exercised in accordance with the Rights Offering and (y) the Rights Offering Backstop Amount.

“Restructuring” has the meaning set forth in the Plan Support Agreement.

“Restructuring Transactions” means, collectively, the transactions contemplated by the Plan and the Plan Support Agreement.

“Rights Offering” means the offering of rights pursuant to which Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders (each as defined in the Plan) are entitled to receive Subscription Rights to acquire Common Stock substantially on the terms reflected in the Plan, the Plan Support Agreement and this Agreement, and in accordance with the Rights Offering Procedures, in an aggregate amount (calculated based on the Common Per Share Purchase Price) not exceeding the Rights Offering Amount.

“Rights Offering Amount” means an amount equal to $1,635,000,000.

“Rights Offering Backstop Amount” means $1,635,000,000.

“Rights Offering Backstop Commitment” has the meaning set forth in Section 2.7(b).

“Rights Offering Commitment Purchasers” has the meaning set forth in Section 2.5(d)(ii).

“Rights Offering Equity Commitment” has the meaning set forth in Section 2.7(a).

“Rights Offering Expiration Time” means the time and the date on which the rights offering subscription forms must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures.

“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Shares in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” means the procedures with respect to the Rights Offering that are approved by the Bankruptcy Court, which procedures shall be substantially in the form and substance attached as Annex D, and otherwise acceptable to the Plan Sponsors and the Company.

“Rights Offering Shares” means the Common Stock distributed pursuant to and in accordance with the Rights Offering Procedures in the Rights Offering.

“Rights Offering Subscription Agent” means Prime Clerk LLC, in its capacity as subscription agent pursuant to the Rights Offering Procedures.

“Rights Offering Subscription Price” means the subscription price for Rights Offering Shares offered in the Rights Offering pursuant to the Rights Offering Procedures, which shall equal the Common Per Share Purchase Price.

“Sanctions” has the meaning set forth in Section 4.24(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Management Team” means (i) Jeffery Adams, (ii) Darren Arrington, (iii) Kenney Cheung, (iv) M. David Galainena, (v) Eric Leef, (vi) Scott Massengill, (vii) Joseph McPherson, (viii) Jayesh Patel, (ix) Opal Gay Perry, (x) Paul Stone, and (xi) Laura Suenon Nestar (Smith).

“Shares” has the meaning set forth in the Recitals.

“Subscription Rights” means the subscription rights to purchase Rights Offering Shares in accordance with the Rights Offering Procedures.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies; provided that none of the Seller Entities or Acquired Subsidiaries (each as defined in the Donlen Purchase Agreement) shall constitute Subsidiaries of the Company, for the purpose of Article IV.

“Superior Proposal” has the meaning set forth in Section 6.12(b).

“Superior Transaction” means a transaction that the Company Board determines in good faith, based on the advice of its financial and legal advisors: (x) would be in the best interests of the Company and its creditors and equity holders as a whole, and (y) would reasonably be expected to be superior to the Company and its creditors and equity holders in comparison to the transactions contemplated under this Agreement and the Plan.

“Tax Return” means any return, declaration, election, disclosure, report, claim for refund, statement or information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, escheat, abandoned and unclaimed property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group, as transferee or successor, by Contract, as withholding agent, or otherwise.

“Transaction Agreements” has the meaning set forth in Section 4.2(a).

“Transfer” means to sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest). “Transfer” used as a noun has a correlative meaning.

“Unsubscribed Shares” means the Common Stock offered pursuant to the Rights Offering to Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders (each as defined in the Plan) that have not been duly purchased in exchange for a cash payment in the Rights Offering by Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders (each as defined in the Plan) in accordance with the Rights Offering Procedures and the Plan.

“VCOC Letter” means the “VCOC” letter in the form attached hereto as Annex E.

“willful or intentional breach” has the meaning set forth in Section 9.4.

Section 1.2               Construction. In this Agreement, unless the context otherwise requires:

(a)                references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)             references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)             words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)             the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)             the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)              the term “or” shall not be exclusive;

(g)             “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(h)             references to “day” or “days” are to calendar days;

(i)              references to “the date hereof” means the date of this Agreement;

(j)              unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(k)             references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

Article II

EQUITY COMMITMENT

Section 2.1               Direct Investment Commitment.

(a)                On and subject to the terms and conditions hereof, each Direct Equity Investor agrees, severally (in accordance with its Direct Investment Portion) and not jointly, to purchase (the “Direct Investment Commitment”), and the Company agrees to sell to such Direct Equity Investor, at the Closing, its Direct Investment Portion of the Direct Investment Shares for the aggregate applicable Per Share Purchase Price. For purposes of this Agreement, an Equity Commitment Party’s Direct Investment Commitment, Rights Offering Equity Commitment and Rights Offering Backstop Commitment is referred to as its “Equity Commitment”.

Section 2.2               Equity Commitment Party Default; Replacement of Defaulting Equity Commitment Party.

(a)                Upon the occurrence of an Equity Commitment Party Default, the Equity Commitment Parties (other than any Defaulting Equity Commitment Party) shall have the right and opportunity (but not the obligation), within ten (10) Business Days after receipt of written notice from the Company to all non-defaulting Equity Commitment Parties of such Equity Commitment Party Default (such ten (10) Business Day period, the “Equity Commitment Party Replacement Period”), to make arrangements for one or more of the Equity Commitment Parties and their respective Related Purchasers who agree to be bound by this Agreement (other than the Defaulting Equity Commitment Party) to purchase all or any portion of the Available Shares (such purchase, an “Equity Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Equity Commitment Parties and their respective Related Purchasers electing to purchase all or any portion of the Available Shares, or, if no such agreement is reached, based upon the relative applicable Equity Commitment Percentages of any such Equity Commitment Parties (other than any Defaulting Equity Commitment Party) (such Equity Commitment Parties and Related Purchasers the “Replacing Equity Commitment Parties”). Any Available Shares purchased by a Replacing Equity Commitment Party (and any commitment and applicable aggregate Per Share Purchase Price associated therewith) shall be included, among other things, in the determination of (x) the Unsubscribed Shares required to be purchased by such Replacing Equity Commitment Party for all purposes hereunder and (y) the Equity Commitment Percentage of such Replacing Equity Commitment Party for purposes of Section 2.3(a) and Section 3.1. If an Equity Commitment Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Equity Commitment Party Replacement to be completed within the Equity Commitment Party Replacement Period.

(b)                Notwithstanding anything in this Agreement to the contrary, if an Equity Commitment Party is a Defaulting Equity Commitment Party, it shall not be entitled to any of the Expense Reimbursement or indemnification provided, or to be provided, under or in connection with this Agreement or any of the amounts payable pursuant to Section 2.4(d); provided that to the extent that (i) a Replacing Equity Commitment Party satisfies an Equity Commitment Party Default with an Equity Commitment Party Replacement in accordance with Section 2.2(a) and (ii) such Defaulting Equity Commitment Party would have otherwise been entitled to any of the amounts payable pursuant to Section 2.4(d), such Replacing Equity Commitment Party shall be entitled to such amounts. To the extent any such Defaulting Equity Commitment Party has received any Expense Reimbursement in accordance with this Agreement, such Defaulting Equity Commitment Party shall return such amounts to the Company promptly following such default.

(c)                If all or any portion of the Available Shares are not purchased by the Equity Commitment Parties and their respective Related Purchasers (other than the Defaulting Equity Commitment Party) during the Equity Commitment Party Replacement Period, the Company has the right, but not the obligation, within 30 Business Days following expiration of the Equity Commitment Party Replacement Period, to issue and sell to one or more Persons the remaining portion of the Available Shares of the Defaulting Equity Commitment Party without the consent of any of the Plan Sponsors. Following the issuance and sale of any Available Shares in accordance with Section 2.2(b) or this Section 2.2(c), the Parties shall revise and update Schedule 1 hereto to reflect any changes in the identity of the Equity Commitment Parties, their Equity Commitments and their Equity Commitment Percentages.

(d)                For the avoidance of doubt, notwithstanding anything to the contrary set forth herein, no provision of this Agreement shall relieve any Defaulting Equity Commitment Party from liability hereunder, or limit the availability of the remedies of any other Party in connection with any such Defaulting Equity Commitment Party’s Equity Commitment Party Default.

Section 2.3               Escrow Account Funding.

(a)                No later than the tenth (10th) day following the Rights Offering Expiration Time, the Rights Offering Subscription Agent shall, on behalf of the Company, deliver to each Backstop Investor a written notice (the “Funding Notice”) setting forth (i) the number of Rights Offering Shares elected to be purchased by the Rights Offering Participants, and the aggregate Rights Offering Subscription Price therefor; (ii) the aggregate number of Unsubscribed Shares, if any, and the aggregate Common Per Share Purchase Price therefor; (iii) the Backstop Investor’s Backstop Percentage and the aggregate number of Unsubscribed Shares (based upon such Backstop Percentage) to be issued and sold by the Company to such Backstop Investor in accordance with Section 2.7(b), and the aggregate Common Per Share Purchase Price therefor; (iv) the aggregate amount of Equity Commitments satisfied as of such time and the percentage of the Equity Commitment Percentage represented thereby; and (v) subject to the last sentence of Section 2.3(b), the Escrow Account, to which such Backstop Investor shall deliver and pay the aggregate Common Per Share Purchase Price for such Backstop Investor’s Backstop Percentage of the Unsubscribed Shares required to be purchased by such Backstop Investor in accordance with Section 2.7(b) and, if applicable, the aggregate Rights Offering Subscription Price for the Rights Offering Shares such Equity Commitment Party has subscribed for in the Rights Offering. The Company shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Equity Commitment Party may reasonably request. For the avoidance of doubt, in no event shall the aggregate amount paid by any Backstop Investor pursuant to this Section 2.3(a) with respect to its Rights Offering Backstop Commitment exceed an amount equal to (i) such Backstop Investor’s Backstop Percentage multiplied by (ii) the Rights Offering Backstop Amount.

(b)                No later than the Business Day immediately preceding the Closing Date or such earlier date agreed with the Plan Sponsors pursuant to the escrow agreement satisfactory to the Plan Sponsors and the Company, each acting reasonably, which earlier date shall not be earlier than the fourth (4th) Business Day following expiration of the Marketing Period or more than three (3) Business Days prior to the planned Closing Date (the “Escrow Account Funding Date”), each Equity Commitment Party shall deliver and pay an amount equal to the sum of (i) the aggregate Common Per Share Purchase Price for the Rights Offering Shares pursuant to such Equity Commitment Party’s Rights Offering Equity Commitment (if any) plus (ii) the aggregate Common Per Share Purchase Price for the Unsubscribed Shares to be purchased in accordance with Section 2.7(b) pursuant to such Equity Commitment Party’s Rights Offering Backstop Commitment plus (iii) the aggregate Per Share Purchase Price for the Common Stock and Preferred Stock to be purchased pursuant to such Equity Commitment Party’s Direct Investment Commitment, by wire transfer of immediately available funds in U.S. dollars into the escrow account (the “Escrow Account”) designated in such escrow agreement in satisfaction of such Equity Commitment Party’s Equity Commitment and its obligations to fully exercise its Subscription Rights. For the avoidance of doubt, the obligations of each Equity Commitment Party pursuant to this paragraph shall be several and not joint. If this Agreement is validly terminated, all amounts deposited by each Equity Commitment Party in the Escrow Account shall be returned to such Equity Commitment Party in accordance with the terms of the escrow agreement.

Section 2.4               Closing.

(a)                Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Plan Sponsors, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically, at 10:00 a.m. New York City time, on the Effective Date. The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”. Notwithstanding the foregoing, if the Marketing Period has not ended at the time the Closing would otherwise occur pursuant hereto, then the Closing will occur on the earlier of (i) any Business Day during the Marketing Period specified by the Company on no less than two (2) Business Days’ prior written notice to the Equity Commitment Parties and (ii) the first (1st) Business Day following the final day of the Marketing Period (subject, in the case of each of (i) and (ii), to the satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Article VII, other than those conditions that by their nature can be satisfied only on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions).

(b)                At the Closing, the funds held in the Escrow Account shall, as applicable, be released and utilized in accordance with the Plan.

(c)                At the Closing, the Company will issue the applicable Rights Offering Shares, the Unsubscribed Shares and the Direct Investment Shares to each Equity Commitment Party (or to its designee in accordance with Section 2.5) against payment of the aggregate Per Share Purchase Price for such applicable Rights Offering Shares, the Unsubscribed Shares and the Direct Investment Shares purchased by such Equity Commitment Party, in satisfaction of such Equity Commitment Party’s Equity Commitment. The entry of any Rights Offering Shares, the Unsubscribed Shares and Direct Investment Shares to be delivered pursuant to this Section 2.4(c) into the account of an Equity Commitment Party pursuant to the Company’s book entry procedures and delivery to such Equity Commitment Party of an account statement reflecting the book entry of such Rights Offering Shares, the Unsubscribed Shares and Direct Investment Shares shall be deemed delivery of such Rights Offering Shares, the Unsubscribed Shares and Direct Investment Shares for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all Rights Offering Shares, the Unsubscribed Shares and Direct Investment Shares will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company on behalf of the Company. The Shares to be issued pursuant to the Rights Offering and this Agreement shall be, or shall be eligible to be, issued, transferred or held through the facilities of The Depository Trust Company.

(d)                At the Closing, the Company shall issue to each Backstop Investor or its designee, as a backstop fee (the “Backstop Fee”) in respect of such Backstop Investor’s Rights Offering Backstop Commitment, a number of shares of Common Stock equal to the quotient of (1) the product of (A) 10%, multiplied by (B) the aggregate Backstop Percentage of such Backstop Investor, multiplied by (C) the Rights Offering Backstop Amount, divided by (2) the Common Per Share Purchase Price. The Backstop Fee payable to the Preferred Equity Plan Sponsor and its Related Purchasers shall be determined based on the Backstop Percentage of such Persons as reflected on Schedule 1 attached hereto as of the date hereof and shall not be affected by any adjustments to the relevant Backstop Percentage thereafter. For Tax purposes, unless otherwise required by a change in applicable Law or contrary determination (as defined in Section 1313(a) of the Code), the parties hereto agree to treat the Backstop Fee (i) as premium paid by the Company to the Backstop Investors in exchange for the issuance of a put right to the Company with respect to the Unsubscribed Shares and (ii) as not subject to withholding tax under Sections 1441 and 1442 of the Code and not take any tax position inconsistent with the positions described in clauses (i) and (ii).

Section 2.5               Designation and Assignment Rights.

(a)                Each Equity Commitment Party shall have the right to instruct, by written notice to the Company no later than two (2) Business Days prior to the Closing Date, that all or any portion of its Direct Investment Shares or Unsubscribed Shares, as applicable, to be issued pursuant to its Equity Commitment, be issued in the name of, and delivered to one or more of its Related Purchasers upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Equity Commitment Party and the applicable Related Purchaser, (ii) specify the number of Direct Investment Shares and Unsubscribed Shares to be delivered to or issued in the name of each such Related Purchaser, and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations made by the applicable Equity Commitment Party under this Agreement as applied to such Related Purchaser; provided that no such designation pursuant to this Section 2.5(a) shall relieve any Equity Commitment Party from any of its obligations under this Agreement.

(b)                Subject to Section 2.5(c), each Common Equity Plan Sponsor shall have the right to Transfer all or any portion of its Equity Commitment, in each case to any other Equity Commitment Party or such other Equity Commitment Party’s Related Purchaser (each, an “Existing Equity Commitment Party Purchaser”) or any other Person (other than a Prohibited Transferee (as defined in the Preferred Stock Term Sheet)); provided that (i) any such Existing Equity Commitment Party Purchaser shall be an Equity Commitment Party or its Related Purchaser as of immediately prior to such Transfer, (ii) the transferring Equity Commitment Party and Existing Equity Commitment Party Purchaser or such other Person shall have duly executed and delivered to the Company written notice of such Transfer, and (iii) such Existing Equity Commitment Party Purchaser or such other Person shall deliver to the Company a joinder to this Agreement, in a form reasonably acceptable to the Company, pursuant to which such Person agrees to be fully bound by this Agreement (if it is not already so fully bound) and contains a confirmation of the accuracy of the representations made by each Equity Commitment Party under this Agreement as applied to such Person. Notwithstanding anything to the contrary, any Transfer under this Section 2.5(b) to a Person who is not a Plan Sponsor, unless otherwise consented to by the Company in writing, shall not relieve the applicable Common Equity Plan Sponsor of such Transferred obligations under this Agreement until such amount is funded by the transferee on or prior to the Closing Date.

(c)                Notwithstanding anything to the contrary in this Section 2.5, no Common Equity Plan Sponsor shall be entitled to assign or Transfer (x) more than twenty-five percent (25%) of its Equity Commitments (disregarding for this purpose any Direct Investment Preferred Commitments) or (y) any of its Direct Investment Preferred Commitments, in either case to any Person(s) (other than to another Common Equity Plan Sponsor or its Related Purchasers) without the prior written consent of the Company and the Preferred Equity Plan Sponsor. Notwithstanding the foregoing, in no event shall the aggregate Equity Commitments in respect of Common Stock held, directly or indirectly, by the Common Equity Plan Sponsors be less than 42% of the Common Stock issued or to be issued as of the Closing.

(d)                (i) Each Equity Commitment Party that is not a Common Equity Plan Sponsor shall have the right to Transfer all or any portion of its Equity Commitment to any Existing Equity Commitment Party Purchaser or other Person (other than a Prohibited Transferee (as defined in the Preferred Stock Term Sheet)), provided that (A) the Transferring Equity Commitment Party and such Person shall provide written notice to the Company of such Transfer and (B) such Existing Equity Commitment Party Purchaser or other Person shall deliver to the Company a joinder to this Agreement, in a form reasonably acceptable to the Company, pursuant to which such Existing Equity Commitment Party Purchaser or other Person agrees to be fully bound by this Agreement (if it is not already so fully bound) and contains a confirmation of the accuracy of the representations made by each Equity Commitment Party under this Agreement as applied to such Person. Any Transfer under this Section 2.5(d)(i) to a Person who is not a Plan Sponsor, unless otherwise consented to by the Company in writing, shall not relieve the applicable Equity Commitment Party of such Transferred obligations until such amount is funded by the transferee on or prior to the Closing Date. (ii) Each Equity Commitment Party that is not a Common Equity Plan Sponsor shall have the right to Transfer all or any portion of its Rights Offering Equity Commitment to any Person (each a “Rights Offering Commitment Purchaser”); provided that (A) the transferring Equity Commitment Party and the Rights Offering Commitment Purchaser shall provide written notice to the Company of such Transfer, (B) the Rights Offering Commitment Purchaser shall deliver to the Company a joinder to this Agreement, pursuant to which the Rights Offering Commitment Purchaser agrees to be fully bound by this Agreement (if it is not already so fully bound) and contains a confirmation of the accuracy of the representations made by each Equity Commitment Party under this Agreement as applied to such Rights Offering Commitment Purchaser; and (C) unless otherwise consented to by the Company in writing, such Transfer shall not relieve the transferring Equity Commitment Party of such Transferred obligations under this Agreement, except to the extent such obligations are actually satisfied by the applicable Rights Offering Commitment Purchaser.

(e)                Each Equity Commitment Party that is not a Common Equity Plan Sponsor shall have the right to Transfer all or any portion of its Rights Offering Backstop Commitment to any Common Equity Plan Sponsor; provided that the transferring Equity Commitment Party shall provide written notice to the Company of such Transfer. Any Transfer permitted under this Section 2.5(e) to a Common Equity Plan Sponsor shall not relieve the transferring Equity Commitment Party of such Transferred obligations under this Agreement without the prior written consent of the Company, except to the extent such obligations are actually satisfied by the applicable transferee Common Equity Plan Sponsor.

(f)                 Other than as expressly set forth in this Section 2.5, no Equity Commitment Party shall be permitted to Transfer all or any portion of its Subscription Rights or Equity Commitment. Any Transfer made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Company or any Equity Commitment Party, and shall not create (or be deemed to create) any obligation or liability of any other Equity Commitment Party or any Debtor to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. After the Closing, nothing in this Agreement shall limit or restrict in any way the ability of any Equity Commitment Party (or any permitted transferee thereof) to Transfer any of the Shares or any interest therein; provided that any such Transfer shall be made pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable securities Laws and in accordance with the New Registration Rights Agreement.

Section 2.6               The Rights Offerings; Subscription Rights.

(a)                On and subject to the terms and conditions hereof, the Company shall conduct the Rights Offering pursuant to and in accordance with the Rights Offering Procedures, this Agreement and the Plan.

(b)                If requested by the Plan Sponsors or the Backstop Investors, from time to time prior to the Rights Offering Expiration Time (and any permitted extensions thereto), the Company shall notify, or cause the Rights Offering Subscription Agent to notify, within two (2) Business Days of receipt of such request by the Company, the Plan Sponsors and the Backstop Investors of the aggregate number of Subscription Rights known by the Company or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request. The Rights Offering will be conducted, and the Rights Offering Shares issued, in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act. The offer and sale of the Unsubscribed Shares purchased by the Backstop Investors pursuant to this Agreement will be conducted in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

Section 2.7               Rights Offerings Backstop Commitments.

(a)                On and subject to the terms and conditions hereof, each Backstop Investor agrees, severally and not jointly, to exercise (and cause any of its Related Purchasers to exercise) all Subscription Rights that are issued to it (or such Related Purchaser) pursuant to the Rights Offering, and duly purchase all Rights Offering Shares issuable to it (or such Related Purchaser) pursuant to such exercise, in accordance with the Rights Offering Procedures and this Agreement, and agrees to fund the aggregate Rights Offering Subscription Price therefor in accordance with Section 2.3(b) notwithstanding anything to the contrary in the Rights Offering Procedures; provided that any Backstop Investor that breaches its obligations hereunder shall be liable to each Backstop Investor that has not so defaulted, and to the Company, as a result of any such breach of its obligations hereunder. The obligations of each Backstop Investor to duly purchase all Rights Offering Shares issuable to it as described in this Section 2.7(a) shall be referred to as such Equity Commitment Party’s “Rights Offering Equity Commitment”.

(b)                On and subject to the terms and conditions hereof, each Backstop Investor agrees, severally (in accordance with its Backstop Percentage) and not jointly, to purchase, and the Company agrees to sell to such Backstop Investor, at the Closing, the number of Unsubscribed Shares equal to (i) such Backstop Investor’s Backstop Percentage multiplied by (ii) the aggregate number of Unsubscribed Shares, rounded among the Backstop Investors solely to avoid fractional shares as the Plan Sponsors may determine in their sole discretion for the aggregate Common Per Share Purchase Price for all such Unsubscribed Shares; provided that in no event shall (x) the aggregate amount paid by the Backstop Investors pursuant to Section 2.7(a) or this Section 2.7(b) exceed the Rights Offering Backstop Amount or (y) the aggregate amount paid by any Backstop Investor pursuant to Section 2.7(a) and this Section 2.7(b) exceed an amount equal to (i) such Backstop Investor’s Backstop Percentage multiplied by (ii) the Rights Offering Backstop Amount. In no event shall any rounding pursuant to the immediately preceding sentence reduce the aggregate commitment of such Backstop Investors or the aggregate number of Unsubscribed Shares to be issued. The obligations of each Backstop Investor to purchase its Backstop Percentage of the Unsubscribed Shares as described in this Section 2.7(b) shall be referred to as such Backstop Investor’s “Rights Offering Backstop Commitment”.

Article III

EXPENSE REIMBURSEMENT

Section 3.1               Expense Reimbursement.

(a)                In accordance with and subject to the entry of the EPCA Approval Order, and subject to the terms of this Agreement, the Company shall or shall cause the Debtors to pay or reimburse, in accordance with Section 3.1(b) below and without duplication, all reasonable and documented out-of-pocket fees (including success fees, transaction fees or similar fees) and expenses (including travel costs and expenses) of (i) Kirkland & Ellis as counsel to the Common Equity Plan Sponsors, (ii) Alvarez & Marsal Corporate Performance Improvement, LLC as advisor to the Common Equity Plan Sponsors, (iii) Guggenheim Securities, LLC, as financial advisor to the Common Equity Plan Sponsors, (iv) Morris, Nichols, Arsht & Tunnell LLP as funds counsel to the Common Equity Plan Sponsors, (v) Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) as counsel to the Preferred Equity Plan Sponsor, (vi) Morgan, Lewis & Bockius LLP as regulatory counsel to the Preferred Equity Plan Sponsor, (vii)  Glenn Agre Bergman & Fuentes LLP, as advisor to the Ad Hoc Equity Committee, (viii) Pericles Capital Advisors LLC, as financial advisor to the Ad Hoc Equity Committee through its broker-dealer affiliate, Odeon Capital Group, LLC, (ix) one local counsel to the Equity Commitment Parties as reasonably required in each applicable jurisdiction and (x) any other professionals, advisors, or experts retained from time to time with the prior written consent of the Company by or on behalf of the Plan Sponsors or the other Equity Commitment Parties, incurred in connection with the Chapter 11 Cases, including to implement the Restructuring Transactions, in each case incurred on behalf of such Person in connection with the due diligence investigation, negotiation, execution and performance of any transaction (including any applicable filing or similar fees required to be paid in any applicable jurisdiction) contemplated by this Agreement (including in connection with the enforcement by such Equity Commitment Party of its rights hereunder), the Chapter 11 Cases, the Plan Support Agreement or the Plan, regardless of when such fees are or were incurred (such payment obligations in clauses (i) through (x), “Expense Reimbursement”).

(b)                The Expense Reimbursement accrued and unpaid through the date on which the EPCA Approval Order is entered shall be paid in accordance with the EPCA Approval Order as promptly as reasonably practicable after the date of the entry of the EPCA Approval Order. The Expense Reimbursement incurred thereafter shall be payable by the Debtors within ten (10) Business Days from receipt of the applicable summary invoice in accordance with the EPCA Approval Order; provided that the Debtors’ final payment shall be made contemporaneously with the Closing or following the valid termination of this Agreement pursuant to Article IX other than Section 9.2(b)(i), Section 9.2(b)(iv), Section 9.2(b)(vi), Section 9.3(a), Section 9.3(b), Section 9.3(f), Section 9.3(g) or Section 9.3(i) in each case in accordance with this Section 3.1; provided that if the Expense Reimbursement becomes payable following the valid termination of this Agreement pursuant to this sentence, the unpaid portion of the Expense Reimbursement through the date of termination shall be payable in cash to the Equity Commitment Parties by the later of two (2) Business Days following such valid termination and two (2) Business Days after the date the Equity Commitment Parties deliver to the Company in writing, reasonable documentation evidencing the costs and expenses included in the Expense Reimbursement; provided further that if this Agreement is terminated pursuant to Section 9.3(b), then, notwithstanding anything in the foregoing to the contrary, the Debtors’ final Expense Reimbursement for expenses accrued and unpaid through the date of such termination shall be made following the termination of this Agreement in accordance with its terms to all Equity Commitment Parties who are not in breach of this Agreement. For the avoidance of doubt, the Debtors may pay the Expense Reimbursement without any requirement: (i) of any professionals to file a fee application with the Bankruptcy Court; (ii) for review or approval by the Bankruptcy Court or any other party (other than the Debtors); or (iii) to provide itemized time detail by such professionals; provided that the applicable advisors will provide additional detail as reasonably requested by the Debtors. The Expense Reimbursement shall, pursuant to the EPCA Approval Order, constitute allowed administrative expenses against each of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code. For the avoidance of doubt, the amount payable pursuant to this Section 3.1 shall be determined without duplication of any recovery under the Plan Support Agreement or the Plan. In no event shall any Equity Commitment Party be entitled to the payment of Expense Reimbursement more than once.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the corresponding section of the Company Disclosure Schedules or (ii) as disclosed in the Company SEC Documents filed with the SEC on or after January 1, 2020 and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system prior to the date hereof (excluding the exhibits, annexes and schedules thereto, any disclosures contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive, cautionary or forward looking in nature), the Company and the other Debtors, jointly and severally, hereby represent and warrant to the Equity Commitment Parties (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 4.1               Organization and Qualification. Each of the Debtors (a) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization, except in the case of any Subsidiary of the Hertz Corp., where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) has the corporate or other applicable power and authority to own, lease or operate its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (c) except where the failure to have such authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications.

Section 4.2               Corporate Power and Authority.

(a)                The Company has, subject to entry of the EPCA Approval Order, the Order approving the Rights Offering Procedures and the Confirmation Order, the requisite corporate power and authority (i) (A) to enter into, execute and deliver this Agreement and to perform the EPCA Approval Obligations and (B) to perform each of its other obligations hereunder and (ii) subject to entry of the Disclosure Statement Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver all agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement, the Plan, the Disclosure Statement, the Plan Support Agreement, the Rights Offering Procedures, the New Reorganized Debt, and such other agreements and any Plan Supplements or documents referred to herein or therein or hereunder or thereunder, collectively, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(b)                Subject to entry of the EPCA Approval Order, the Disclosure Statement Order and the Confirmation Order, each of the other Debtors has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to entry of the EPCA Approval Order, the Disclosure Statement Order and the Confirmation Order, the execution and delivery of the Transaction Agreements to which such Debtor is party and the consummation of the transactions contemplated thereby have been or will be duly authorized by all requisite action (corporate or otherwise) on behalf of each other Debtor party thereto, and no other proceedings on the part of any other Debtor party thereto are or will be necessary to authorize the Transaction Agreements to which such Debtor is party or to consummate the transactions contemplated thereby.

Section 4.3               Execution and Delivery; Enforceability. Subject to the entry of the EPCA Approval Order, the Disclosure Statement Order and the Confirmation Order, as applicable, this Agreement will have been and each other Transaction Agreement will be, duly executed and delivered by the Company and, to the extent applicable, each of the other Debtors party thereto. Upon entry of the EPCA Approval Order, the Disclosure Statement Order and, as applicable, the Confirmation Order, and assuming due and valid execution and delivery hereof by the Equity Commitment Parties, the EPCA Approval Obligations will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity. Upon entry of the EPCA Approval Order and assuming due and valid execution and delivery of this Agreement and the other Transaction Agreements by the Equity Commitment Parties and, to the extent applicable, any other parties hereof and thereof, each of the obligations of the Company and, to the extent applicable, the other Debtors hereunder and thereunder will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity.

Section 4.4               Authorized and Issued Equity Interests.

(a)                On the Closing Date, the authorized capital of the Company shall be consistent with the terms of the Plan, the Plan Support Agreement and Disclosure Statement and the Shares shall be consistent with the terms of the Plan, the Plan Support Agreement and the Disclosure Statement. Except as set forth in the Plan or the Disclosure Statement, on the Closing Date no shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or be outstanding.

(b)                Except as described in this Section 4.4 and except as set forth in the Company Organizational Documents, and this Agreement, as of the Closing Date, none of the Debtors will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Debtors to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, any of the Debtors or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, any of the Debtors, (ii) obligates any of the Debtors to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of any of the Debtors (other than any restrictions, subject to the approval of the Plan Sponsors, included in the New Reorganized Debt or any corresponding pledge agreement) or (iv) relates to the voting of any equity interests in any of the Debtors.

Section 4.5               Issuance. Subject to the entry of the EPCA Approval Order, the Disclosure Statement Order, and the Confirmation Order, the Shares to be issued hereunder and pursuant to the Plan will, when issued and delivered on the Closing Date in exchange for the aggregate Per Share Purchase Price, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than Transfer restrictions imposed hereunder or under the Company Organizational Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the Company Organizational Documents).

Section 4.6               No Conflict. Assuming the consents described in Section 4.7 are obtained, the execution and delivery by the Company and, as applicable, any other Debtor, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, as applicable, any other Debtor, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which a Debtor is a party, (b) result in any violation of the provisions of any of the Debtors’ organizational documents (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or the Company’s or any Debtor’s undertaking to implement the Restructuring Transactions through the Chapter 11 Cases), or (c) result in any violation of any Law or Order applicable to any Debtor or any of their properties, except in each of the cases described in clause (a) or (c) for any conflict, breach, modification, violation, default, acceleration or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.7               Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over any of the Debtors or any of their properties (each, an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, the other Debtors, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, the other Debtors, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the EPCA Approval Order authorizing the Company to execute and deliver this Agreement and perform the EPCA Approval Obligations, (b) entry of the Disclosure Statement Order, (c) entry by the Bankruptcy Court, or any other court of competent jurisdiction, of Orders as may be necessary in the Chapter 11 Cases from time-to-time; (d) the entry of the Confirmation Order, (e) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws or, if and as required or otherwise deemed advisable by the relevant Parties after good faith discussions, under the CFIUS Statute or any similar foreign investment (or foreign direct investment (FDI)) Laws in connection with the transactions contemplated by this Agreement, (f) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Direct Investment Shares, Rights Offering Shares and Unsubscribed Shares by the Equity Commitment Parties; and (g) any Applicable Consents that, if not made or obtained, would not reasonably be expected to be, individually or in the aggregate, material and adverse to the Company and its Subsidiaries taken as a whole.

Section 4.8               Financial Statements. The financial statements filed with the SEC as a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified (the “Financial Statements”). Such Financial Statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. PricewaterhouseCoopers LLP and Ernst & Young LLP, each of which has expressed its opinion with respect to the Financial Statements (which term as used in this Agreement includes the related notes thereto) filed with the Form 10-K, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. The Company and its Subsidiaries have no liabilities, obligations, or commitments required by GAAP to be disclosed or reflected or reserved on the balance sheet of the Company included in the Financial Statements other than (a) those which are adequately reflected or reserved against in the Financial Statements; (b) those which have been incurred in the ordinary course of business since the date of the Financial Statements; (c) any obligation or commitment arising out of or incurred in connection with this Agreement, the Plan, the Plan Support Agreement or the Restructuring Transaction or (d) that have not resulted in and are not reasonably expected to result in a Material Adverse Effect.

Section 4.9               Company SEC Documents. Since January 1, 2020, the Company has filed with or furnished to the SEC all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished to the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date hereof, each of the Company SEC Documents materially complied with the requirements of the Exchange Act or the Securities Act applicable to such Company SEC Documents. There are no material comments to the Company SEC Documents raised by the SEC that remain unresolved as of the date hereof.

Section 4.10           Absence of Certain Changes. Since December 31, 2020 to the date of this Agreement, except as disclosed in any filing with the Bankruptcy Court prior to the date hereof, no Event has occurred or exists which has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.11          No Violation; Compliance with Laws. (a) The Company is not in violation of its certificate of incorporation, charter or bylaws, and (b) no other Debtor is in violation of its respective certificate of incorporation or formation, charter, bylaws, limited liability company operating agreement or similar organizational document in any material respect. None of the Debtors is or has been at any time since January 1, 2019 in violation of any Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.12           Legal Proceedings. Other than the Chapter 11 Cases and any claim, adversary proceedings or contested matters commenced in connection therewith, (a) there are no legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened to which any of the Debtors is a party or to which any property of any of the Debtors is the subject, and (b) to the Knowledge of the Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Proceeding, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Transaction Agreements or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13           Labor Relations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no labor disputes pending, or to the Knowledge of the Company, threatened in writing against any of the Debtors.

Section 4.14           Intellectual Property and Data Privacy.

(a)                Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each (i) trademark and service mark registrations and applications, (ii) copyright registrations, (iii) domain name registrations and (iv) patents and patent applications, in each case, that are owned by one of the Debtors, are subsisting, valid, in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and the payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related to renewal and maintenance, have been duly and timely made.

(b)                Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Debtors owns, possesses, or can acquire on reasonable terms, the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, and domain names (collectively, “Intellectual Property Rights”) that are necessary for the operation of their respective businesses, (ii) upon the consummation of the transactions contemplated by this Agreement, all Intellectual Property Rights owned by the Debtors that are necessary for the operation of their respective businesses as presently conducted shall survive and be available for use in the same manner and on substantially the same terms as of immediately prior to the date hereof, (iii) to the Knowledge of the Company, none of the Debtors is interfering with, infringing upon, misappropriating or otherwise violating in any material respect any valid Intellectual Property Rights of any Person, (iv) no claim or litigation regarding any of the foregoing that is (or would be) reasonably expected to have a Material Adverse Effect is pending or, to the Knowledge of the Company, threatened in writing, (v) to the Knowledge of the Company, no third party is misappropriating or infringing any Intellectual Property Rights owned by the Debtors, and (vi) to the Knowledge of the Company, no Intellectual Property Right owned by the Debtors is subject to any outstanding Order, judgment, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Debtors.

(c)                Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Debtors complies in all material respects with applicable Law, as well as its own rules, policies, and procedures, relating to privacy, data protection and the collection, retention, protection and use of personal information collected, used or held for use by it and its Subsidiaries, (ii) each of the Debtors complies in all material respects with the applicable Payment Card Industry Data Security Standard with respect to any payment card data that it and its Subsidiaries has collected or handled, (iii) each of the Debtors complies in all material respects with all Material Contracts under which a Debtor is a party to or bound by relating to privacy, data protection and the collection, retention, protection and use of personal information collected, used or held for use by a Debtor and (iv) no claim or litigation regarding any of the foregoing that is (or would be) reasonably expected to have a Material Adverse Effect is pending or, to the Knowledge of the Company, threatened in writing. To the Knowledge of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no security breaches in the information technology systems of any of the Debtors.

Section 4.15           Title to Real and Personal Property.

(a)                Property. Each of the Debtors has valid title to its properties and assets (including, for the avoidance of doubt, its vehicles, if applicable), in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their respective currently intended purposes, and except where the failure (or failures) to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, the enforceability of leases with respect to any such leased Real Properties or leased personal property may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor’s rights generally or general principles of equity, including the Chapter 11 Cases.

(b)                Leased Property. Each of the Debtors is in compliance with all obligations under all leases with respect to leased Real Property to which it is a party that have not been rejected in the Chapter 11 Cases, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Debtors has received written notice of any good faith claim asserting that such leases are not in full force and effect, except leases for Real Property in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Company Disclosure Schedules, none of the Debtors has received written notice of any claim that has been asserted by anyone adverse to the rights of the Debtors under any leases for Real Property mentioned above or affecting the rights of the Debtors to the continued possession of the leased premises under any such lease except for such claim that would not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect.

Section 4.16           No Undisclosed Relationships. Other than Contracts or other direct or indirect relationships between or among the Company and any of its Subsidiaries, there are no Contracts or other direct or indirect relationships existing as of the date hereof between or among any of the Debtors, on the one hand, and any director, officer or any Person or group (as such term is defined under the Exchange Act) holding more than five percent (5%) of the issued and outstanding stock of the Company and that as of the date hereof has made a filing under Schedule 13(d) or Schedule 13(g) pursuant to the Exchange Act in respect of the Company’s securities, on the other hand, that are required by the Exchange Act to be described in the Company’s SEC Documents and that are not so described, except for the transactions contemplated by the Transaction Agreements. A correct and complete copy of any Contract existing as of the date hereof between or among any of the Debtors, on the one hand, and any director, officer or any Person or group (as such term is defined under the Exchange Act) holding more than five percent (5%) of the issued and outstanding stock of the Company and that as of the date hereof has made a filing under Schedule 13(d) or Schedule 13(g) pursuant to the Exchange Act in respect of the Company’s securities that is required by the Exchange Act to be described in the Company’s SEC Documents is filed as an exhibit to the Form 10-K.

Section 4.17           Licenses and Permits. The Debtors possess all licenses, permits and other authorizations issued by the appropriate Governmental Entities that are necessary to the conduct of the business of the Debtors, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2019, none of the Debtors (a) has received written notice of any revocation or modification of any such license, certificate, permit or authorization from the applicable Governmental Entity with authority with respect thereto, or (b) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.18           Environmental. (a) Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2019, no written notice, claim, demand, request for information, Order, complaint or penalty has been received by any of the Debtors, and there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing which allege a violation of or liability under any applicable Environmental Laws, in each case relating to any of the Debtors, (b) except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Debtor has received and maintained in full force and effect, all permits, licenses and other approvals required under applicable Environmental Law, in each case to the extent necessary for its operations to comply with all applicable Environmental Laws and is, and since January 1, 2019, to the Knowledge of the Company, has been, in compliance with the terms of such permits, licenses and other approvals and with all applicable Environmental Laws, (c) to the actual Knowledge of the Company, no Hazardous Material is located at, on or under any property currently owned, operated or leased by any of the Debtors that would reasonably be expected to give rise to any cost, liability or obligation of any of the Debtors under any applicable Environmental Laws, other than costs, liabilities or obligations related to asset retirement obligations incurred or anticipated to be incurred pursuant to Environmental Laws or costs, liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (d) since December 31, 2019, no Hazardous Material has been Released, generated, owned, treated, stored or handled by any of the Debtors, and no Hazardous Material has been transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of any of the Debtors under any applicable Environmental Laws other than costs, liabilities, or obligations related to asset retirement obligations incurred or anticipated to be incurred pursuant to Environmental Laws or costs, liabilities or obligations that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.18 constitute the sole and exclusive representations and warranties in this Agreement with respect to any environmental, health or safety matters, including any arising under or relating to Environmental Laws or Hazardous Materials.

Section 4.19           Tax Matters.

(a)                Each of the Debtors and their Subsidiaries has timely filed or caused to be timely filed all U.S. federal, state, provincial, local and non-U.S. income and other material Tax Returns required to have been filed by it, and each such Tax Return is true and correct in all material respects;

(b)                Each of the Debtors and their Subsidiaries has timely paid or caused to be timely paid all income and other material Taxes (whether or not shown to be due and payable on its Tax Returns) with respect to all Tax periods or portions thereof ending on or before the date hereof (except Taxes to the extent the non-payment thereof is permitted by the Bankruptcy Code; provided that, to the extent any Taxes have not been paid either because of the relief afforded by the Bankruptcy Code or because such Taxes are being contested, the anticipated payment of such Taxes pursuant to the Plan or any reserve for such Taxes is reflected in the financial information provided to the Plan Sponsors), and each of the Debtors and their Subsidiaries has properly collected and remitted sales, use and similar Taxes;

(c)                As of the date hereof, with respect to the Debtors and their Subsidiaries, other than in connection with the Chapter 11 Cases, (i) no claims for deficiency have been asserted in writing by a Governmental Entity with respect to any income or other material Taxes, which claims have not been satisfied, settled or withdrawn; (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes or Tax Returns have been given or requested; (iii) there is no currently outstanding audit, assessment, dispute, examination or claim concerning any Tax liability or Tax Returns by, and no written notification of intention to examine has been received from, the IRS or any other Governmental Entity;

(d)                Neither the Debtors nor any of their Subsidiaries has entered into any agreement with the IRS or any Governmental Entity that will bind, or otherwise affect, any material Tax of any Debtor or any Subsidiary thereof after the Closing Date;

(e)                All material Taxes that the Debtors and their Subsidiaries were required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid or remitted to the proper authorities to the extent due and payable;

(f)                 There are no material Liens with respect to Taxes upon any of the assets or properties of the Debtors and their Subsidiaries, other than Permitted Liens;

(g)                The unpaid Taxes of the Debtors and their Subsidiaries do not exceed the reserves for Tax liability set forth on the Financial Statements of the Debtors and their Subsidiaries as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Debtors and their Subsidiaries;

(h)                Neither the Debtors nor any of their Subsidiaries currently is, or has been in the last three (3) years (and, to the Knowledge of the Company, prior to the last three (3) years), a party to any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement agreement or arrangement. During the period following the June 30, 2016 distribution of Hertz Global Holdings, Inc.’s stock from HERC Holdings, Inc., neither the Debtors and their Subsidiaries: (i) has been a member of a group filing any consolidated, combined, unitary or similar group under applicable state, local or non-U.S. Law (other than the current group the common parent of which is the Company) nor (ii) has any liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract, or otherwise;

(i)                 Neither the Debtors nor any their Subsidiaries has (i) deferred its obligation to pay any Tax, or delayed its obligation to file any Tax Return pursuant to any COVID-19 Measure that remains unpaid (whether or not due) or not filed, nor (ii) deferred the withholding of any Taxes under any COVID-19 Measure;

(j)                 The Debtors and their Subsidiaries: (i) have not participated in or have any liability or obligation with respect to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and as set forth in Treasury Regulations Section 1.6011-4(b)(2); (ii) in the previous three (3) years have not been a party to (or distributed the stock of another Person or had its stock distributed by another Person in) a transaction that was purported or intended to be governed by Section 355 or Section 361 of the Code; nor (iii) is a party to a gain recognition agreement under Section 367 of the Code (or any similar provision of Law);

(k)                None of the Debtors nor any Subsidiary thereof will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of an improper, method of accounting for a taxable period beginning on or prior to the Closing Date, (ii) any agreement (including a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law)) executed with the IRS or any Governmental Entity on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) any material item of income that accrued for financial accounting purposes (taking into account any differences between book and Tax income) in a period prior to the Closing Date;

(l)                 None of the Debtors nor any Subsidiary thereof has made any election pursuant to Section 965(h) of the Code; and

(m)              None of the Debtors nor any Subsidiary thereof has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 4.20           Employee Benefit Plans.

(a)                None of the Debtors nor any of their ERISA Affiliates sponsor, maintain, contribute to, or has an obligation to contribute to, or has in the last five (5) years sponsored, maintained or contributed to, or had an obligation to contribute to, any Multiemployer Plan or a single employer defined benefit pension plan that is subject to Title IV of ERISA. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, no condition exists that could reasonably be expected to result in any liability to the Debtors under Title IV of ERISA.

(b)                Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect to the Debtors, there are no pending, or to the Knowledge of the Company, threatened in writing claims, sanctions, actions or lawsuits, asserted or instituted against any Company Benefit Plan or any Person as fiduciary or sponsor of any Company Benefit Plan, in each case other than claims for benefits in the normal course.

(c)                None of the Company Benefit Plans obligates any Debtor to provide, nor has any Debtor promised or agreed to provide, retiree or post-employment health or life insurance or benefits, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar Law for which the covered Person pays the full cost of coverage.

(d)                Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all compensation and benefit arrangements of the Debtors and all Company Benefits Plans comply and have complied in both form and operation with their terms and all applicable Laws and legal requirements. None of the Debtors, has any obligation to provide any individual with a “gross up” or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code.

(e)                Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all liabilities (including all employer contributions and payments required to have been made by any of the Debtors) under or with respect to any compensation or benefit arrangement of any of the Debtors have been properly accounted for in the Company’s Financial Statements in accordance with GAAP.

(f)                 Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each of the Debtors has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices; (ii) all service providers of each of the Debtors are correctly classified as employees, independent contractors, or otherwise for all purposes (including any applicable Tax and employment policies or Law); and (iii) the Debtors have not and are not engaged in any unfair labor practice.

Section 4.21           Internal Control and Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.22           Material Contracts. Except as set forth in the Company Disclosure Schedules and other than as a result of a rejection motion filed by any of the Debtors in the Chapter 11 Cases, no Material Contracts have been terminated and all Material Contracts are enforceable by and against the Debtors party thereto and, to the Knowledge of the Company, each other party thereto (except where the failure to be enforceable does not constitute, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), and, since January 1, 2019, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to any of the Debtors (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases or any rejection motion filed by any of the Debtors in the Chapter 11 Cases, none of the Debtors nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or breach under the terms thereof, in each case, except for such instances of material default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.23           No Unlawful Payments. Since January 1, 2016, none of the Debtors, nor to the Knowledge of the Company, any of their respective directors, officers or, to the Knowledge of the Company, employees has, in any material respect: (a) used any funds of any of the Debtors for any unlawful contribution, gift, entertainment or other unlawful expense, in each case for the purpose of corruptly influencing any foreign governmental official; (b) made any direct or indirect unlawful payment to any foreign government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

Section 4.24           Compliance with Money Laundering and Sanctions Laws.

(a)                The operations of the Company and the Debtors are and, since January 1, 2019, have been at all times conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Debtors operate (and the rules and regulations promulgated thereunder) and any related or similar applicable Laws (collectively, the “Money Laundering Laws”) and in all material respects with applicable financial or economic sanctions administered or enforced by any relevant Governmental Entity, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“Sanctions”). None of the Company or the Debtors or any of their respective Subsidiaries or any of the respective officers, directors or, to the Knowledge of the Company or the Debtors, employees of the Company, the Debtors or the respective Subsidiaries of the Company and the Debtors is the subject or target of any Sanctions. No Legal Proceeding by or before any Governmental Entity or any arbitrator involving any of Company or the Debtors with respect to Money Laundering Laws or Sanctions is pending or, to the Knowledge of the Company, threatened.

Section 4.25           No Broker’s Fees. None of the Debtors is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Equity Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with this Agreement or any transactions contemplated hereby.

Section 4.26           Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Debtors have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses; and (b) the Debtors have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Article V

REPRESENTATIONS AND WARRANTIES OF THE EQUITY COMMITMENT PARTIES

Each Equity Commitment Party, severally and not jointly, represents and warrants, as to itself only, as of the date of this Agreement and as of the Closing Date as set forth below.

Section 5.1               Organization. The Equity Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization.

Section 5.2               Organizational Power and Authority. The Equity Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.

Section 5.3               Execution and Delivery; Enforceability. This Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by the Equity Commitment Party and (b) upon entry of the EPCA Approval Order and assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable), will constitute valid and legally binding obligations of the Equity Commitment Party, enforceable against the Equity Commitment Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4              No Conflict. Assuming that the consents referred to in clauses (a) and (b) of Section 5.5 are obtained, the execution and delivery by the Equity Commitment Party of this Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party, the compliance by the Equity Commitment Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (a) will not conflict with, or result in breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which the Equity Commitment Party is party or is bound or to which any of the property or assets or the Equity Commitment Party are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of the Equity Commitment Party and (c) will not result in any material violation of any Law or Order applicable to the Equity Commitment Party or any of its properties, except in each of the cases described in clauses (a) or (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact the Equity Commitment Party’s performance of its obligations under this Agreement.

Section 5.5              Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over the Equity Commitment Party or any of its properties is required for the execution and delivery by the Equity Commitment Party of this Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party, the compliance by the Equity Commitment Party with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (a) any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact the Equity Commitment Party’s performance of its obligations under this Agreement and each other Transaction Agreement to which the Equity Commitment Party is a party and (b) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws or any foreign direct investment Laws or any similar foreign investment Laws in connection with the transactions contemplated by this Agreement and each other Transaction Agreement, other than the CFIUS Statute.

Section 5.6              No Registration. The Equity Commitment Party understands that (a) the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of the Equity Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the Shares cannot be resold by the Equity Commitment Party unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.7              Purchasing Intent. The Equity Commitment Party is acquiring the Shares for its own account or accounts or funds over which it holds voting discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and the Equity Commitment Party has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.8               Sophistication; Investigation. The Equity Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Shares. The Equity Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. The Equity Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). The Equity Commitment Party has independently evaluated the merits and risks of its decision (including consulting its own legal, Tax, economic and other advisors) to enter into this Agreement, acknowledges that it has reviewed and understands the terms and of the Preferred Stock, and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of any of the Debtors or any other person or any of their Representatives.

Section 5.9               No Broker’s Fees. None of the Equity Commitment Parties, any Related Purchaser, or their respective Affiliated Funds is a party to any Contract with any Person that would give rise to a valid claim against any of the Debtors for a brokerage commission, finder’s fee or like payment in connection with this Agreement or any of the transactions contemplated hereby.

Section 5.10             Sufficient Funds.

(a)               The Equity Commitment Party has and shall maintain through the Closing, access to sufficient available cash funds (in the form of limited partner capital commitments and/or fund-level credit facilities) to perform all of its obligations under this Agreement, including the ability to fully exercise all Subscription Rights that are issued to it pursuant to the Rights Offering, and fully fund such Equity Commitment Party’s Equity Commitment.

(b)               The Equity Commitment Party acknowledges that its obligations under this Agreement and the other Transaction Agreements are not conditioned in any manner upon its obtaining financing.

Section 5.11             Legal Proceedings. Other than as may exist or arise in the Chapter 11 Cases, there are no Legal Proceedings pending or, to the knowledge of the Equity Commitment Party, threatened in writing, to which the Equity Commitment Party or any of its Subsidiaries is a party or to which any property of the Equity Commitment Party or any of its Subsidiaries is the subject, in each case that will (or would be reasonably likely to) prohibit, delay, or adversely impact the Equity Commitment Party’s performance of its obligations under this Agreement or the other agreements contemplated hereunder.

Section 5.12             Additional Securities Law Matters.

(a)               The Equity Commitment Party has been advised by the Company that the Shares to be purchased pursuant to this Agreement are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that the Equity Commitment Party must continue to bear the economic risk of the investment in such securities unless the offer and sale of such securities is subsequently registered under the Securities Act and all applicable state or foreign securities or “Blue Sky” Laws or an exemption from such registration is available.

(b)               The Equity Commitment Party (i) is either a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and (ii) has the knowledge, skill and experience in business, financial and investment matters so that the undersigned is capable of evaluating the merits, risks and consequences of an investment in any Shares and is able to bear the economic risk of loss of such investment, including the complete loss of such investment. The Equity Commitment Party further represents that it fully understands the limitations on Transfer and restrictions on sales and other dispositions set forth in this Agreement.

Article VI

ADDITIONAL COVENANTS

Section 6.1               Orders Generally. The Company and the Equity Commitment Parties shall use their respective commercially reasonable efforts, consistent with the Plan and the Plan Support Agreement (including the milestones contained therein), to (a) obtain the entry of the EPCA Approval Order, the Disclosure Statement Order, the Order approving the Rights Offering Procedures, and the Confirmation Order, and (b) cause the EPCA Approval Order, the Disclosure Statement Order and the Confirmation Order to become Final Orders (and request that such Orders become effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), in each case, as soon as reasonably practicable, consistent with the Bankruptcy Code, the Bankruptcy Rules and the Plan Support Agreement following the filing of the respective motion seeking entry of such Orders. The Company shall, to the extent reasonably practicable, provide Kirkland & Ellis and Paul, Weiss, no later than three (3) calendar days prior to filing with the Bankruptcy Court, to the extent reasonably practicable, copies of the proposed motions seeking entry of the EPCA Approval Order, the Disclosure Statement Order, the Order approving the Rights Offering Procedures, and the Confirmation Order, any other Order necessary or otherwise sought to effectuate the Restructuring and the EPCA Approval Order, the Disclosure Statement Order, the Order approving the Rights Offering Procedures, and the Confirmation Order must be consistent with the Plan Support Agreement, the Plan and this Agreement and otherwise in form and substance acceptable to the Plan Sponsors and the Company. Any material amendments, modifications, changes, or supplements to the EPCA Approval Order, Disclosure Statement Order, Confirmation Order, the Order approving the Rights Offering Procedures, any other Order necessary or otherwise sought to effectuate the Restructuring and any of the motions seeking entry of such Orders, must be consistent with the Plan Support Agreement, the Plan and this Agreement and otherwise in form and substance acceptable to the Plan Sponsors and the Company.

Section 6.2               Confirmation Order; Plan and Disclosure Statement. The Debtors and the Equity Commitment Parties shall use their respective commercially reasonable efforts to obtain entry of the Confirmation Order consistent with the Plan Support Agreement. The Company shall promptly provide to Kirkland & Ellis and Paul, Weiss, and in no event later than three (3) calendar days prior to filing with the Bankruptcy Court to the extent reasonably practicable, a copy of any proposed amendment, modification, supplement or change to the Plan or the Disclosure Statement, and a reasonable opportunity to review and comment on such documents during such three (3) calendar day period, and the Plan and the Disclosure Statement and each such amendment, modification, supplement or change to the Plan or the Disclosure Statement must be consistent with the Plan Support Agreement, the Plan and this Agreement and otherwise in form and substance acceptable to the Plan Sponsors and the Company. The Company shall promptly provide to Kirkland & Ellis and Paul, Weiss, and in no event later than three (3) calendar days prior to filing with the Bankruptcy Court, a copy of the proposed Confirmation Order (together with copies of any briefs, pleadings and motions related thereto), a reasonable opportunity to review and comment on such Order, briefs, pleadings and motions during such three (3) calendar day period, and such Order, briefs, pleadings and motions must be consistent with the Plan Support Agreement, the Plan and this Agreement and otherwise in form and substance acceptable to the Plan Sponsors and the Company.

Section 6.3               Conduct of Business.

(a)                Except (1) as expressly required by the terms of this Agreement, the Plan Support Agreement, the Plan or any other Transaction Agreement, (2) as set forth on Section 6.3 of the Company Disclosure Schedules, (3) as required by applicable Law or Order to which the Company or any of its Subsidiary is bound or as required by any Governmental Entity, including as required by any Order of the Bankruptcy Court (provided that no Debtor may petition for, seek, request or move for an Order of the Bankruptcy Court or authorize, support or direct any other Person to petition, seek, request or move for, an Order of the Bankruptcy Court that would circumvent the requirements of this Section 6.3), (4) in connection with, in the Company’s reasonable discretion, any reasonable and prudent COVID-19 Measures (and provided that action taken pursuant to this clause (4) shall not materially and adversely affect the Company and its Subsidiaries, taken as a whole), (5) in connection with the taking of any Emergency Response, or (6) with the prior written consent of the Plan Sponsors, during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of the other Debtors to, carry on its business in the ordinary course of business in all material respects (including with respect to fleet optimization and working capital) (taking into account in each case (A) the fact that the Chapter 11 Cases have commenced, (B) the fact that the business of the Debtors will be operated while in bankruptcy) including by using commercially reasonable efforts to: (i) preserve intact its businesses, (ii) preserve its material relationships with customers, vendors, suppliers, licensors, licensees, distributors and others having material business dealings with any of the Debtors in connection with their business, (iii) keep available the services of its officers and employees and (iv) file Company SEC Documents within the time periods required under the Exchange Act, in each case in accordance with ordinary course practice.

(b)                Except (i) as expressly required by the terms of this Agreement, the Plan Support Agreement, the Plan or any other Transaction Agreement, (ii) as set forth on Section 6.3 of the Company Disclosure Schedules, (iii) as required by applicable Law or Order to which the Company or any of its Subsidiaries is bound or as required by any Governmental Entity, including as required by any Order of the Bankruptcy Court (provided that no Debtor may petition for, seek, request or move for an Order of the Bankruptcy Court or authorize, support or direct any other Person to petition, seek, request or move for, an Order of the Bankruptcy Court that would circumvent the requirements of this Section 6.3), (iv) in connection with, in the Company’s reasonable discretion, any reasonable COVID-19 Measures, (v) in connection with the taking of any Emergency Response, or (vi) with the prior written consent of the Plan Sponsors (which consent shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period the Debtors shall not, and shall cause their Subsidiaries not to:

(i)               enter into, or amend, modify, terminate (other than an expiration at the end of its term), waive any rights under, supplement, restate or make any other change to, any Material Contract or assume or reject any Material Contract in connection with the Chapter 11 Cases (other than any Material Contracts that are otherwise addressed by clause (iii) below),

(ii)              make any material amendment to any organizational documents of the Company or any of its Subsidiaries that would reasonably be expected to adversely affect the Equity Commitment Parties or the transactions contemplated by this Agreement,

(iii)             (x) enter into, or make any amendment, modification, waiver, supplement or other change to, any employment agreement with respect to an employee of any Debtor with a title of senior vice president or higher to which any of the Debtors is a party, (y) increase the base salary of any non-officer employee of any Debtor entitled to an annual base salary of less than $250,000 by more than 10%, provided that this clause shall not prevent the Debtors from entering into any employment Contract with any employee in the ordinary course of business, or (z) increase the annual base salary payable or to become payable by a Debtor to any of its respective officers or any employees entitled to compensation in excess of $250,000 by more than 5%, excluding (A) in the case of clause (y) and (z), any incentive compensation payable under a plan approved by the Bankruptcy Court prior to the date hereof; provided that such incentive compensation was permitted under the terms of such plan as in effect on the date hereof, and (B) in the case of clause (y) any incentive compensation payments in the ordinary course of business and consistent with past practice,

(iv)             terminate the employment of any employee of the Debtors having an annual base salary in excess of $250,000 without cause,

(v)              (i) enter into, adopt or materially amend any employment agreements or any compensation or incentive plans (including equity arrangements) with respect to employees with the title of Senior Vice President or higher or (ii) increase in any manner the compensation or benefits (including severance) of any employees with the title of Senior Vice President or higher,

(vi)             enter into, or make any amendment, modification, waiver, supplement or other change to, any Contract (other than an employment agreement or indemnification agreement) between any Debtor, on the one hand, and any director or officer of the Company or any of its Subsidiaries or greater than five percent (5%) beneficial owner of any equity interests in the Company, on the other hand,

(vii)            commence any Legal Proceeding seeking damages in an amount in excess of $10,000,000,

(viii)           except as set forth on Section 6.3(b)(viii) of the Company Disclosure Schedules, make any modification of existing rights under or enter into any settlement regarding a breach, infringement, misappropriation or dilution of any material intellectual property of any Debtor (other than the resolution of any claims that are part of the Chapter 11 Cases),

(ix)             make any payment, discharge, settlement or compromise (or the offer to settle or compromise) any pending Legal Proceeding, which (x) requires payment by a Debtor (exclusive of attorney’s fees) in excess of $10,000,000 in the aggregate or (y) which imposes restrictions on the operations of any Debtor,

(x)              make or commit to make any non-fleet capital expenditures other than consistent with past practice in an amount not exceeding $25,000,000 in the aggregate in any fiscal quarter,

(xi)             change the financial accounting policies or procedures or methods of reporting income, deductions or other material items for financial accounting purposes, except as required by changes in GAAP, SEC rules or applicable Law, or as permitted by GAAP, SEC rules or applicable Law in connection with the Company’s emergence from operating as a debtor-in-possession pursuant to the Bankruptcy Code,

(xii)            (a) sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations) or subject to any Lien (other than Permitted Liens) or otherwise dispose of any portion of material properties or assets (other than vehicle fleet) having a fair market value in excess of $25,000,000 in the aggregate (except Liens that exist or become effective pursuant to existing financing arrangements and the transactions contemplated by the Donlen Purchase Agreement sales of rental car operations to franchisees in an amount not to exceed $25,000,000 (excluding the value of the related fleet) for any individual transaction) or (b) acquire any material properties or assets having a fair market value in excess of $25,000,000 (excluding vehicle fleet) in the aggregate,

(xiii)           make any material change to existing insurance policies and programs or otherwise fail to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present,

(xiv)           make or change any material Tax election (other than making ordinary course Tax elections that must be made to comply with standard Tax compliance obligations in the ordinary course of business),

(xv)            enter into any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any commercial agreements or Contracts not primarily related to Tax or any agreements among or between only the Company and/or any of its Subsidiaries),

(xvi)           settle or compromise any audit, assessment or other proceeding or claim for refund, in each case, relating to a material amount of Taxes,

(xvii)          enter into any closing agreement or other binding written agreement with, or apply for any ruling from, any Governmental Entity with respect to any material Taxes,

(xviii)         file any material Tax Return (in a manner that is not consistent with past practice and only to the extent in accordance with applicable Tax Law) or amend any Tax Return for income or other material Taxes, or

(xix)           make any change in a Tax accounting period or any change in any income or other material method of Tax accounting (other than making ordinary course method of Tax accounting method choices pertaining to the depreciation expense of the Debtors).

(c)               Except as otherwise provided in this Agreement, nothing in this Agreement shall give the Equity Commitment Parties, directly or indirectly, any right to control or direct the operations of the Debtors. Prior to the Closing Date, the Debtors shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the business of the Debtors.

Section 6.4              Severance Obligations. On and subject to the occurrence of the Effective Date, the Reorganized Debtors (a) shall covenant, agree, and undertake, as obligations of the Reorganized Debtors, that in the event that any individual who is part of the Senior Management Team is terminated by the Reorganized Debtors without cause within the twelve (12) months immediately following the Effective Date, the Reorganized Debtors shall, by not later than thirty (30) days after such termination, pay such terminated individual a single lump-sum cash payment equal to two (2) times the value of such terminated individual’s annual base compensation (i.e., base salary and non-variable benefits), and (b) shall adopt and implement such other plans, policies, or agreements with respect to employee severance (if any) on terms to be determined by the Reorganized Debtors.

Section 6.5              Access to Information.

(a)               Subject to applicable Law and COVID-19 Measures, upon reasonable notice during the Pre-Closing Period, the Debtors shall (x) afford the Plan Sponsors and their Representatives upon request reasonable access, during normal business hours and without unreasonable disruption or interference with the business or operations of the Company and its Subsidiaries, except as would be imprudent or impossible in light of any Emergency Event, to the Debtors’ employees, properties, books, Contracts and records and (y) furnish promptly to such Parties all reasonable information concerning the Debtors’ business, properties and personnel as may reasonably be requested by any such Party; provided that the Company and its Subsidiaries shall not be required to provide any information or access that the Company reasonably believes would violate applicable Laws or Orders, including Antitrust Laws and data protection Laws, or the terms of any applicable Contracts (including confidentiality obligations to a third party if the Company shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure) or cause forfeiture of any attorney-client privilege or an expectation of client confidence or any other rights to any evidentiary privilege. The Plan Sponsors shall utilize commercially reasonable security measures in collecting, using and storing Debtors’ information, and accessing Debtors’ systems. All requests for information and access made in accordance with this Section 6.5 shall be directed to an executive officer of the Company or such Person as may be designated by the Company’s executive officers.

(b)               Information to be obtained by any Equity Commitment Party and its Representatives in connection with the transactions contemplated by this Agreement shall be subject to the provisions of the relevant confidentiality agreement by and between the Company and the applicable Equity Commitment Party (or if such Equity Commitment Party is not party to a confidentiality agreement, the relevant confidentiality agreement by and between the Company and the Common Equity Plan Sponsors, which shall continue in full force and effect through the Closing notwithstanding any terms to the contrary contained therein, and such Equity Commitment Party agrees to be bound by the terms of such confidentiality agreements as if it were a party thereto).

Section 6.6              Financial Information. During the Pre-Closing Period, the Company shall deliver to Kirkland & Ellis, Paul, Weiss and Guggenheim Securities, LLC (or other counsel and financial advisors to the Equity Commitment Parties or the designated Related Purchasers), all statements and reports the Company is required to deliver to the lender under the DIP Facility as of the date hereof (the “Financial Reports”) on a confidential basis and on the same schedule as the lenders under the DIP Facility receive such Financial Reports. Neither any waiver by the parties to the DIP Facility of their right to receive the Financial Reports nor any amendment or termination of the DIP Facility shall limit the Company’s obligation to deliver the Financial Reports to the Equity Commitment Parties in accordance with the terms of this Agreement.

Section 6.7              Commercially Reasonable Efforts.

(a)               Without in any way limiting any other respective obligation of the Company or the Equity Commitment Parties in this Agreement, each Party shall use (and the Company shall cause the other Debtors to use, and the Equity Commitment Parties shall cause each applicable Related Purchaser to use) commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using commercially reasonable efforts in:

(i)               timely preparing and filing all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity;

(ii)              cooperating with the defense of any Legal Proceedings in any way challenging (A) this Agreement, the Plan, the New Registration Rights Agreement, or any other Transaction Agreement, (B) the EPCA Approval Order, the Disclosure Statement Order, or the Confirmation Order, or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity or the Bankruptcy Court vacated or reversed; and

(iii)             working together in good faith to finalize the Company Organizational Documents, the New Registration Rights Agreement, the Transaction Agreements and all other documents relating thereto for timely inclusion in the Plan Supplement.

(b)               Subject to applicable Laws or applicable rules relating to the exchange of information and in accordance with the Plan Support Agreement, the Parties shall have the right to review in advance, and to the extent practicable each will consult with the others on all of the information relating to Equity Commitment Parties or Related Purchasers or the Company and any of its Subsidiaries, as the case may be, and any of their respective Subsidiaries or Related Purchasers or the Equity Commitment Parties, that appears in any filing made with, or written materials submitted to, any third party and/or Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, that the Equity Commitment Parties are not required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court. In exercising the foregoing rights, the Parties shall act as reasonably and as promptly as practicable.

(c)                Nothing contained in this Section 6.7 shall limit the ability of an Equity Commitment Party, in furtherance of its obligations to consummate and make effective the transactions contemplated by this Agreement, the Plan Support Agreement and the Plan, to consult with the Company, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases to the extent not inconsistent with the Plan Support Agreement, the Plan, this Agreement, or any other Transaction Agreement. For the avoidance of doubt, nothing contained in this Section 6.7 or elsewhere in this Agreement shall limit any party in asserting or contesting the Allowed amount of any Claim under the Plan, including with respect to any interest (or rate of interest) thereon.

Section 6.8              Company Organizational and Other Documents. The Plan will provide that on the Effective Date, the Company Organizational Documents will be duly authorized, approved, adopted and in full force and effect. Forms of the Company Organizational Documents shall be filed with the Bankruptcy Court as part of the Plan Supplement or an amendment thereto.

Section 6.9              Use of Proceeds. The Debtors will apply the proceeds from the sale of the Shares for the purposes identified in the Disclosure Statement, the Plan Support Agreement and the Plan.

Section 6.10            Share Legend. Each certificate evidencing Shares issued hereunder shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such Shares are uncertificated, such Shares shall be subject to a restrictive notation substantially similar to the Legend in the share ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation. The Company shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such shares (or the share register or other appropriate Company records, in the case of uncertified shares), upon request, at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such shares may be sold under Rule 144 of the Securities Act. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend.

Section 6.11            Governmental Approval.

(a)               Each Party agrees to (i) make (and, in the case of an Equity Commitment Party, cause each of its Related Purchasers to make) any filings, notifications, notices or submissions (or, if required by any Antitrust Authority, any drafts thereof) under the HSR Act and any other Antitrust Laws, the CFIUS Statute, if and as required or otherwise deemed advisable after good faith discussions between the relevant Parties, or any similar Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement (including with respect to the direct or indirect investments being made into or through Amarillo LP in connection therewith) as soon as reasonably practicable (and with respect to any filings required pursuant to the HSR Act, no later than ten (10) Business Days following the date hereof), (ii) promptly furnish (and, in the case of an Equity Commitment Party, cause each of its Related Purchasers to furnish) any documents or information reasonably requested by any Antitrust Authority or, if applicable, CFIUS and (iii) subject to Section 6.11(f), take (and, in the case of an Equity Commitment Party, cause each of its Related Purchasers to take) all actions necessary to obtain the required consents from any Antitrust Authority, including antitrust clearance under the HSR Act and under any other Antitrust Law, the CFIUS Statute, any foreign investment (or foreign direct investment (FDI)), or similar Laws as promptly as practicable.

(b)               The Company and each Equity Commitment Party agree, and each Equity Commitment Party agrees to cause each its Related Purchaser that will be party to a filing or submission pursuant to any Antitrust Law, the CFIUS Statute or any similar Laws to (i) notify to the relevant Governmental Entity any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements (each Equity Commitment Party and each such Related Purchaser, a “Filing Party”) and (ii) to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company shall and each Equity Commitment Party shall, and shall cause each of its related Filing Parties to, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of substantive oral communications, advise each other orally) of any substantive communications from or with any Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law; (ii) not participate in any meeting with any Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all substantive correspondence and communications between such Filing Party or the Company and the Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority, or any other Governmental Entity under the CFIUS Statute or any similar Law; and (v) not withdraw its filing, if any, under the HSR Act, any Antitrust Law, the CFIUS Statute or any similar Laws without the prior written consent of the Plan Sponsors and the Company.

(c)               Should a Filing Party that will be party to a filing or submission under any Antitrust Laws, the CFIUS Statute or any similar Law need to submit such filing or submission jointly with one or more other Filing Parties or the Company (each, a “Joint Filing Party”), each Equity Commitment Party shall and shall cause such other applicable Joint Filing Party to promptly notify each other Joint Filing Party of, and if in writing, furnish, at the applicable Party’s discretion where such correspondence includes information concerning or regarding other Joint Filing Parties, each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with any Antitrust Authority or, if applicable, CFIUS or any other Governmental Entity in connection with the Joint Notice or any similar Law.

(d)               The communications contemplated by this Section 6.11 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.11 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Plan or the other Transaction Agreements and shall not apply to any Filing Party that is not a party to the notified transaction.

(e)               Each Equity Commitment Party shall and shall cause each related Filing Party to take all actions requested by any Antitrust Authority, or necessary to resolve any objections that may be asserted by any Antitrust Authority, with respect to the transactions contemplated by this Agreement or the Plan under any Antitrust Law. Without limiting the generality of the foregoing, each Equity Commitment Party shall and shall cause each related Filing Party to:

(i)               at its sole cost, comply with all restrictions and conditions, if any, imposed or requested by any Antitrust Authority with respect to Antitrust Laws in connection with granting any necessary clearance or terminating any applicable waiting period including (1) agreeing to sell, divest, hold separate, license, cause a third party to acquire, or otherwise dispose of, any Subsidiary, operations, divisions, businesses, product lines, customers or assets contemporaneously with or after the Closing and regardless as to whether a third party purchaser has been identified or approved prior to the Closing, (2) taking or committing to take such other actions that may limit such Filing Party’s freedom of action with respect to, or its ability to retain, one or more of its operations, divisions, businesses, products lines, customers or assets, and (3) entering into any Order, consent decree or other agreement to effectuate any of the foregoing;

(ii)              terminate any Contract or other business relationship as may be required to obtain any necessary clearance of any Antitrust Authority or to obtain termination of any applicable waiting period under any Antitrust Laws;

(iii)             oppose fully and vigorously any request for, the entry of, and seek to have vacated or terminated, any Order or ruling of any Antitrust Authority that could restrain, prevent or delay the Closing, including by defending through litigation, any action asserted by any Person in any court or before any Antitrust Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order by any Antitrust Authority, it being understood that the costs and expenses of all such actions shall be borne by the relevant Filing Party.

(f)                Notwithstanding anything to the contrary set forth in this Section 6.11 or other provision of this Agreement, no Equity Commitment Party or Filing Party shall be required to take any action, make any undertaking, or agree to any remedy or condition that: (i) would be reasonably expected to be material in relation to the value of the Company and its Subsidiaries, taken as a whole, (ii) materially affects such Person’s ability to own and control the Company, (iii) would reasonably be expected to have a material adverse effect on such Person’s (A) business, (B) financial condition, (C) results of operations, or (D) ownership, control, or operation over its businesses and assets or (iv) requires the sale, divestiture, holding separate, licensing, acquisition by a third party, or other disposition of, or any material portion with respect to, any portfolio company of any Equity Commitment Party, Filing Party or any of their respective Subsidiaries (each of clauses (i) - (iv), a “Burdensome Condition”).

(g)               Notwithstanding the above, this Section 6.11 (with the exception of Section 6.11(b)(iv)) shall not apply to any Affiliates or associates of the “Oaktree” Equity Commitment Parties set forth on Schedule 1 and will apply only to the ultimate parent entities of such “Oaktree” Equity Commitment Parties.

Section 6.12            Alternative Transactions.

(a)                Subject to the other provisions of this Section 6.12, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, (i) the Company shall, shall cause each of its officers, directors, employees and Subsidiaries to, and shall use their reasonable best efforts to cause their other respective Representatives to, immediately cease and terminate any ongoing solicitations, discussions and negotiations with respect to any Alternative Transaction, and (ii) each of the Debtors and their Subsidiaries shall not, and shall instruct and direct their respective Representatives not to, other than to inform any Person of the provisions of this Section 6.12, directly or indirectly, initiate, solicit, engage in or participate in any discussions, inquiries or negotiations in connection with any proposal, expression of interest or offer relating to an Alternative Transaction, afford access to the business, properties, assets, books or records of or provide any non-public information relating to the Debtors or any of their Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Person that is seeking to make, or has made, an Alternative Transaction Proposal. It is agreed that any violation of the restrictions on the Debtors set forth in this Section 6.12 by the Debtors or any of their Subsidiaries or any Representatives thereof shall be a material breach of this Section 6.12 by the Debtors.

(b)               Notwithstanding the foregoing clause (a), if following the date of this Agreement the Debtors or any of their Subsidiaries receive a bona fide proposal, expression of interest or offer (whether written or unwritten) for an Alternative Transaction (an “Alternative Transaction Proposal”) from any Person not solicited in violation of this Section 6.12 the Board of Directors of the Company (the “Company Board”) (or a committee thereof) may, directly or indirectly through the Company’s Representatives (i) contact any Person that has made an unsolicited Alternative Transaction Proposal (and its advisors) for the purpose of clarifying the proposal and any terms thereof and the likelihood of consummation, so as to determine whether such proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined below) or (ii) if the Company Board shall have determined in good faith and after considering the advice of its outside counsel and independent financial advisor, that such Alternative Transaction Proposal, constitutes, or could reasonably be expected to result in, a Superior Transaction and that failure of the Company Board to pursue such Alternative Transaction Proposal would reasonably be expected to result in a breach of the Company Board’s fiduciary duties under applicable Laws (a “Superior Proposal”), the Company may, in response to such Superior Proposal: (x) furnish non-public information in response to a request therefor by the Person that has submitted such unsolicited Superior Proposal if such Person has executed and delivered to the Company a confidentiality agreement (a copy of which shall be provided to the Equity Commitment Parties within 24 hours of execution thereof) on terms no less favorable than any confidentiality agreements entered into with any Plan Sponsor and if the Company also promptly (and in any event within 24 hours after the time such information is provided to such Person) makes such information available to the Equity Commitment Parties, to the extent not previously provided to the Equity Commitment Parties; and (y) engage or participate in discussions and negotiations with such Person regarding such Superior Proposal. Subject to applicable confidentiality restrictions and the conditions upon which the proposal was submitted, the Company shall provide (i) notice of all Alternative Transaction Proposals (whether oral or written) to the Equity Commitment Parties, Kirkland & Ellis and Paul, Weiss within twenty-four (24) hours after the time of receipt of such Alternative Transaction Proposal and (ii) a copy of each such written Alternative Transaction Proposal or summary of each such oral Alternative Transaction Proposal. The Company shall also notify the Equity Commitment Parties promptly if the Company Board determines that an Alternative Transaction Proposal is a Superior Proposal, and in no event later than 24 hours following such determination.

Section 6.13           Reorganized Company. The Parties shall work together in good faith and use commercially reasonable efforts to structure and implement the Restructuring Transactions in a tax-efficient and cost-effective manner for the Debtors and the Equity Commitment Parties. The Equity Commitment Parties may request at any time prior to the Disclosure Statement hearing that the Company be (1) organized in a different form or jurisdiction or (2) that a Person other than the Company serve as the parent entity of the Debtors, the issuer of the Shares and the issuer of equity interests in the Rights Offering; provided that, nothing in this Section 6.13 shall require the Company or any of its Affiliates to take any actions that would reasonably be likely to delay the consummation of the Plan or impede consummation of the Plan.

Section 6.14           Directors and Officers Indemnity.

(a)               Each Common Equity Plan Sponsor shall cause the Reorganized Company to ensure, and the Company immediately following the Effective Date shall ensure, that all rights to indemnification now existing in favor of any individual who, at the date hereof or at the Effective Date, is a director or officer of any non-debtor Subsidiary of the Company or who, at the request of the Company, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise of any non-debtor Subsidiary of the Company (collectively, with such individual’s heirs, executors or administrators, the “D&O Indemnified Persons”) as provided in the respective organizational or similar governing documents and indemnification agreements to which any non-debtor Subsidiary of the Company is a party, shall survive the Effective Date and shall continue in full force and effect for a period of not less than six (6) years from the Effective Date and that the indemnification agreements and the provisions with respect to indemnification and limitations on liability set forth in such organizational or other governing documents shall not be amended, repealed or otherwise modified; provided that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Neither the Company nor any of its Subsidiaries shall settle, compromise or consent to the entry of judgment in any action, proceeding or investigation or threatened action, proceeding or investigation without the prior written consent of such Indemnified Person.

(b)               Prior to or at the Closing, the Company will obtain, maintain and fully pay for irrevocable “tail” insurance policies naming the D&O Indemnified Persons as direct beneficiaries with a claims period of at least six (6) years from the Closing Date from an insurance carrier with the same or better credit rating as the existing directors’ and officers’ liability insurance policies as applicable to the Company and its Subsidiaries as of immediately prior to the Closing (the “Existing D&O Policies”) in an amount and scope at least as favorable in the aggregate as the Existing D&O Policies in effect immediately prior to Closing with respect to matters existing or occurring at or prior to the Closing Date. The Company will not, or will cause its Subsidiaries to not, cancel or change such insurance policies in any respect.

(c)                Notwithstanding any other provisions hereof, the obligations of the Common Equity Plan Sponsors and the Company and its Subsidiaries contained in this Section 6.14 shall be binding upon the successors and assigns of such Common Equity Plan Sponsors and the Company and its Subsidiaries. In the event the Company or any of its Subsidiaries or any of their respective successors or assigns, (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or such Subsidiary, as the case may be, honor the indemnification and other obligations set forth in this Section 6.14.

(d)               The obligations of the Common Equity Plan Sponsors and the Company and its Subsidiaries under this Section 6.14 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Person to whom this Section 6.14 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 6.14 applies shall be third-party beneficiaries of this Section 6.14, each of whom may enforce the provisions of this Section 6.14).

Section 6.15            Tax Treatment. The Parties agree that the Company shall not treat as a dividend for U.S. federal income tax purposes any amount in respect of the Preferred Stock owned by an Equity Commitment Party on account of the accrual of dividends at the Dividend Rate (as defined in the Certificate of Designation), unless and until such dividends are declared and paid in cash, and shall not file any Tax Return inconsistent with such treatment unless otherwise required by a change in Law or by the IRS or another Governmental Entity following an audit or examination.

Section 6.16            AGS Engagement Letter. Substantially concurrent with its execution of this Agreement, each of the Company and the Common Equity Plan Sponsors shall execute and deliver the AGS Engagement Letter to Apollo Global Securities, LLC.

Section 6.17            HIL Facility. On or prior to the execution of this Agreement, the HIL Debt Commitment Parties (a) shall provide debt financing in an aggregate amount of €250 million (the “HIL Debt Financing”), (b) shall (and shall cause its Affiliates to) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the definitive documents related to the HIL Debt Financing consistent with the terms of this Agreement, such definitive documents and the Plan and (c) shall execute and deliver the definitive documents related to the HIL Debt Financing to the Company.

Article VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1              Conditions to the Obligations of the Equity Commitment Parties. The obligations of the Equity Commitment Parties to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions prior to or at the Closing:

(a)               EPCA Approval Order. The Bankruptcy Court shall have entered the EPCA Approval Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Plan Sponsors, and such Order shall be a Final Order.

(b)               Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Plan Sponsors, and such Order shall be a Final Order.

(c)               Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance satisfactory to the Plan Sponsors, and such Order shall be a Final Order.

(d)               Plan. The conditions to the occurrence of the Effective Date (other than any conditions relating to occurrence of the Closing and conditions the satisfaction of which requires the taking of action by the Equity Commitment Parties) set forth in the Plan shall have been satisfied or waived (other than such conditions that, by their terms, are to be satisfied as of the occurrence of the Effective Date of the Plan) in accordance with the terms of the Plan.

(e)                Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred, concurrently with the Closing, as applicable, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(f)                Expense Reimbursement. The Debtors shall have paid, or will pay concurrently with the Closing, all Expense Reimbursements accrued through the Closing Date pursuant to Section 3.1; provided that invoices for such Expense Reimbursement must have been received by the Debtors at least three (3) Business Days prior to the Closing Date in order to be required to be paid on the Closing Date.

(g)               Governmental Approvals. (i) All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement, including with respect to the direct or indirect investments being made into or through Amarillo LP in connection therewith, shall have terminated or expired and (ii) all authorizations, approvals, consents or clearances under such Antitrust Laws or otherwise required by Governmental Entities in connection with the transactions contemplated by this Agreement, including with respect to the direct or indirect investments being made into or through Amarillo LP in connection therewith (for the avoidance of doubt, not including any filing made pursuant to the CFIUS Statute, as CFIUS clearance under the CFIUS Statute shall not be a condition to Closing) shall have been obtained, and no such authorizations, approvals, consents or clearances shall have imposed any Burdensome Conditions.

(h)               No Legal Impediment to Issuance. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement;

(i)                Representations and Warranties.

(i)               The representations and warranties of the Debtors contained in Section 4.10 (Absence of Certain Changes) shall be true and correct in all respects on and as of the date hereof and the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii)              The representations and warranties of the Debtors contained in Sections 4.1 (Organization and Qualification), 4.2 (Corporate Power and Authority), 4.3 (Execution and Delivery; Enforceability), 4.4 (Authorized and Issued Equity Interests), 4.5 (Issuance), and 4.25 (No Broker’s Fees) shall be true and correct in all material respects on and as of the date hereof and the Closing Date(except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(iii)              The representations and warranties of the Debtors contained in Article IV of this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the date hereof and the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(j)                 Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance on or prior to the Closing Date.

(k)                Material Adverse Effect. Since the date of this Agreement, there shall not have occurred, and there shall not exist, any Event that constitutes a Material Adverse Effect.

(l)                 Officer’s Certificate. The Equity Commitment Parties shall have received on and as of the Closing Date a certificate signed on behalf of the Company by an executive vice president of the Company (solely in such officer’s capacity as such and not in such officer’s personal capacity, and without personal liability) certifying that the conditions set forth in Sections 7.1(i) (Representations and Warranties) and 7.1(j) (Covenants) have been satisfied.

(m)               Plan Support Agreement. The Plan Support Agreement shall not have been terminated with respect to the Company in accordance with its terms.

(n)                New Registration Rights Agreement; Company Organizational Documents.

(i)                The New Registration Rights Agreement shall have been executed by the Company.

(ii)               The Company Organizational Documents (including, for the avoidance of doubt, the Certificate of Designation) shall become effective concurrent with the Closing.

(iii)              The Company shall have delivered a “VCOC” letter (the “VCOC Letter”) substantially in the form attached as Annex E.

(o)                New Reorganized Debt. The agreements providing for the New Reorganized Debt shall become effective concurrent with the Closing, shall be for the amount set forth for the applicable New Reorganized Debt in the Plan, and shall otherwise be in form and substance substantially consistent with the Plan Support Agreement and the Plan (provided that to the extent inconsistent with the Plan Support Agreement or this Agreement, the terms provided thereunder shall be acceptable to the Plan Sponsors), and all conditions precedent to the extension of credit thereunder shall have been satisfied or waived in accordance with their respective terms.

Section 7.2               Waiver of Conditions to Obligations of Equity Commitment Parties. All or any of the conditions set forth in Section 7.1 may only be waived in whole or in part with respect to the Equity Commitment Parties by a written instrument executed by the Plan Sponsors in their sole discretion and if so waived, the Equity Commitment Parties shall be bound by such waiver.

Section 7.3               Conditions to the Obligations of the Debtors. The obligations of the Debtors to consummate the transactions contemplated hereby is subject to (unless waived by the Company) the satisfaction of each of the following conditions:

(a)                EPCA Approval Order. The Bankruptcy Court shall have entered the EPCA Approval Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Company and such Order shall be a Final Order.

(b)                Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Company, and such Order shall be a Final Order.

(c)                Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order consistent with the Plan, the Plan Support Agreement and this Agreement and otherwise in form and substance acceptable to the Company, and such Order shall be a Final Order.

(d)                Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred, concurrently with the Closing, as applicable, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(e)                Plan. The conditions to the occurrence of the Effective Date (other than any conditions relating to occurrence of the Closing and conditions the satisfaction of which requires the taking of action by the Company or its Subsidiaries) set forth in the Plan shall have been satisfied or waived (other than such conditions that, by their terms, are to be satisfied as of the occurrence of the Effective Date of the Plan) in accordance with the terms of the Plan.

(f)                 Governmental Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under such Antitrust Laws or otherwise required by such Governmental Entities in connection with the transactions contemplated by this Agreement shall have been obtained.

(g)                No Legal Impediment to Issuance. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(h)                Representations and Warranties. The representations and warranties of the Equity Commitment Parties shall be true and correct in all respects on and as of the date hereof and of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not, individually or in the aggregate, prevent or materially impede the Equity Commitment Parties from consummating the transactions contemplated by this Agreement.

(i)                 Covenants. The Equity Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance on or prior to the Closing Date.

(j)                 Plan Support Agreement. The Plan Support Agreement shall not have been terminated with respect to the Plan Sponsors in accordance with its terms.

Section 7.4               Waiver of Conditions to the Obligations of the Debtors. All or any of the conditions set forth in Section 7.3 may be waived in whole or in part with respect to all Debtors by a written instrument executed by the Company in its sole discretion and if so waived, all Debtors shall be bound by such waiver.

Section 7.5               Condition to the Funding of the Direct Investment Preferred Commitments. The obligations of the Equity Commitment Parties holding Direct Investment Preferred Commitments to fund such Direct Investment Preferred Commitments in accordance with the terms hereof shall be subject to (unless waived in accordance with Section 7.6) the Company receiving aggregate proceeds of at least the Required Common Amount from the issuance of Shares of Common Stock to Common Equity Plan Sponsors, Backstop Investors, Rights Offering Participants or their respective transferees in accordance with Section 2.5 substantially concurrently with the Closing.

Section 7.6               Waiver of Condition to Funding of Direct Investment Preferred Commitments. The condition set forth in Section 7.5 may only be waived in whole or in part with respect to the applicable Equity Commitment Parties by a written instrument executed by the Preferred Equity Plan Sponsor in its sole discretion and if so waived, all Equity Commitment Parties having Direct Investment Preferred Commitments shall be bound by such waiver.

Article VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1               Indemnification Obligations. Following the entry of the EPCA Approval Order, the Company and the other Debtors (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Equity Commitment Party, Related Purchaser and their respective Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling Persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses but other than Taxes of the Indemnified Person arising out of a claim asserted by a third-party (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan or the transactions contemplated hereby and thereby, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction to preserve attorney client and work product privileges) legal (including attorneys’ fees and expenses) or other third-party expenses actually incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to any Indemnified Person to the extent arising from a material breach by any Equity Commitment Party of this Agreement or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

Section 8.2               Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding that is the subject of indemnification set forth in Section 8.1 (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against any the Indemnifying Party in respect thereof, promptly notify the Indemnifying Party in writing of the commencement thereof; provided that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. In case any such Indemnified Claims are brought against any Indemnified Person and the Indemnified Person notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person (it being understood that White & Case LLP shall be counsel acceptable to such Indemnified Persons), the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, but subject to Section 6.3, the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries.

Section 8.3               Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.4               Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 8.5               Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the aggregate Per Share Purchase Price for all Tax purposes. The provisions of this Article VIII are an integral part of the transactions contemplated by this Agreement and without these provisions the Equity Commitment Parties would not have entered into this Agreement. The EPCA Approval Order shall provide that the obligations of the Company under this Article VIII shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Company may comply with the requirements of this Article VIII without further Order of the Bankruptcy Court.

Section 8.6               No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing except for covenants and agreements that by their terms are to be satisfied after the Closing, which covenants and agreements shall survive until satisfied in accordance with their terms.

Article IX

TERMINATION

Section 9.1               Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company and the Plan Sponsors.

Section 9.2               Termination by the Plan Sponsors.

(a)                [Reserved].

(b)                This Agreement may be terminated by any of the Plan Sponsors upon written notice to the Company and the Equity Commitment Parties, upon the occurrence of any of the Events set forth in this Section 9.2(b), in each case after the Effective Date; subject to the rights of the Plan Sponsors to fully and unconditionally waive, in writing, on a prospective or retroactive basis, the occurrence of such Event; provided, however, that the Plan Sponsors may not seek to terminate this Agreement based upon a breach of this Agreement by any Debtor if such breach arises primarily out of such Plan Sponsor’s own actions:

(i)                 the Closing Date has not occurred by 11:59 p.m., New York City time on August 31, 2021 (as it may be extended pursuant to this Section 9.2(b)(i), the “Outside Date”); provided that the Outside Date may be waived or extended with the prior written approval of counsel to the Plan Sponsors but not beyond 5:00 p.m., New York City time on September 30, 2021 the (“End Date”); provided that the right to terminate this Agreement under this Section 9.2(b)(i) shall not be available to any Plan Sponsor if such Plan Sponsor materially breached this Agreement in a manner that proximately caused the failure of the Closing to occur prior to such date; provided further that the right to terminate this Agreement pursuant to this Section 9.2(b)(i) shall not be available to the Plan Sponsors if the Company has initiated proceedings prior to the End Date to specifically enforce this Agreement which proceedings are still pending; provided further, however, that in the event the Marketing Period has commenced but has not completed as of the Outside Date, the Outside Date shall be extended until the first (1st) Business Day after the then- scheduled expiration date of the Marketing Period;

(ii)               any Debtor files, or publicly announces that it will file, or joins in or supports, any plan of reorganization other than the Plan, or files with the Bankruptcy Court any motion or application seeking authority to sell all or a material portion of the assets of the Company and its Subsidiaries (taken as a whole), in each case, without the prior written consent of the Plan Sponsors, except as permitted by Section 6.3 or Section 6.3 of the Company Disclosure Schedules;

(iii)             (A) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Section 7.1(i) (Representations and Warranties), Section 7.1(j) (Covenants) or Section 7.1(k) (Material Adverse Effect) not to be satisfied, (B) the Plan Sponsors shall have delivered written notice of such breach or inaccuracy to the Company, (C) such breach or inaccuracy is not cured by the Company or the other Debtors by the tenth (10th) Business Day after receipt of such notice, and (D) as a result of such failure to cure, any condition set forth in Section 7.1(i) (Representations and Warranties), Section 7.1(j) (Covenants) or Section 7.1(k) (Material Adverse Effect) is not capable of being satisfied; provided that, this Agreement may not be terminated by the Plan Sponsors pursuant to this Section 9.2(b)(iii) if any Equity Commitment Party is then in willful or material breach of this Agreement;

(iv)              any Law or final and non-appealable Order shall have been enacted, adopted or issued after the date of this Agreement by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements, in a way that cannot be remedied by the Company in a manner acceptable to the Plan Sponsors; provided that the right to terminate this Agreement under this Section 9.2(b)(iv) shall not be available to the Equity Commitment Parties if any Equity Commitment Parties shall not have used its commercially reasonable efforts to contest such Order prior to its becoming permanent;

(v)                the (i) conversion of one or more of the Chapter 11 Cases of the Debtors to a case under chapter 7 of the Bankruptcy Code or (ii) dismissal of one or more of the Chapter 11 Cases of the Debtors, unless such conversion or dismissal, as applicable, is made with the prior written consent of the Plan Sponsors;

(vi)              the Bankruptcy Court enters an Order granting relief from the automatic stay imposed by Bankruptcy Code section 362 authorizing any party to proceed with regard to any material asset of the Debtors and such relief has a material adverse effect on the Restructuring;

(vii)            an examiner (other than an independent fee examiner) with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, a trustee, or a receiver shall have been appointed in the Chapter 11 Cases;

(viii)          (A) the Debtors have materially breached their obligations under Section 6.12 (Alternative Transactions); (B) the Bankruptcy Court approves or authorizes an Alternative Transaction; (C) any of the Debtors enters into any Contract providing for the consummation of any Alternative Transaction or files any motion or application seeking authority to propose, join in or participate in the formation of, any actual or proposed Alternative Transaction; or (D) the Company publicly announces its intention to take any such action listed in sub-clauses (A), (B) or (C) of this subsection;

(ix)              any of the EPCA Approval Order, the Order approving the Rights Offering Procedures, the Disclosure Statement Order, or the Confirmation Order is terminated, reversed, stayed, dismissed or vacated, by the Bankruptcy Court, or any such Order is modified or amended by the Bankruptcy Court after entry without the prior written consent of the Plan Sponsors in a manner that prevents or prohibits the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements in a way that cannot be remedied by the Company in a manner acceptable to the Plan Sponsors (and such action has not been reversed or vacated within ten (10) calendar days after its issuance);

(x)                the date the Company publicly announces that it has withdrawn or abandoned the Plan; or

(xi)              the Bankruptcy Court enters an Order denying confirmation of the Plan, the effect of which would render the Plan incapable of consummation on the terms set forth herein; provided that, for the avoidance of doubt, the Plan Sponsors shall not have the right to terminate this Agreement pursuant to this Section 9.2(b)(xi) if the Bankruptcy Court denies confirmation of the Plan subject only to the making of ministerial, administrative or immaterial modifications to the Plan.

Section 9.3               Termination by the Company.

This Agreement may be terminated by the Company upon written notice to the Plan Sponsors upon the occurrence of any of the following Events, subject to the rights of the Company to fully and unconditionally waive, in writing, on a prospective or retroactive basis the occurrence of such Event; provided, however, that the Company may not seek to terminate this Agreement based upon a breach of this Agreement by any Equity Commitment Party which arises primarily out of the Company’s own actions in material breach of this Agreement:

(a)                any Law or final and non-appealable Order shall have been enacted, adopted or issued after the date of this Agreement by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements in a way that cannot be remedied by the Equity Commitment Parties in a manner acceptable to the Company; provided that the termination right in this Section 9.3(a) shall not be available to the Company if the Company shall not have used its commercially reasonable efforts to contest such Order prior to its becoming permanent;

(b)                (i) any Equity Commitment Party shall have breached any representation, warranty, covenant or other agreement made by such Equity Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would cause a condition set forth in Section 7.3(h) (Representations and Warranties) or Section 7.3(i) (Covenants) not to be satisfied, (ii) the Company shall have delivered written notice of such breach or inaccuracy to the Equity Commitment Parties, (iii) such breach or inaccuracy is not cured by the Equity Commitment Parties by the tenth (10th) Business Day after receipt of such notice, and (iv) as a result of such failure to cure, any condition set forth in Section 7.3(h) (Representations and Warranties) or Section 7.3(i) (Covenants) is not capable of being satisfied; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(b) if it is then in willful or intentional breach of this Agreement;

(c)                the Company Board determines in good faith, based upon advice of outside counsel, that proceeding with the Restructuring contemplated herein and in the Plan, and confirmation and consummation of the Plan, would be inconsistent with the exercise of its fiduciary duties under applicable Law; provided that the Debtors shall give prompt written notice to Kirkland & Ellis and Paul, Weiss of any determination in accordance with this Section 9.3(c) (electronic mail among counsel being sufficient);

(d)                the Bankruptcy Court enters an Order denying confirmation of the Plan, the effect of which would render the Plan incapable of consummation on the terms set forth herein; provided that, for the avoidance of doubt, the Debtors shall not have the right to terminate this Agreement pursuant to this Section 9.3(d) if the Bankruptcy Court denies confirmation of the Plan subject only to the making of ministerial, administrative or immaterial modifications to the Plan;

(e)                the Bankruptcy Court (or other court of competent jurisdiction) enters an Order (i) directing the appointment of an examiner (other than an independent fee examiner) with expanded powers or a trustee in any of the Chapter 11 Cases, (ii) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing any of the Chapter 11 Cases, or (iv) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement;

(f)                 the Plan Sponsors propose or explicitly support any Alternative Transaction without the prior written consent of the Debtors that has a material adverse effect on the consummation of the Restructuring;

(g)                any of the EPCA Approval Order, the Disclosure Statement Order, the Confirmation Order or the Order approving the Rights Offering Procedures is terminated, reversed, stayed, dismissed or vacated, by the Bankruptcy Court, or any such Order is modified or amended by the Bankruptcy Court after entry without the prior written consent of the Company in a manner that prevents or prohibits the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements in a way that cannot be remedied in a manner acceptable to the Company (and such action has not been reversed or vacated within ten (10) calendar days after its issuance);

(h)                the Plan Support Agreement is terminated with respect to any Plan Sponsor in accordance with its terms; or

(i)                 the Closing Date has not occurred by the End Date; provided that the right to terminate this Agreement under this Section 9.3(i) shall not be available to the Company hereto if it materially breached this Agreement in a manner that proximately caused the failure of the Closing to occur prior to such date; provided further that the right to terminate this Agreement pursuant to this Section 9.3(i) shall not be available to the Company if any Equity Commitment Party has initiated proceedings prior to the End Date to specifically enforce this Agreement which proceedings are still pending.

Section 9.4               Effect of Termination. Upon termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Parties or any of their respective direct or indirect equityholders, controlling Persons, partners, members, managers, stockholders, directors, officers, employees, Affiliates, agents or other Representatives or any of the foregoing’s successors or assigns; provided that (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III and to satisfy their indemnification obligations pursuant to Article VIII shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in this Section 9.4, Article VIII and Article X shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 10.10 (Damages), nothing in this Section 9.4 shall relieve any Party from liability for its actual fraud with intent to deceive, gross negligence or any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching Party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event of a valid termination as set forth in this Article IX, each Equity Commitment Party acknowledges and agrees that the payment of the Expense Reimbursement in accordance with the terms hereof, together with any rights of the Equity Commitment Parties (or other Persons) pursuant to provisions of this Agreement that survive termination pursuant to clauses (i) and (ii) of Section 9.4, shall be its sole and exclusive remedy, at Law and in equity or otherwise, against the Debtors.

Article X

GENERAL PROVISIONS

Section 10.1           Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)	If to the Company or any of the other Debtors:

Hertz Global Holdings, Inc.

8501 Williams Road

Estero, Florida 33928

Attention: M. David Galainena

Email: dave.galainena@hertz.com

with copies (which shall not constitute notice) to:

White & Case LLP

200 South Biscayne Boulevard, Suite 4900

Miami, Florida 33131

Attention: Thomas E. Lauria

Email: tlauria@whitecase.com

and

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Gregory Pryor and Adam Cieply

Email:	gpryor@whitecase.com
adam.cieply@whitecase.com

(b)	If to the Common Equity Plan Sponsors:

CK Amarillo LP

c/o Certares Management LLC

350 Madison Avenue, 8th Floor

New York, NY 10017

Attention: Thomas LaMacchia, Managing Director and General Counsel

Email: tom.lamacchia@certares.com

and

CK Amarillo LP

c/o Knighthead Capital Management, LLC

280 Park Avenue, 22nd Floor

New York, NY 10017

Attention: Laura L. Torrado, General Counsel

Email: ltorrado@knighthead.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Stephen Hessler, Tim Cruickshank and AnnElyse Scarlett Gains

Email:	shessler@kirkland.com
tim.cruickshank@kirkland.com
annelyse.gains@kirkland.com

and

Kirkland & Ellis LLP

300 North La Salle

Chicago, IL 60654

Attention: Steve Toth

Email: steve.toth@kirkland.com

(c)	If to the Preferred Equity Plan Sponsor:

c/o Apollo Global Management, Inc.

9 West 57th Street

New York, NY 10019

Attention: Joseph D. Glatt, General Counsel

Email: jglatt@apollo.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, New York 10019

Attention: John Scott, Gregory Ezring, Jeffrey Saferstein and Brian Janson

Email:	jscott@paulweiss.com
gezring@paulweiss.com
jsaferstein@paulweiss.com
bjanson@paulweiss.com

(d)	If to any other Equity Commitment Party, the address set forth on Schedule 1 attached hereto.

Section 10.2           Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Person (whether by operation of Law or otherwise) without the prior written consent of the Company and the Plan Sponsors, and any purported assignment in violation of this Section 10.2 shall be void ab initio provided that each Equity Commitment Party may, without the consent of any other Party, assign its rights and obligations under this Agreement (including its right to purchase the Shares), in whole or in part, (x) in accordance with Section 2.5 or (y) to one or more of its Affiliates or Affiliated Funds; provided further that no such assignment under clause (y) shall relieve the relevant Equity Commitment Party of its obligations under this Agreement. Except as expressly provided in Section 6.14 with respect to D&O Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties. Notwithstanding anything to the contrary herein, each Party hereto recognizes, acknowledges and agrees that this Agreement binds only the desk or business unit that executes this Agreement and shall not be binding on any other desk, business unit or affiliate, unless such desk, business unit or affiliate separately becomes a Party hereto.

Section 10.3           Prior Negotiations; Entire Agreement.

(a)                This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) and the Plan Support Agreement constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, among the Parties (or any subset thereof) with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties will each continue in full force and effect.

(b)                Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan by any Equity Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Equity Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.

Section 10.4           Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO SUCH STATE’S CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, SHALL BE BROUGHT IN THE BANKRUPTCY COURT, OR IF THE BANKRUPTCY COURT DOES NOT HAVE JURISDICTION TO HEAR SUCH ACTION, SUIT OR PROCEEDING, ANY STATE OR FEDERAL COURT LOCATED IN DELAWARE COUNTY, DELAWARE, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OF PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.5           Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.6           Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 10.7           Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Company (on behalf of itself and the other Debtors) and each of the Plan Sponsors; provided that, in addition to the consents described above, any amendment, restatement, modification, or change that:

(a)                adversely affects one or more Direct Equity Investors or Backstop Investors (in each case, solely in their capacity as such) in a manner disproportionate to its effect on the other Direct Equity Investors or Backstop Investors, respectively, (solely in their respective capacity as such with respect to the same class of stock (Common Stock or Preferred Stock)) (taking into account the relative size of their respective commitments) shall not be effective without the prior written consent of Direct Equity Investors or Backstop Investors, respectively, holding a majority of the aggregate respective Commitments held by such affected Direct Equity Investors or Backstop Investors, respectively;

(b)                changes the Rights Offering Backstop Commitment or Direct Investment Portion of any Equity Commitment Party shall not be effective without the prior written consent of such Equity Commitment Party; or

(c)                reduces the Backstop Fee payable to any Equity Commitment Party, changes the form of payment of the Backstop Fee payable to any Equity Commitment Party from Common Stock, or delays beyond the Closing Date the date on which payment of the Backstop Fee is to be paid to any Equity Commitment Party not be effective without the prior written consent of such Equity Commitment Party.

The terms and conditions of this Agreement may be waived (i) by the Company only by a written instrument executed by the Company (on behalf of itself and the other Debtors) and (ii) by the Equity Commitment Parties only by a written instrument executed by each of the Plan Sponsors; provided that clauses (a) through (c) above shall apply mutatis mutandis to such waiver. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity. For the avoidance of doubt, nothing in this Agreement shall affect or otherwise impair the rights, including consent rights, of the Equity Commitment Parties under the Plan Support Agreement or any other Transaction Agreement.

Section 10.8           Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.9           Several Liability; Specific Performance. For the avoidance of doubt, all obligations of the Equity Commitment Parties hereunder are several, and not joint, in nature. In no event shall any Equity Commitment Party be required hereunder to purchase any Shares of Common Stock or Preferred Stock in excess of the number of Direct Investment Common Shares, Direct Investment Preferred Shares and its Backstop Percentage of the Rights Offering Backstop Amount ascribed to such Equity Commitment Party, and in no event shall any Party hereto seek equitable or other relief inconsistent with the foregoing. Subject in all respects to the foregoing, the Parties agree that irreparable damage would occur if any provision of this Agreement were not performed by any Party subject thereto in accordance with the terms hereof and that the Parties shall be entitled to equitable relief against such non-performing Party, including an injunction or injunctions or Orders for specific performance to prevent breaches of this Agreement by such non-performing Party and to enforce specifically the terms and provisions of this Agreement applicable to such non-performing Party, in addition to any other remedy to which they are entitled at law or in equity. Each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument in connection with the foregoing. Unless otherwise expressly stated in this Agreement (including in this Section 10.9), no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10        Damages. Notwithstanding anything to the contrary in this Agreement, (i) none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits and (ii) in no event shall the aggregate liability of any Equity Commitment Party for claims hereunder exceed the amount of its Equity Commitment hereunder.

Section 10.11        Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Equity Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, except as required by or reasonably necessary to comply with applicable Law (including (x) the Bankruptcy Code, Bankruptcy Rules, and applicable local rules of the Bankruptcy Court to the extent reasonably necessary to obtain entry of the EPCA Approval Order, Disclosure Statement Order or Confirmation Order and (y) in any filing made by the Company or the Debtors with the Bankruptcy Court and as may be necessary or appropriate in the good faith determination of the Company or its Representatives to obtain Bankruptcy Court approval of the transactions contemplated hereby), Orders of the Bankruptcy Court or the rules or regulations of any applicable securities exchange, and except for disclosure of matters that become a matter of public record as a result of the Chapter 11 Cases and any filings or notices related thereto; provided that nothing in this Agreement shall restrict or prohibit (a) the Company, the Equity Commitment Parties or their respective Affiliates from making any announcement to their respective employees, customers and other business relations to the extent that such announcement consists solely of, or is otherwise consistent in all material respects with previous press releases, public disclosures or public statements made by any Party in accordance with this Agreement, including in investor conference calls, SEC filings, Q&As or other publicly disclosed statements or documents, in each case, to the extent such disclosure is still accurate in all material respects (and not misleading).

Section 10.12        Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms, pursue the consummation of the Restructuring, or determine the payment of damages to which a Party may be entitled under this Agreement.

Section 10.13        No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates, or any of such Party’s Affiliates’ respective Related Parties in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 10.13 shall relieve or otherwise limit the liability of any Party or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments (to the extent the applicable Person is a signatory to such documents or instruments).  For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with this Agreement or the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

In furtherance of the foregoing, prior to the earlier of (x) the Effective Date and (y) a termination of this Agreement pursuant to Article IX, neither the Company, the Debtors, nor any of their Affiliates or any of their respective direct or indirect general or limited partners, managers, officers, directors, employees, Representatives or agents may assert any claim against the Equity Commitment Parties in connection with this Agreement or the transactions contemplated hereby (other than a claim seeking an order of specific performance in the circumstances provided for in Section 10.9), it being understood that this Agreement will terminate automatically and immediately upon the assertion of any such claim.

Section 10.14        Company Disclosure Schedules. It is expressly understood and agreed that (a) the disclosure of any fact or item in any section of the Company Disclosure Schedules shall be deemed disclosure with respect to any other Section or subsection of this Agreement or the Company Disclosure Schedules to which its relevance is reasonably apparent on its face, (b) the disclosure of any matter or item in the Company Disclosure Schedules shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein, or otherwise imply, that any such matter is material or creates a measure for materiality for purposes of this Agreement, and (c) the mere inclusion of an item in the Company Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has resulted in and would reasonably be expected to result in a Material Adverse Effect.

Section 10.15        Disclosures. In the ordinary course of their respective business, the Equity Commitment Parties and their Affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company and other companies which may be the subject of the arrangements contemplated by this Agreement for their own account and may at any time hold long and short positions in such securities and financial instruments. In particular, the Preferred Equity Plan Sponsor is a significant creditor of the Company and its Subsidiaries in the Chapter 11 Cases, having positions in its pre-petition term loan facility, asset-backed securities (including a right of first offer in respect of certain future asset-backed security financings), debtor-in-possession financing and other securities and instruments. For the avoidance of doubt, all rights of the Equity Commitment Parties under such agreements or instruments are reserved, and nothing in this Agreement shall affect the rights of the Equity Commitment Parties thereunder. The Equity Commitment Parties or their Affiliates may also co-invest with, or make direct investments in, funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Company or other companies which may be the subject of the arrangements contemplated by this Agreement or engage in commodities trading with any thereof. Although the Equity Commitment Parties and their Affiliates in the course of such other activities and relationships may acquire information about the transactions contemplated by this Agreement or other entities and Persons which may be the subject of the financing contemplated by this Agreement, the Equity Commitment Parties and their Affiliates shall have no obligation to disclose such information, or the fact that the Equity Commitment Parties and their Affiliates are in possession of such information, to the Company or any other person or entity, or to use such information on behalf of the Company or any other person or entity.

The Equity Commitment Parties and their Affiliates are involved in a broad range of transactions and may have economic interests that conflict with those of the Company and its Subsidiaries. The Company agrees that the Equity Commitment Parties will act under this Agreement as independent contractors and that nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Equity Commitment Parties and the Company, the Company’s shareholders or other equity holders or the Company’s and their respective Affiliates. The Company acknowledges and agrees that (a) the transactions contemplated by this Agreement are arm’s-length commercial transactions between the Equity Commitment Parties, on the one hand, and the Company, on the other, (b) in connection therewith and with the process leading to such transaction each of the Equity Commitment Parties is acting solely as a principal and not as an agent or fiduciary of the Company, the Company’s management, shareholders or other equity holders, creditors or any other person or entity, (c) the Equity Commitment Parties have not assumed an advisory or fiduciary responsibility or any other obligation in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any of the Equity Commitment Parties or any of their Affiliates has advised or is currently advising the Company on other matters) except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal Tax, accounting, regulatory and financial advisors to the extent the Company deemed appropriate. Furthermore, without limiting any provision set forth herein, the Company waives, to the fullest extent permitted by law, any claims it may have against the Equity Commitment Parties or their Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty for acts or omissions occurring prior to the Closing and agrees that the Equity Commitment Parties and their Affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty or to any person or entity asserting a fiduciary duty claim on behalf of or in right of the Company, including its stockholders or other equity holders, employees or creditors for acts or omissions occurring prior to the Closing. The Company further acknowledges and agrees that it are responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Equity Commitment Parties and their respective Affiliates do not provide Tax, accounting or legal advice.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ M. David Galainena
Name: M. David Galainena
Title: EVP/General Counsel

[Signature Page to Equity Purchase and Commitment Agreement]

CK AMARILLO, L.P.

By:	CK AMARILLO GP, LLC
Its:	General Partner

By:	/s/ Laura Torrado
Name:	Laura Torrado
Title:	Authorized Signatory

By:	/s/ Tom LaMacchia
Name:	Tom LaMacchia
Title:	Authorized Signatory

[Signature page to Backstop Commitment Agreement]

APOLLO CAPITAL MANAGEMENT, L.P.

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

[Signature page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Two Seas Global (Master) Fund LP

By:	/s/ Sina Toussi

Name:	Sina Toussi
Title:	Managing Member of Two Seas Global Fund GP LLC, its general partner

Commitment

Direct: $7,500,000

Backstop: $15,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Two Seas Duration Litigation Opportunities Fund LLC

By:	/s/ Sina Toussi

Name:	Sina Toussi
Title:	Managing Member of Two Seas Litigation Opportunities Fund Manager LLC, its managing member

Commitment

Direct: $5,000,000

Backstop: $10,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

ALTA FUNDAMENTAL ADVISERS MASTER L.P.

By:	/s/ Jeremy Carton
Name:	Jeremy Carton
Title:	Authorized Signatory

Commitment

Direct: $1,229,800.00

Backstop: $1,229,800.00

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Jeremy Carton
Name:	Jeremy Carton
Title:	Authorized Signatory, solely with respect to assets managed by Alta Fundamental Advisers LLC

Commitment

Direct: $7,974,200.00

Backstop: $7,974,200.00

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

STAR V PARTNERS LLC

By:	/s/ Jeremy Carton
Name:	Jeremy Carton
Title:	Authorized Signatory

Commitment

Direct: $3,796,000.00

Backstop: $3,796,000.00

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

ALTA FUNDAMENTAL ADVISERS SP LLC

By:	/s/ Jeremy Carton
Name:	Jeremy Carton
Title:	Authorized Signatory, solely with respect to assets managed by Alta Fundamental Advisers LLC

Commitment

Direct: $500,000.00

Backstop: $500,000.00

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Discovery Global Opportunity Master Fund, Ltd.

By:	/s/ Adam Schreck

Name:	Adam Schreck
Title:	General Counsel

Commitment

Direct: $30,000,000

Backstop: $20,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Boothbay Absolute Return Strategies, LP

By:	/s/ Peter Bremberg

Name:	Peter Bremberg
Title:	COO

Commitment

Direct: $1,750,000

Backstop: $3,500,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Boothbay Diversified Alpha Master Fund LP

By:	/s/ Peter Bremberg

Name:	Peter Bremberg
Title:	COO

Commitment

Direct: $1,750,000

Backstop: $3,500,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Cadence Hill Opportunity Fund LP

By:	/s/ Matthew P Lamberti

Name:	Matthew P Lamberti
Title:	Managing Member

Commitment

Direct: $175,000

Backstop: $350,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

FourWorld Event Opportunities Fund, UP

By:	/s/ John Addis

Name:	John Addis
Title:	Authorized Signatory

Commitment

Direct: $500,000

Backstop: $1,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

FourWorld Global Opportunities Fund, Ltd.

By:	/s/ John Addis

Name:	John Addis
Title:	Authorized Signatory

Commitment

Direct: $4,000,000

Backstop: $8,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

FourWorld Special Opportunities Fund, LLC

By:	/s/ John Addis

Name:	John Addis
Title:	Authorized Signatory

Commitment

Direct: $4,000,000

Backstop: $6,716,666.67

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Jefferies Strategic Investments, LLC

By:	/s/ William M. Kelly

Name:	William M. Kelly
Title:	Co-Managing Partner FourSixThree Capial LP Investment Manager for Jefferies Strategic Investments, LLC

Commitment

Direct: $4,000,000

Backstop: $20,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

FourSixThree Master Fund, LP

By:	/s/ William M. Kelly

Name:	William M. Kelly
Title:	Managing Member of GP

Commitment

Direct: $1,000,000

Backstop: $5,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Glenview Institutional Partners, L.P.
By: Glenview Capital Management, LLC, its investment adviser

By:	/s/ Mark Horowitz

Name:	Mark Horowitz
Title:	Co-President

Commitment

Direct: $3,131,000

Rights Offering: $10,286,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Glenview Capital Partners, L.P.
By: Glenview Capital Management, LLC, its investment adviser

By:	/s/ Mark Horowitz

Name:	Mark Horowitz
Title:	Co-President

Commitment

Direct: $1,297,000

Rights Offering: $4,262,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Glenview Capital Master Fund, Ltd.
By: Glenview Capital Management, LLC, its investment adviser

By:	/s/ Mark Horowitz

Name:	Mark Horowitz
Title:	Co-President

Commitment

Direct: $9,343,000

Rights Offering: $30,698,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Glenview Capital Opportunity Fund, L.P.
By: Glenview Capital Management, LLC, its investment adviser

By:	/s/ Mark Horowitz

Name:	Mark Horowitz
Title:	Co-President

Commitment

Direct: $11,692,000

Rights Offering: $38,417,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Glenview Offshore Opportunity Master Fund, Ltd.
By: Glenview Capital Management, LLC, its investment adviser

By:	/s/ Mark Horowitz

Name: Mark Horowitz
Title: Co-President

Commitment

Direct: $9,537,000

Rights Offering: $31,337,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Hampton Road Capital Master Fund LP

By:	/s/ Kenneth Palumbo

Name: Kenneth Palumbo
Title: Pres. COO

Commitment

Direct: $0

Backstop: $5,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Jefferies Strategic Investments, LLC

By:	/s/ Kenneth Palumbo

Name: Kenneth Palumbo
Title: Pres. COO of Investment Manager

Commitment

Direct: $0

Backstop: $25,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Hein Park Master Fund LP

By:	/s/ Jay Schoenfarber

Name: Jay Schoenfarber
Title: Director

Commitment

Direct: $14,229,406

Backstop: $12,874,224

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

JSCC Holdings LLC

By:	/s/ Jay Schoenfarber

Name: Jay Schoenfarber
Title: Authorized Person

Commitment

Direct: $6,770,594

Backstop: $6,125,776

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

JEFFERIES LLC

By:	/s/ William P. McLoughlin
Name: William P. McLoughlin
Title: Senior Vice President

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Oaktree Value Opportunities Fund Holdings, L.P.

	By:	Oaktree Value Opportunities Fund GP, L.P.
	Its:	General Partner

	By:	Oaktree Value Opportunities Fund GP Ltd.
	Its:	General Partner

	By:	Oaktree Capital Management, L.P.
	Its:	Director

	By:	/s/ Andrew West
	Name:	Andrew West
	Title:	Vice President
Commitment
	By:	/s/ Steven Tesoriere
Direct: $20,000,000	Name:	Steven Tesoriere
	Title:	Managing Director

Backstop: $20,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Oaktree Opportunities Fund XI Holdings (Delaware), L.P.

	By:	Oaktree Fund GP, LLC
	Its:	General Partner

	By:	Oaktree Fund GP I, L.P.
	Its:	Managing Member

	By:	/s/ Kaj Vazales
	Name:	Kaj Vazales
	Title:	Authorized Signatory
Commitment
	By:	/s/ Jordan Mikes
Direct: $75,700,000	Name:	Jordan Mikes
	Title:	Authorized Signatory

Backstop: $131,800,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.

	By:	Oaktree Fund GP, LLC
	Its:	General Partner

	By:	Oaktree Fund GP I, L.P.
	Its:	Managing Member

	By:	/s/ Kaj Vazales
	Name:	Kaj Vazales
	Title:	Authorized Signatory
Commitment
	By:	/s/ Jordan Mikes
Direct: $13,400,000	Name:	Jordan Mikes
	Title:	Authorized Signatory

Backstop: $23,300,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Oaktree Phoenix Investment Fund, L.P.

By:	Oaktree Phoenix Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree Phoenix Investment Fund GP Ltd.
Its:	General Partner

Commitment

Direct: $2,000,000

Backstop: $2,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Oaktree Value Equity Holdings, L.P.

	By:	Oaktree Value Equity Fund GP, L.P.
	Its:	General Partner

	By:	Oaktree Value Equity Fund GP Ltd.
	Its:	General Partner

	By:	Oaktree Capital Managment, L.P.
	Its:	Director

	By:	/s/ Peter Boos
	Name:	Peter Boos
	Title :	Vice President
Commitment;
	By:	/s/ Henry Orren
Direct: $10,000,000	Name:	Henry Orren
	Title :	Senior Vice President

Backstop: $6,000,000

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Rubric Capital Master Fund LP

By:	/s/ Michael Nachmani
Name:	Michael Nachmani
Title:	Authorized Signatory

Commitment

Direct: $58,771,500

Backstop: $58,771,500

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

BEMAP Master Fund Ltd

By:	/s/ Michael Nachmani
Name:	Michael Nachmani
Title:	Authorized Signatory

Commitment

Direct: $8,141,250

Backstop: $8,141,250

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Blackstone CSP-MST FMAP Fund

By:	/s/ Michael Nachmani
Name:	Michael Nachmani
Title:	Authorized Signatory

Commitment

Direct: $8,087,250

Backstop: $8,087,250

[Signature Page to Equity Purchase and Commitment Agreement]

EQUITY PURCHASE AND COMMITMENT AGREEMENT

Highbridge Tactical Credit Master Fund, L.P

By:	Highbridge Capital Management, LLC,
as Trading Manager

/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

Commitment

Direct: $10,666,666.67

Backstop: $9,333,333.33

[Signature Page to Equity Purchase and Commitment Agreement]

MSD CREDIT OPPORTUNITY MASTER FUND, L.P.

By:	/s/ Kenneth Gerold
Name: Kenneth Gerold
Title: Authorized Signatory

[Signature page to Equity Purchase and Commitment Agreement]

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By:	HG Vora Capital Management, LLC, as investment adviser

By:	/s/ Mandy Lam
Name: Mandy Lam
Title: Authorized Signatory

[Signature page to Equity Purchase and Commitment Agreement]

SACHEM HEAD LP

By:	Sachem Head Capital Management LP, its investment manager

By:	/s/ Michael D. Adamski
Name: Michael D. Adamski
Title: General Counsel

[Signature page to Equity Purchase and Commitment Agreement]

SACHEM HEAD MASTER LP

By:	Sachem Head Capital Management LP, its investment manager

By:	/s/ Michael D. Adamski
Name: Michael D. Adamski
Title: General Counsel

[Signature page to Equity Purchase and Commitment Agreement]

Honeycomb Master Fund LP

By:	Honeycomb Asset Management LP, its investment manager

By:	/s/ Vick Sandhu
Name: Vick Sandhu
Title: COO/GC

[Signature page to Equity Purchase and Commitment Agreement]

Arrow Partners LP

By:	/s/ Mal Serure

Name: Mal Serure
Title: General Partner

[Signature page to Equity Purchase and Commitment Agreement]

Arrow Offshore, LTD

By:	/s/ Mal Serure

Name: Mal Serure
Title: Director

[Signature page to Equity Purchase and Commitment Agreement]

MARINER ATLANTIC MULTI-STRATEGY MASTER FUND, LTD.

By:	Mariner Investment Group, LLC as Investment Manager

By:	/s/ John C. Kelty
Name: John C. Kelty
Title: Authorized Signatory

[Signature page to Equity Purchase and Commitment Agreement]

MARINER GLEN OAKS MASTER FUND, L.P.

By:	Mariner Investment Group, LLC As Investment Manager

By:	/s/ John C. Kelty
Name: John C. Kelty
Title: Authorized Signatory

[Signature page to Equity Purchase and Commitment Agreement]

CASPIAN SELECT CREDIT MASTER FUND, LTD.

By:	/s/ Adele Kittredge Murray
Name: Adele Kittredge Murray
Title: Authorized Signatory

CASPIAN SC HOLDINGS, L.P.

By:	/s/ Adele Kittredge Murray
Name: Adele Kittredge Murray
Title: Authorized Signatory

CASPIAN FOCUSED OPPORTUNITIES FUND, L.P.

By:	/s/ Adele Kittredge Murray
Name: Adele Kittredge Murray
Title: Authorized Signatory

SPRING CREEK CAPITAL, LLC

By:	/s/ Adele Kittredge Murray
Name: Adele Kittredge Murray
Title: Authorized Signatory

[Signature page to Equity Purchase and Commitment Agreement]

VR GLOBAL PARTNERS, L.P.

By:	/s/ Emile du Toit
Name: Emile du Toit
Title: Authorized Signatory

[Signature page to Equity Purchase and Commitment Agreement]

SCOPIA LONG QP LLC
By: Scopia Capital GP LLC, its Managing Member

By:	/s/ Aaron Morse
Name: Aaron Morse
Title: Vice President

SCOPIA INTERNATIONAL MASTER FUND LP
By: Scopia Capital GP LLC, its General Partner

By:	/s/ Aaron Morse
Name: Aaron Morse
Title: Vice President

SCOPIA PX LLC
By: Scopia Capital GP LLC, its Managing Member

By:	/s/ Aaron Morse
Name: Aaron Morse
Title: Vice President

SCOPIA PX INTERNATIONAL MASTER FUND LP
By: Scopia Capital GP LLC, its General Partner

By:	/s/ Aaron Morse
Name: Aaron Morse
Title: Vice President

405 MSTV I LP
By: Scopia Capital Management LP, its Trading Advisor

By:	/s/ Aaron Morse
Name: Aaron Morse
Title: Chief Operating Officer

PRELUDE OPPORTUNITY FUND LP
By: Scopia Capital Management LP, its Sub-Advisor

By:	/s/ Aaron Morse
Name: Aaron Morse
Title: Chief Operating Officer

[Signature page to Equity Purchase and Commitment Agreement]

AG CREDIT SOLUTIONS NON-ECI MASTER FUND, L.P.
AG CATALOOCHEE, L.P.
AG CORPORATE CREDIT OPPORTUNITIES FUND, L.P.
AG CENTRE STREET PARTNERSHIP, L.P.
AG MM, L.P.
AG CAPITAL SOLUTIONS SMA ONE, L.P.
AG SUPER FUND MASTER, L.P.

By: Angelo, Gordon & Co., L.P., as manager or advisor

By:	/s/ Ryan Millett
Name: Ryan Millett
Title: Global Head of Distressed & Corporate Special Situations

[Signature page to Equity Purchase and Commitment Agreement]

POINT72 ASSOCIATES, LLC

By:	/s/ Vincent Tortorella
Name: Vincent Tortorella
Title: Authorized Signatory

[Signature page to Equity Purchase and Commitment Agreement]

CPV HOLDINGS, LLC

By:	/s/ Andrew B. Cohen
Name: Andrew B. Cohen
Title: Authorized Signatory

[Signature page to Equity Purchase and Commitment Agreement]

Annex A

Terms of Preferred Stock

ANNEX A

Shares of Preferred Stock

Summary of Principal Terms and Conditions1

Issuer	Hertz Global Holdings, Inc., a Delaware corporation and a debtor and debtor-in-possession in a Chapter 11 case currently pending in the United States Bankruptcy Court for the District of Delaware, docketed as Case No. 20-11218 (MFW) (Jointly Administered), as reorganized pursuant to the Plan (the “Issuer”).

Security; Stated Value

A newly-created series of cumulative perpetual non-convertible preferred stock issued by the Issuer (the “Preferred Stock”) having, as of the Closing Date, an aggregate initial stated value of $1,500,000,000 (the “Direct Investment Preferred Amount”) and an initial stated value per share of $1,000. From and after the Closing Date, the stated value of the Preferred Stock shall increase by the amount of any Compounded Dividends (as defined below) (the “Stated Value”). The purchase price paid by the Investors for the Preferred Stock on the Closing Date shall be the initial Stated Value thereof net of any applicable Purchase Discount/Upfront Fee described below.

The “Accrued Stated Value” will be an amount equal to the sum of (i) the then-current Stated Value plus (ii) any accrued but unpaid Preferred Dividends (as defined below), pro-rated for the elapsed portion of the applicable semi-annual period.

Investors	A syndicate of institutions assembled by one or more affiliates of Apollo Capital Management, L.P. (“ACM”) in its or their sole discretion, including one or more funds, accounts or other clients managed by ACM or its affiliates, but excluding any Prohibited Transferee (as defined below) (such institutions, collectively, the “Investors”); provided, that prior to the Closing, any Investor may only transfer its Direct Investment Preferred Commitment in accordance with the Purchase Agreement.

Priority, Preference and Ranking	The Preferred Stock shall have a payment priority, liquidation preference and ranking senior to any other class or series of equity securities of the Issuer.

Use of Proceeds	The proceeds of the issuance of Preferred Stock will be used, together with cash on hand and the proceeds of certain debt and equity financings contemplated by the Plan, to retire certain outstanding indebtedness of the Issuer and its subsidiaries in accordance with the Plan and to pay fees and expenses in connection with the consummation of the Plan. Any excess proceeds shall be used by the Issuer and its subsidiaries for working capital and general corporate purposes.

1            Capitalized terms used but not defined in this Annex 1 shall have the meanings set forth in the Equity Purchase and Commitment Agreement (the “Purchase Agreement”) to which this Summary of Principal Terms and Conditions is attached.

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Purchase Discount/Upfront Fee	2.00% of the initial Stated Value of the Preferred Stock on the Closing Date, which the Investors shall be permitted, in their discretion, to take in the form of a discount to the purchase price of the Preferred Stock or as an upfront fee (the “Purchase Discount/Upfront Fee”).

Dividends

(a)          Shares of Preferred Stock shall accrue a dividend, payable semi-annually in arrears (with the first dividend paid on the six month anniversary of the Closing Date), in an amount equal to (x) the applicable Dividend Rate (as defined below) multiplied by (y) the then-current Stated Value (each such dividend, whether or not declared, a “Preferred Dividend”).

(b)          The Preferred Dividend shall accrue on a daily basis from the Closing Date, shall be computed on the basis of a 365-day year and the actual days elapsed and shall be payable or capitalized, as applicable, on the last business day of each semi-annual period. Except as described in the penultimate sentence of this paragraph, for each semi-annual period, the Issuer shall pay the Preferred Dividend in cash; provided, that all or any portion of the Preferred Dividend will only be paid in cash when, as and if declared by the board of directors of the Issuer and to the extent permitted by Law. Unless all of the Preferred Dividend in respect of a semi-annual period is declared by the board of directors of the Issuer and paid in cash, the portion of the Preferred Dividend that is not declared and paid in cash shall automatically be accreted to, and increase, the Stated Value effective on the last business day of each applicable semi-annual period (such amounts, “Compounded Dividends”) and such increase in Stated Value shall itself thereafter accrue dividends in accordance with clause (a) above. For the avoidance of doubt, failure to pay any Preferred Dividend in cash after the 42-month anniversary of the Closing Date shall constitute a “Non-Compliance Event” and shall be subject to the provisions set forth under such heading herein.

“Dividend Rate” shall mean, subject to the provisions described under “Non-Compliance Events” below, (i) with respect to a Preferred Dividend accrued on or prior to the second anniversary of the Closing Date, 9.00% per annum, (ii) with respect to a Preferred Dividend accrued after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, (a) for any portion of the Preferred Dividend paid in cash, 7.00% per annum and (b) for any portion of the Preferred Dividend paid as a Compounded Dividend, 9.00% per annum, (iii) with respect to the Preferred Dividend accrued after the third anniversary of the Closing Date and on or prior to the 42-month anniversary of the Closing Date, (a) for any portion of the Preferred Dividend paid in cash, 8.00% per annum and (b) for any portion of the Preferred Dividend paid as a Compounded Dividend, 10.00% per annum, (iv) with respect to the Preferred Dividend accrued after the 42-month anniversary of the Closing Date and on or prior to the fourth anniversary of the Closing Date, 9.00% per annum, (v) with respect to the Preferred Dividend accrued after the fourth anniversary of the Closing Date and on or prior to the 54 month anniversary of the Closing Date, 10.00% per annum, (vi) with respect to the Preferred Dividend accrued after the 54-month anniversary of the Closing Date and on or prior to the fifth anniversary of the Closing Date, 11.00% per annum and (vii) with respect to a Preferred Dividend accrued after the fifth anniversary of the Closing Date, an amount equal to the sum of (a) 13.00% per annum and (b) the product of (x) 2.00% per annum multiplied by (y) the number of whole years elapsed since the fifth anniversary of the Closing Date through and including such dividend payment date; provided that each of the foregoing rates shall be increased by 6.00% per annum at any time that the funded corporate Indebtedness of the Issuer, the OpCo Borrower and its restricted subsidiaries exceeds $3,300,000,000 (the “Indebtedness Step-Up”).

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Call Protection

The Issuer may redeem the Preferred Stock in whole or in part at any time (and from time to time), in cash, at the Redemption Price (as defined below) in effect as of the redemption date.

The “Redemption Price” means the greater of (x) 100.00% of the then current Accrued Stated Value of the Preferred Stock being redeemed and (y) the amount necessary, if any, to result in a MOIC (as defined below) of 1.30x with respect to the Preferred Stock being redeemed.

“MOIC” shall mean with respect to a share of Preferred Stock, a multiple on invested capital equal to the quotient determined by dividing (A) the sum of (w) the aggregate amount of all Preferred Dividends made in cash with respect to such share of Preferred Stock on or prior to the applicable date of determination (other than any dividends paid in cash in respect of any Step-Up (as defined below)) plus (x) the ratable portion of any original issue discount or upfront fees paid to the Investors on the Closing Date (but excluding the advisory fee payable pursuant to that certain Engagement Letter between Apollo Global Securities, LLC and The Hertz Corporation dated May 2, 2021) allocable to such share of Preferred Stock plus (y) 100% of the Accrued Stated Value of such share of Preferred Stock (other than any Accrued Stated Value attributable to any Step-Up) plus (z) any premium paid with respect to such share of Preferred Stock by (B) $1,000.

(a)    Any partial redemption of the Preferred Stock will be in amounts of shares with no less than $250.0 million aggregate Accrued Stated Value as of the time of such redemption (unless the aggregate then current aggregate Accrued Stated Value of the Preferred Stock is equal to or less than $250.0 million, in which case any such redemption will redeem all of the then outstanding Preferred Stock).

(b)    The Issuer and its subsidiaries shall make any such redemptions or any other repurchases of the Preferred Stock only on a pro rata basis.

Liquidation Redemption	In the event of any liquidation, dissolution or winding up of the Issuer, the Issuer shall be required to offer to redeem all of the outstanding Preferred Stock in cash at the then-applicable Redemption Price.

No Mandatory Redemption	The Investors shall not have the right to require the Issuer to offer to redeem all or a portion of the Preferred Stock.

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Information Rights	The Investors will be entitled to customary information rights to be mutually agreed (but in any event to include all recurring financial information and material notices furnished to the lenders under the Exit Revolving Credit Facility or the Exit Term Loan Facility (or, in each case, any indebtedness incurred to refinance the same) (collectively, the “Exit Facilities”) on the same schedule as the lenders under the Exit Facilities receive such information). Upon request, the Preferred Equity Plan Sponsor shall be entitled to receive any information provided to the Issuer’s board of directors, subject to customary exceptions and limitations. In addition, the Preferred Equity Plan Sponsor will be entitled to customary inspection rights (which inspections shall be consistent with and permitted no less frequently than the inspection rights under the Exit Facilities and subject to customary limitations and exceptions).

Voting Rights	Investors will have no voting rights, except as required by Law (including Section 1123(a)(6) of the U.S. Bankruptcy Code) or as set forth under “Protective Provisions” or “Non-Compliance Events” below.

Protective Provisions

Without the prior written consent of the holders of a majority of the Stated Value of the outstanding shares of Preferred Stock (the “Preferred Majority Holders”):

i.       the Issuer shall not amend, alter or repeal any provisions of its certificate of incorporation or by-laws in a manner that adversely affects the rights, preferences or privileges of the Preferred Stock;

ii.        the Issuer shall not liquidate, dissolve or wind up its business and affairs;

iii.      the Issuer shall not create, authorize or issue (by reclassification or otherwise) any equity security having rights, preferences or privileges ranking senior to the Issuer’s common stock issued on the Closing Date (other than the Preferred Stock issued on the Closing Date), or any security convertible into or exchangeable for any such equity security; provided that the Issuer shall be permitted to issue equity securities having rights, preferences or privileges ranking senior to the Issuer’s common stock to the extent the proceeds thereof are to be applied substantially contemporaneously to the redemption in full in cash of the Preferred Stock in accordance with the terms hereof (and provided that all shares of Preferred Stock shall be redeemed in connection therewith);

iv.       the Issuer shall not create, authorize or issue any additional shares of Preferred Stock or any series thereof;

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v. the Issuer shall not consummate any asset sales (including the issuance or sale of any equity securities of a subsidiary to a third party) other than certain ordinary course exceptions to be mutually agreed. The Issuer shall not allow The Hertz Corporation (the “OpCo Borrower”) nor any of its restricted subsidiaries to make any asset sales, subject to exceptions consistent with the exceptions set forth in the Exit Facilities as in effect on the Closing Date (it being understood that the definitive documentation governing the Preferred Stock shall include an “asset sale sweep” provision substantially consistent with the definitive documentation governing the Exit Facilities in effect as of the Closing Date, which shall require that the Issuer and its restricted subsidiaries redeem the Preferred Stock with excess net cash proceeds of asset sales to the extent (i) such proceeds are not applied to reinvestment in the business or satisfaction of funded debt obligations within the periods specified under the Exit Facilities as in effect on the Closing Date and (ii) such payment is permitted under the Exit Facilities at such time);

vi. the Issuer and its restricted subsidiaries shall be prohibited from entering into or modifying any transaction or agreement with an affiliate of the Issuer (other than transactions among the Issuer and its restricted subsidiaries), unless at on terms no less favorable to the Issuer or such subsidiary than would be obtained by the Issuer or such subsidiary from an unrelated third party on an arm’s length basis, subject to certain exceptions consistent with the exceptions under the Exit Facilities as in effect on the Closing Date (including for transactions approved by a majority of disinterested directors);

vii. the Issuer shall not merge or consolidate with, or dispose of all or substantially all of its assets to, any other person;

viii. the Issuer and its restricted subsidiaries shall not be permitted to (i) pay dividends or other distributions on any equity interests of the Issuer (other than the Preferred Stock) or its restricted subsidiaries (other than any dividends to the Issuer to allow the Issuer to pay dividends on the Preferred Stock), or (ii) repurchase or redeem any securities having rights, preferences or privileges ranking junior to the Preferred Stock (including common stock) (clauses (i) and (ii), collectively, “Restricted Payments”); provided, however, the Issuer and its restricted subsidiaries shall be permitted to make additional customary Restricted Payments to be mutually agreed (including repurchases of common stock or options from present or former officers, directors or employees, expense reimbursements and permitted tax payments consistent with the terms of the Exit Facilities in effect on the Closing Date), which in any event shall include the ordinary course exceptions set forth in the Exit Facilities as in effect on the Closing Date;

ix. the Issuer shall not be permitted to make Investments (defined in a manner consistent with the Exit Facilities as in effect on the Closing Date), other than ordinary course Investments to be mutually agreed. The Issuer shall not permit the OpCo Borrower or its restricted subsidiaries to make Investments, other than Investments that are permitted by the Exit Facilities as in effect on the Closing Date;

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x. the Issuer shall not incur any Indebtedness (defined in a manner consistent with the Exit Facilities as in effect on the Closing Date) other than ordinary course Indebtedness to be mutually agreed. The Issuer shall not allow the OpCo Borrower nor any of its restricted subsidiaries to incur any Indebtedness, nor issue any series of preferred stock, except Indebtedness of the OpCo Borrower and its restricted subsidiaries permitted under the Exit Facilities as in effect on the Closing Date (including, without limitation, unlimited Indebtedness subject to the Unsecured Ratio Incurrence Test, as defined in the Exit Facilities as in effect on the Closing Date); and

xi. the Issuer and its restricted subsidiaries shall continue to engage in business of the same general type as conducted by the Issuer and its restricted subsidiaries on the Closing Date, taken as a whole.

The definitive documentation governing the Preferred Stock shall include provisions governing designation of “unrestricted” subsidiaries consistent with those under the Exit Facilities as in effect as of the Closing Date.

For the avoidance of doubt, references herein to the Exit Facilities as in effect on the Closing Date shall be deemed to refer to the terms of the Exit Facilities reflected in the commitment letter dated as of the date hereof executed by and between the OpCo Borrower and the commitment parties party thereto. To the extent that any of the baskets in the Exit Facilities are adjusted downward or eliminated as a result of the exercise of any “flex” rights with respect thereto or otherwise, the corresponding baskets (if any) in the definitive documentation governing the Preferred Stock shall be correspondingly reduced or eliminated.

Non-Compliance Events and Forced Exit Transaction	Following the occurrence and during the continuance of any “Non-Compliance Event”:

(i) The Stated Value of the Preferred Stock shall accrete by an additional 0.50% per month (a “Non-Compliance Step-Up” and, together with an Indebtedness Step-Up, the “Step-Ups”);

(ii) Commencing on the 30th day of a Non-Compliance Event, the Issuer’s governing documents shall provide that the size of the Issuer’s board of directors shall be automatically increased by 50% (rounded upward, if necessary, due to an odd number of initial directors)[2], and the newly created vacancies shall be filled by the Issuer’s board of directors from nominees proposed by the Preferred Majority Holders (which shall propose two nominees for each such vacancy);

2    For example, if the Issuer’s board of directors was previously comprised of six directors, it shall be increased to nine directors.

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(iii) Commencing on the later to occur of (x) the 60th day of a Non-Compliance Event and (y) the end of the Relief Period under, and as defined in, the Exit Facilities as in effect on the Closing Date, the Issuer will initiate a process to consummate (each, a “Forced Exit Transaction”):

a. An underwritten public offering of shares of common stock of the Issuer, or other capital raise by the Issuer, in each case the net cash proceeds of which shall be used to redeem the Preferred Stock in accordance with the terms hereof; or
b. a sale as a result of which the Issuer shall have sufficient cash on hand to redeem the Preferred Stock in accordance with the terms hereof (and the net cash proceeds of which shall be so applied);

provided that the Issuer shall not be permitted to consummate any Forced Exit Transaction without the consent of the Preferred Majority Holders to the extent that the proceeds thereof would be insufficient to redeem the Preferred Stock in full in cash in accordance with the terms hereof;

(iv) Commencing on the 270th day of a Non-Compliance Event:

a. The Issuer’s governing documents shall provide that the size of the Issuer’s board of directors shall be automatically further increased so that the number of directors shall be double the number of directors as of immediately before the first increase relating to such Non-Compliance Event plus one additional director, and the newly created vacancies shall be filled by the Issuer’s board of directors from nominees proposed by the Preferred Majority Holders (which shall propose two nominees for each such vacancy) (the “Majority Board Proposal Right”);

b. The board of directors of the Issuer, as reconstituted pursuant to clause (a) above, shall, to the extent the Relief Period is no longer in effect, pursue a Forced Exit Transaction and shall take all actions consistent with their fiduciary duties necessary to consummate such a transaction (provided that the Issuer shall not be permitted to consummate any Forced Exit Transaction without the consent of the Preferred Majority Holders to the extent that the proceeds thereof would be insufficient to redeem the Preferred Stock in full in cash in accordance with the terms hereof); and

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c. Shares of Preferred Stock shall be entitled to vote with the shares of common stock of the Issuer on an “as-if” converted basis, and shall be treated by the Issuer’s governing documents as holding 51% of the then-outstanding voting capital stock of the Issuer; provided that to the extent such voting of shares of Preferred Stock is not permitted by applicable rules of the stock exchange on which the common stock of the Issuer is listed, the Issuer and the Preferred Majority Holders shall cooperate reasonably and in good faith to implement an alternate arrangement that most closely approximates the foregoing (collectively, the “Majority Voting Right”).

To the extent that more than one Non-Compliance Event shall be continuing at any time, the above-described periods shall commence on the date of the first Non-Compliance Event and shall continue until such time as all Non-Compliance Events have been cured or waived.

Each holder of Preferred Stock shall have the rights and remedies set forth in the definitive documentation governing the Preferred Stock, and rights and remedies under applicable law or at equity.

“Non-Compliance Event” shall mean, subject, as appropriate, to customary cure rights and grace periods to be mutually agreed (but in no event more restrictive than those set forth in the Exit Facilities as in effect on the Closing Date):

a. Failure to pay (i) each Preferred Dividend in cash following the 42-month anniversary of the Closing Date, (ii) any Preferred Dividend when due or (iii) any redemption premium when due;

b. Failure to comply with any of the “Protective Provisions” described above;

c. The occurrence of a Change of Control (to be defined in a manner consistent with the definition thereof under the Exit Facilities as in effect on the Closing Date);

d. Insolvency events (to be consistent with the corresponding events of default under the Exit Facilities as in effect on the Closing Date); and

e. Other customary defaults (including with respect to inaccuracy of representations and warranties) (to be consistent with the corresponding events of default under the Exit Facilities as in effect on the Closing Date).

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From and after the 87-month anniversary of the Closing Date, to the extent any shares of Preferred Stock remain outstanding and irrespective of whether a Non-Compliance Event shall have occurred and be continuing, the Preferred Majority Holders shall be entitled to the Non-Compliance Step-Up, the Majority Board Proposal Right and the Majority Voting Right, and the Issuer shall initiate a process to promptly consummate a Forced Exit Transaction.

Board Rights	Without limitation of the terms described above under “Non-Compliance Events”, for so long as ACM and its affiliates own at least 50% of the shares of Preferred Stock then outstanding, ACM and its affiliates shall have the right to appoint (i) one observer to the Issuer’s board of directors (and not to any committee thereof) and (ii) one director to the Issuer’s board of directors. These rights shall be non-transferrable without the consent of the Issuer.

Documentation	The definitive documentation for the Preferred Stock shall be consistent with the terms set forth herein and otherwise reasonably acceptable to the parties hereto

Transfer of the Preferred Stock	(a) Subject to compliance with applicable securities laws, shares of Preferred Stock will be transferable by the holders thereof to any person other than a Prohibited Transferee and the Issuer will recognize and register any such transfer on its books.

(b) The Issuer will use commercially reasonable efforts to cooperate with the holders of the Preferred Stock in connection with such transfer, including providing reasonable and customary information (i) in connection with any such holder’s marketing efforts or any such potential transferee’s due diligence (subject to customary confidentiality restrictions) or (ii) in order to comply with applicable securities laws.

“Prohibited Transferees” means (i) the financial institutions and other entities that have been specified by the Issuer in writing to the Investors on or prior to the date of its execution of the Purchase Agreement and reasonably acceptable to the Investors, and (ii) bona fide competitors of the Issuer and its subsidiaries specified by the Issuer in writing to the Investors on or prior to the date of its execution of the Purchase Agreement (the list of which may be updated by the Issuer from time to time with respect to additional bona fide competitors).

Expense Reimbursement; Indemnification	The definitive documentation governing the Preferred Stock will include customary expense reimbursement and indemnification provisions to be mutually agreed.

Fiduciary Duties	This Annex 1 is not intended to, and will not be deemed to, impose any obligation or duty on any party or any of their respective affiliates or representatives (including any duty of good faith, care, loyalty or other fiduciary duty, in each case, whether express or implied).

Counsel to Investors	Paul, Weiss, Rifkind, Wharton & Garrison LLP.

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Tax Treatment	The Issuer and the Investors will cooperate in good faith to agree on appropriate terms in the definitive documentation governing the Preferred Stock to avoid the application of Section 305(c) of the Code to any accrued Preferred Dividends.

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Annex B

AGS Engagement Letter

 PRIVATE & CONFIDENTIAL

Apollo Global Securities, LLC 9 West 57th Street 37th Floor New York, NY 10019 (212) 822-0598

May [•], 2021

The Hertz Corporation

8501 Williams Road

Estero, Florida 33928

Attention: Kenny Cheung

Ladies and Gentlemen,

1.       Reference is made to the Equity Purchase and Commitment Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Hertz Global Holdings, Inc., a Delaware corporation, Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates (the “Preferred Equity Plan Sponsor”), and the other Equity Commitment Parties from time to time party thereto. Terms used but not defined in this letter agreement (the “Letter Agreement”) shall have the meanings assigned thereto in Purchase Agreement.

2.       [REDACTED]

3.       You agree that, once paid, the Advisory Fee payable hereunder will not be refundable under any circumstances. The Advisory Fee payable hereunder will be paid in U.S. Dollars in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim. In addition, such payment shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local tax authority (except as required by applicable law), or (if so required by applicable law) will be grossed up by you for such amounts, except to the extent that such deduction, charge or withholding has arisen because of any matter relating to the identity, organization or jurisdiction of AGS. All fees received by AGS hereunder may be shared among AGS and its affiliates as AGS may determine in its sole discretion. You agree that your obligations under this Letter Agreement in respect of the Advisory Fee shall survive the purchase of the Direct Investment Preferred Shares by the Preferred Equity Plan Sponsor and the other Investors.

4.        The Common Equity Plan Sponsors and the Company shall each provide commercially reasonably assistance to AGS in connection with AGS’s syndication efforts of the Direct Investment Preferred Shares (the “Syndication”) until the 30th day following the Closing Date, including assisting AGS with the preparation of customary offering documents and materials, including private placement memoranda, information memoranda and packages, investor presentations and similar documents and materials, including the execution and delivery of reasonable and customary representation and authorization letters in connection therewith. AGS acknowledges that the Investors and their affiliates will be subject to certain restrictions on transferring Direct Investment Preferred Shares set forth in the definitive documentation governing the Direct Investment Preferred Shares and agrees that nothing in this Letter Agreement supersedes or renders ineffective such restrictions.

1 [REDACTED]

5.      Notwithstanding anything to the contrary contained herein, AGS agrees not to syndicate any portion of the Preferred Stock to Prohibited Transferees.

6.       You and the Common Equity Plan Sponsors each agree, at our request, to use commercially reasonable efforts to assist us in the preparation of a version of customary marketing and informational materials and presentations that may be used in connection with the Syndication that will consist exclusively of information and documentation that is (i) publicly available or (ii) not material with respect to you or your subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (all such information and documentation being “Public Purchaser Information”). You and the Common Equity Plan Sponsors each acknowledge and agree that, subject to the confidentiality provisions of this Letter Agreement, the following documents may be distributed to purchasers of the Direct Investment Preferred Shares wishing to receive only Public Purchaser Information: (a) drafts that are not marked confidential and final definitive documentation with respect to the Direct Investment Preferred Shares; (b) administrative materials prepared by us for the purchasers of the Direct Investment Preferred Shares (such as meeting invitations for purchasers of the Direct Investment Preferred Shares, allocations and funding and closing memoranda); and (c) notification of changes in the previously disclosed terms of the Direct Investment Preferred Shares. You also agree to use commercially reasonable efforts to identify that portion of any other Information (as defined below) to be distributed to “public side” purchasers of the Direct Investment Preferred Shares (i.e., purchasers of the Direct Investment Preferred Shares that do not wish to receive material non-public information with respect to you or your subsidiaries or any of their respective securities).

7.       You hereby represent that (a) all written factual information (other than forward looking information and information of a general economic or industry specific nature) (the “Information”) regarding the Company or any of its Subsidiaries that has been or will be made available to us by you or any of your officers or employees on your behalf specifically for inclusion in the Public Purchaser Information, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (giving effect to all supplements and updates provided thereto), in the light of the circumstances under which they were made, not misleading and (b) forward-looking information regarding the Company or any of its Subsidiaries that has been or will be made available to us by you or any of your officers or employees on your behalf specifically for inclusion in the Public Purchaser Information have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time made and at the time such forward-looking information is made available to us; it being understood by the purchasers of the Direct Investment Preferred Shares that such forward-looking information is as to future events and are not to be viewed as facts, such forward-looking information is subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such forward-looking information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized. In structuring the Direct Investment Preferred Shares, we will be entitled to use and rely on the Information without responsibility for independent verification thereof.

8.        You agree to indemnify and hold harmless AGS and its affiliates, and the respective officers, directors, employees, agents, controlling persons, members and representatives of each of the foregoing and their respective successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any actual or threatened claim, actions, suits, inquiries, litigation, investigation or proceeding by a third party arising out of or in connection with the Syndication (any such matters being referred to as “Indemnified Matters” and any such claim, actions, suits, inquiries, litigation, investigation or proceeding, a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by you, your equity holders, creditors or any other third party or by any of their respective subsidiaries or affiliates), and to reimburse each such Indemnified Person promptly upon demand for any reasonable documented out-of-pocket legal expenses incurred in connection with investigating or defending any of the foregoing and other reasonable documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing or in connection with the enforcement of any provision of this Letter Agreement; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s Affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, members or Representatives (collectively, such Indemnified Person’s “Related Persons”), (ii) arising out of a material breach by such Indemnified Person (or any of such Indemnified Person’s Related Persons) of its obligations under this Letter Agreement (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) arising out of any Proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person, or (B) any settlement entered into by such Indemnified Person (or any of such Indemnified Person’s Related Persons) without your written consent (such consent not to be unreasonably withheld, delayed or conditioned). The indemnification provided for in this paragraph with respect to the Indemnified Matters shall be the sole indemnification available from the Company or its Affiliates for such Indemnified Matters. The Indemnified Persons shall not be entitled to, and shall not seek, any indemnification under the Purchase Agreement for such Indemnified Matters.

9.        None of the Indemnified Persons or (except solely as a result of your indemnification obligations set forth above to the extent an Indemnified Person is found so liable) you, or any of your affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Letter Agreement, the Syndication, except as provided in the definitive documentation governing the Direct Investment Preferred Shares. You shall not, without the prior written consent of each applicable Indemnified Person (which consent, except with respect to a settlement including a statement of the type referred to in clause (b) below, shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings, (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person and (c) includes customary confidentiality and non-disparagement agreements.

10.      You acknowledge that we may be providing debt financing, equity capital or other services to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. You acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Letter Agreement, or to furnish to you, confidential information obtained by us from other companies.

11.     You further acknowledge and agree that (a) AGS will act as an independent contractor and no fiduciary, advisory or agency relationship between you and us is intended to be or has been created in respect of any of the transactions contemplated by this Letter Agreement, irrespective of whether we have advised or are advising you on other matters, (b) AGS is acting solely as a principal and not as an agent of yours hereunder and AGS, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Letter Agreement, (d) you have been advised that we are engaged in a broad range of transactions that may involve interests that differ from your interests (including as described in the Purchase Agreement) and that we do not have any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) you waive, to the fullest extent permitted by law, any claims you may have arising out of or in connection with this Letter Agreement, the Syndication against us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that we shall not have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors. AGS is not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and AGS shall have no responsibility or liability to you with respect thereto.

12.     The Company agrees that the provisions of paragraph 2 of this Letter Agreement (the “Confidential Information”) are confidential, and, except as otherwise agreed to in writing by AGS, as required by law or judicial process, shall not be disclosed by you to any person or entity other than your representatives who reasonably need to be made aware of the Confidential Information and who agree to keep the Confidential Information confidential. If the Company determines that it is required by law or judicial process to disclose the Confidential Information, it shall consult AGS regarding such disclosure and seek confidential treatment for such portions of the disclosure or filing as may be reasonably requested by AGS. If you are required to disclose the Confidential Information in the Chapter 11 Cases, you will first seek entry of an order, reasonably satisfactory to AGS, authorizing you to file the Confidential Information with such redactions as AGS may reasonably request, and that an unredacted copy of this Letter Agreement may only be disclosed to the Bankruptcy Court, the U.S. Trustee (as defined in the Plan) and the legal and financial advisors to any statutory committee appointed in the Chapter 11 Cases.

13.     We shall use all non-public information received by us and our affiliates in connection with this Letter Agreement, the Syndication solely for the purposes of negotiating, evaluating and consulting on the transactions contemplated hereby and thereby and providing the services that are the subject of this Letter Agreement and not for any other purpose. We shall treat confidentially, together with the terms and substance of this Letter Agreement, all such information; provided, however, that we shall be permitted to disclose such information (a) to rating agencies, (b) to any prospective purchasers of the Direct Investment Preferred Shares who have agreed to be bound by the confidentiality and non-use restrictions of this paragraph (provided that you shall be an express third-party beneficiary of such agreements entitled to enforce such confidentiality and non-use restrictions), (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case we shall promptly notify you, in advance, to the extent permitted by law so that you may seek an appropriate protective order or other appropriate remedy (at your sole cost and expense)), (d) upon the request or demand of any regulatory authority having or asserting jurisdiction over us or our respective affiliates (in which case we shall promptly notify you, in advance, to the extent permitted by law so that you may seek an appropriate protective order or other appropriate remedy (at your sole cost and expense)), (e) to our affiliates, the limited partners of funds managed by the Preferred Equity Plan Sponsor and our, our affiliates’ and such limited partners’ respective representatives who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential (and we shall be fully responsible for such parties’ breach of this paragraph), (f) to any of our affiliates and their representatives (provided that any such affiliate or representative is advised of its obligation to retain such information as confidential, and we shall be fully responsible for our affiliates’ and their representatives’ breach of this paragraph) to be utilized solely in connection with rendering services to you in connection with the proposed transaction, (g) to the extent any such information becomes publicly available other than by reason of disclosure by us, our Affiliates or any of our respective Representatives in breach of this Letter Agreement, (h) to the extent that such information is received by us from a third party that is not, to our knowledge (after reasonable inquiry), subject to confidentiality obligations owing to you or any of your affiliates or related parties, (i) to the extent that such information is independently developed by us without use of or reference to the information provided to us, (j) for purposes of establishing a “due diligence” defense (in which case we shall promptly notify you, in advance, to the extent permitted by law) or (k) to the extent that such information was already in our possession prior to any duty or other undertaking of confidentiality entered into by us or any of our Affiliates in connection with the proposed transaction or is independently developed by us.

14.     THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO SUCH STATE’S CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS LETTER AGREEMENT, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER, ARISING OUT OF, OR IN CONNECTION WITH THIS LETTER AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, SHALL BE BROUGHT IN THE BANKRUPTCY COURT, OR IF THE BANKRUPTCY COURT DOES NOT HAVE JURISDICTION TO HEAR SUCH ACTION, SUIT OR PROCEEDING, ANY STATE OR FEDERAL COURT LOCATED IN DELAWARE COUNTY, DELAWARE, AND BY EXECUTING AND DELIVERING THIS LETTER AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OF PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED. IN ENFORCING ITS RIGHTS HEREUNDER FOR ANY BREACH OF THIS LETTER AGREEMENT, THE PARTIES ACKNOWLEDGE THAT THE OTHER PARTY WILL BE ENTITLED TO SEEK ANY FORM OF EQUITABLE RELIEF INCLUDING, WITHOUT LIMITATION, INJUNCTIVE RELIEF, WITHOUT POSTING OF ANY BOND OR OTHER SECURITY AS WELL AS THE RIGHT TO PURSUE ANY AND ALL OTHER RIGHTS AND REMEDIES (AND RECOVER ANY AND ALL DAMAGES (EXCEPT AS EXPRESSLY SET FORTH HEREIN)) AVAILABLE AT LAW OR IN EQUITY. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.

15.     AGS hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”) and normal policies and practices, AGS is required to obtain, verify and record certain information and documentation.

16.     The provisions of Section 2.5 (Designation and Assignment Rights) of the Purchase Agreement shall apply to this Letter Agreement mutatis mutandis.

17.     This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and all which counterparts shall constitute one and the same document. Delivery of an executed signature page of this Letter Agreement by facsimile or electronic (including “PDF”) transmission shall be effective as delivery of a manually executed counterpart hereof.

18.     Notwithstanding any provision of this Letter Agreement to the contrary, the obligations of the Company in this Letter Agreement shall not be a condition to the obligations of any Equity Commitment Party under the Purchase Agreement and any breach by the Company or any of its Affiliates or Representative of this Letter Agreement or the inaccuracy of any representation or warranty of the Company hereunder, shall not cause the failure of any condition, covenant or agreement under the Purchase Agreement. It is understood and agreed by the parties hereto that the obligations of the Equity Commitment Parties to fund their commitments under the Purchase Agreement are solely conditioned on and subject to the terms and conditions of the Purchase Agreement.

[Signature Pages to Follow]

Sincerely,

APOLLO GLOBAL SECURITIES, LLC

By:
Name:
Title:

[Signature Page to Letter Agreement]

AGREED AND ACCEPTED
AS OF THE FIRST DATE WRITTEN ABOVE.

THE HERTZ CORPORATION

By:
Name:
Title:

SOLELY WITH RESPECT TO PARAGRAPHS 4 AND 6 HEREOF:

KNIGHTHEAD CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

CERTARES OPPORTUNITIES LLC

By:
Name:
Title:

[Signature Page to Letter Agreement]

Annex C

Plan

See Exhibit C to Exhibit 10.1 filed on May 18, 2021

Annex D

Form of Rights Offering Procedures

HERTZ GLOBAL HOLDINGS, INC.

REVISED RIGHTS OFFERING PROCEDURES

PLEASE TAKE NOTICE THAT THE PRIOR RIGHTS OFFERING IS CANCELLED AND TERMINATED IN ACCORDANCE WITH THE PRIOR RIGHTS OFFERING PROCEDURES. PLEASE DISCARD THE PRIOR RIGHTS OFFERING PROCEDURES THAT YOU RECEIVED AND USE THESE REVISED RIGHTS OFFERING PROCEDURES.

Each Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act.

None of the Subscription Rights or Rights Offering Shares issuable upon exercise of such rights distributed pursuant to these Rights Offering Procedures have been or will be registered under the Securities Act, nor any state or local law requiring registration for offer and sale of a security. Any Eligible Existing Hertz Shareholders or Eligible Unsecured Funded Debt Holders that subscribe for Rights Offering Shares will be subject to restrictions under the Securities Act on their ability to resell those securities. Resale restrictions are discussed in more detail in Article XII of the Disclosure Statement (as defined below), entitled “Certain Securities Law Matters.”

No Subscription Rights may be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the Subscription Rights, the Rights Offering Shares, the Existing Hertz Parent Interests, the Unsecured Funded Debt Claims and any related claims), except in connection with a transfer by a Holder of Allowed Unsecured Funded Debt Claims or Existing Hertz Parent Interests of such underlying Claims or Interests, as applicable. After Subscription Rights are exercised with respect to any Unsecured Funded Debt Claims or Existing Hertz Parent Interests, any purported trading, assignment or transfer of such Unsecured Funded Debt Claims or Existing Hertz Parent Interests shall be deemed null and void.

None of the Rights Offering Shares have been registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no Rights Offering Shares may be sold or transferred except pursuant to an effective registration statement or exemption from registration under the Securities Act.

Participation in the Rights Offering is limited to Eligible Existing Hertz Shareholders or Eligible Unsecured Funded Debt Holders (collectively, “Eligible Subscription Rights Holders”). No offer or invitation to subscribe or purchase is being made to any person who is not an Eligible Subscription Rights Holder, and no such person should act or rely on any offer or invitation to subscribe or purchase Rights Offering Shares contained in this document.

1

The Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with Section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for the violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

All required documentation to participate in the Rights Offering must be completed and timely submitted along with arrangement of payment of the Aggregate Purchase Price (as defined in the Subscription Agreement) for such Subscription Rights, which must be actually and timely received by the Subscription Agent in no event later than the Subscription Expiration Deadline, in accordance with all terms and conditions set forth in the Rights Offering Procedures and the Subscription Agreement; provided, however, that the Backstop Investors must deliver the Aggregate Purchase Price by the Backstop Funding Deadline.

All questions concerning the timeliness, validity, form, and eligibility of any exercise, or purported exercise of Subscription Rights, shall be determined in good faith by the Debtors, in consultation with the Plan Sponsors. Any Rights Offering submissions that do not properly comply with the requirements set forth in the Rights Offering Procedures and the Subscription Agreement will be deemed not to have been received or accepted until all such defects and irregularities have been cured or waived in writing by the Debtors in consultation with the Plan Sponsors. Unless waived in writing, any defects or irregularities must be cured by the Subscription Expiration Deadline in order to participate in the Rights Offering. The Debtors, in consultation with the Plan Sponsors, may provide notice to an Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder who elects to exercise its Subscription Rights of defects or irregularities in connection with such exercise; provided, that neither the Debtors nor the Reorganized Debtors nor any of their respective employees, Affiliates, or professionals shall incur any liability for giving, or failing to give, such notification and such opportunity to cure. For the avoidance of doubt, the submission of an inaccurate, incomplete, untimely, or otherwise defective subscription or the failure to remit timely and full payment of the Aggregate Purchase Price to the Subscription Agent may result in the irrevocable relinquishment and waiver of an Eligible Existing Hertz Shareholder’s or Eligible Unsecured Funded Debt Holder’s purported right, if any, to participate in the Rights Offering.

Capitalized terms used and not defined herein shall have the meaning assigned to them in the Plan (as defined below) or the Equity Purchase and Commitment Agreement.1

1 To the extent the orders of the Bankruptcy Court approving the Debtors’ Motion for Entry of an Order (i) Approving Rights Offering Procedures and Related Materials, (ii) Authorizing Debtors to Conduct Rights Offering in Connection with Debtors’ Plan of Reorganization, (iii) Authorizing Entry into Backstop Commitment Agreement, and (iv) Granting Related Relief and the Debtors’ Motion for Entry of an Order (i) Approving the Plan Sponsors, (ii) Approving Form, Content, and Notice of Disclosure Statement Supplement, (iii) Authorizing the Debtors to Continue Solicitation, (iv) Approving Related Procedures and Documents, and (v) Granting Related Relief (the “Orders”) and the conflicts with these Rights Offering Procedures, the Orders shall govern.

2

Eligible Existing Hertz Shareholders or Eligible Unsecured Funded Debt Holders should note the following dates and times relating to the Rights Offering:

Date	Calendar Date	Event
ALOC Facility Record Date	5:00 p.m. New York City Time on [June 10], 2021

The date fixed by these Rights Offering Procedures for the determination of the Subscription Rights of the Eligible Unsecured Funded Debt Holders of ALOC Facility Claims as of the Subscription Expiration Deadline (the “ALOC Facility Record Date”).

Subscription Commencement Date	[May 21], 2021	Commencement of the Rights Offering.

Subscription Expiration Deadline	5:00 p.m. New York City Time on [June 11], 2021

The deadline for Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders to subscribe for Rights Offering Shares. To exercise Subscription Rights, Eligible Subscription Rights Holders must (i) submit an executed subscription agreement (the “Subscription Agreement”); and (ii) timely execute (or arrange for its Subscription Nominee (as defined below) to execute) a wire transfer of the Aggregate Purchase Price of the Rights Offering Shares, which must be received by Prime Clerk LLC in its capacity as subscription agent for the Debtors (the “Subscription Agent”) (a) in the case of an Eligible Existing Hertz Shareholder that is not a Backstop Investor, by the Subscription Expiration Deadline, (b) in the case of an Eligible Unsecured Funded Debt Holder that is not a Backstop Investor, by by the Subscription Expiration Deadline, and (c) in the case of the Backstop Investors, by the Backstop Funding Deadline. Parties must also have their Existing Hertz Parent Interests and Unsecured Funded Debt Claims, as applicable, tendered/blocked prior to the Subscription Expiration Deadline in accordance with the ATOP procedures of DTC. After Subscription Rights are exercised with respect to any Existing Hertz Parent Interests and Unsecured Funded Debt Claims, any purported trading, assignment or transfer of such Existing Hertz Parent Interests or Unsecured Funded Debt Claims shall be deemed null and void.

3

Holders of Existing Hertz Parent Interests or Unsecured Funded Debt Claims as of the applicable record date that are not held through DTC must complete and return to the Subscription Agent and otherwise follow the additional instructions provided in the Subscription Form provided herewith.

Eligible Existing Hertz Shareholders (except the Backstop Investors) must deliver the Aggregate Purchase Price by the Subscription Expiration Deadline.

Eligible Unsecured Funded Debt Holders (except the Backstop Investors) must deliver the Aggregate Purchase Price by The Subscription Expiration Deadline, with any overpayment being promptly refunded in accordance with these Rights Offering Procedures.

The Backstop Investors must deliver the Aggregate Purchase Price by the Escrow Account Funding Date (as defined in the Equity Purchase and Commitment Agreement) (the “Backstop Funding Deadline”).

4

To Eligible Subscription Rights Holders:

On May 13, 2021, the Debtors filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) the First Modified Third Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and its Debtor Affiliates (as may be altered, amended, modified or supplemented from time to time in accordance with the terms thereof, the “Plan”), and the Supplement to Disclosure Statement for the First Modified Third Amended Joint Chapter 11 Plan of Reorganization of The Hertz Corporation and its Debtor Affiliates (as such may be altered, amended, modified or supplemented from time to time in accordance with the terms thereof, the “Disclosure Statement Supplement”), which supplements the solicitation version of the Disclosure Statement (as so supplemented, the “Disclosure Statement”). Pursuant to the Plan, each Holder of Existing Hertz Parent Interests or Allowed Unsecured Funded Debt Claims may elect to receive Subscription Rights to the extent set forth in the Plan and may, subject to the eligibility requirements set forth in these Rights Offering Procedures and the Plan, subscribe for its pro rata share of the Reorganized Hertz Parent Common Interests being offered in the Rights Offering (the “Rights Offering Shares”), provided that it (i) timely and properly executes and delivers its executed Subscription Agreement to the Subscription Agent and tenders/blocks its position in the DTC’s Automated Tender Offer Program (“ATOP”) procedures of DTC Agreement in advance of the Subscription Expiration Deadline, except to the extent an Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder holds Existing Hertz Parent Interests or Allowed Unsecured Funded Debt Claims outside of DTC, in which case, such holders shall comply with the instructions specified below under the heading 5, “Special Instructions for Claims or Interests Held Outside DTC” and (ii) pays the Aggregate Purchase Price as set forth in the paragraph below. As a condition to and upon electing to exercise such Subscription Rights, the applicable Existing Hertz Shareholder shall be deemed to have released and irrevocably waived its right to receive its Pro Rata share of the New Warrants, as set forth in the Plan.

If (i) you are an Eligible Existing Hertz Shareholder and do not wish to exercise your Subscription Rights or (ii) you are an Ineligible Existing Hertz Shareholder and do not wish to elect to have your Pro Rata share of the Shareholder Subscription Rights sold pursuant to the Shareholder Subscription Rights Auction described below, no action is necessary. Each such Existing Hertz Shareholder will receive its Pro Rata share of the New Warrants, as set forth in the Plan, without the need to tender/block its Existing Hertz Parent Interests or return any Subscription Agreement or other documentation to the Subscription Agent.

No Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder shall be entitled to participate in the Rights Offering unless the Aggregate Purchase Price for the Rights Offering Shares it subscribes for is received by the Subscription Agent (i) in the case of an Eligible Existing Hertz Shareholder that is not a Backstop Investor, by the Subscription Expiration Deadline, (ii) in the case of an Eligible Unsecured Funded Debt Holder that is not a Backstop Investor, by the Subscription Expiration Deadline, and (iii) in the case of the Backstop Investors, by the Backstop Funding Deadline. No interest is payable on any advanced funding of the Aggregate Purchase Price. If the Rights Offering is terminated for any reason, your Aggregate Purchase Price will be returned to you promptly. No interest will be paid on any returned Aggregate Purchase Price.

5

As part of the exercise process, following the exercise of Subscription Rights, the Existing Hertz Parent Interests and Unsecured Funded Debt Claims that are held through The Depository Trust Company (“DTC”) and the other relevant depositories will be frozen from trading, as described below. All beneficial holders of Existing Hertz Parent Interests and Unsecured Funded Debt Claims that are not registered holders must process and deliver the underlying Existing Hertz Parent Interests and Unsecured Funded Debt Claims through ATOP and complete and submit all the information required in connection with such delivery. By giving the instruction to its Subscription Nominee to submit the underlying Existing Hertz Parent Interests and Unsecured Funded Debt Claims through ATOP, the Holder is (i) authorizing its Subscription Nominee to exercise all Subscription Rights associated with the amount of Existing Hertz Parent Interests and Unsecured Funded Debt Claims as to which the instruction pertains; and (ii) certifying that it understands that, once submitted, the underlying Existing Hertz Parent Interests and Unsecured Funded Debt Claims will be frozen from trading until the Effective Date, at which point (a) in the case of Existing Hertz Parent Interests, the underlying Existing Hertz Parent Interests will be cancelled pursuant to the Plan provided that as a condition to and upon electing to exercise such Subscription Rights, the applicable Existing Hertz Shareholder shall be deemed to have released and irrevocably waived its right to receive its Pro Rata share of the New Warrants, as set forth in the Plan; (b) in the case of Unsecured Funded Debt Claims, the underlying Unsecured Funded Debt Claims will be paid pursuant to the Plan; provided that as a condition to and upon exercising such Subscription Rights by signing the Subscription Form and delivering it to the Subscription Agent or tendering through DTC, as applicable, the applicable Eligible Unsecured Funded Debt Holder shall, subject to entry of the Confirmation Order, be deemed to have released and irrevocably waived any right to seek payment of any amounts on account of any of its Allowed Unsecured Funded Debt Claims actually tendered in the Rights Offering (including interest, costs, fees, premiums, or any “make whole” amounts) that exceeds the aggregate amount of the principal of such Unsecured Funded Debt Claim, interest accrued, but unpaid as of the Petition Date at the non-default rate, and postpetition interest accrued, but unpaid as of the Effective Date at the Federal Judgement Rate; and (c) in either case, the Holder will additionally receive any related Rights Offering Shares. THE FOREGOING RELEASE SHALL BE EFFECTIVE EVEN IF ALL AVAILABLE SUBSCRIPTION RIGHTS ARE EXERCISED BY HOLDERS OF EXISTING HERTZ PARENT INTERESTS, AND THERE ARE NO SUBSCRIPTION RIGHTS AVAILABLE FOR HOLDERS OF ALLOWED UNSECURED FUNDED DEBT CLAIMS. IF A HOLDER OF ALLOWED UNSECURED FUNDED DEBT CLAIMS DETERMINES TO TENDER SOMe, BUT NOT ALL OF ITS ALLOWED UNSECURED FUNDED DEBT CLAIMS, THE foregoing RELEASE SHALL ONLY BE EFFECTIVE AS TO THOSE ALLOWED FUNDED DEBT CLAIMS ACTUALLY TENDERED IN THE RIGHTS OFFERING. aDDITIONALLY, IF A HOLDER OF UNSECURED FUNDED DEBT CLAIMS THAT IS NOT AN “ACCREDITED INVESTOR” OR A “QUALIFIED INSTITUTIONAL BUYER” (AND THEREFORE, NOT AN ELIGIBLE UNSECURED FUNDED DEBT HOLDER) SIGNS THE SUBSCRIPTION FORM AND DELIVERS IT TO THE SUBSCRIPTION AGENT (OR TENDERS its Unsecured funded debt claims, as applicable), THE DEBTORS MAY TAKE THE position THAT SUCH HOLDER HAS PROVIDED THE ABOVE DESCRIBED WAIVER EVEN IF SUCH HOLDER WAS INELIGIBLE TO EXERCISE BONDHOLDER SUBSCRIPTION RIGHTS.

6

The amount of time necessary for a Subscription Nominee to process and deliver the applicable Existing Hertz Parent Interests and Unsecured Funded Debt Claims through ATOP may vary. Beneficial Holders of Existing Hertz Parent Interests and Unsecured Funded Debt Claims are urged to consult with their Subscription Nominees to ensure the timely submission. Failure to complete the steps set forth in these Rights Offering Procedures on a timely basis will result in such Holder being deemed to have irrevocably relinquished and waived their Subscription Rights. None of the Company, the Solicitation Agent, or the Backstop Investors will have any liability for any such failure.

Each Ineligible Existing Hertz Shareholder may elect prior to the Subscription Rights Expiration Deadline to have its Pro Rata (based on Existing Hertz Parent Interests held by all Holders of Existing Hertz Parent Interests) share of the Shareholder Subscription Rights sold pursuant to the Shareholder Subscription Rights Auction by submitting such election in accordance with the Rights Offering Procedures.  Such election shall include a minimum price at which such Ineligible Existing Hertz Shareholder will agree to sell its Subscription Rights (each a “Minimum Auction Price”).  In addition to exercising their Pro Rata (based on Existing Hertz Parent Interests held by all Holders of Existing Hertz Parent Interests) share of the Shareholder Subscription Rights, each Eligible Existing Hertz Shareholder may elect prior to the Subscription Rights Expiration Deadline to purchase available Shareholder Subscription Rights at the Shareholder Subscription Rights Auction by submitting such election in accordance with the Subscription Form provided herewith.  Such election must include the maximum amount and price per Shareholder Subscription Right such Eligible Existing Hertz Shareholder is willing to purchase at the Shareholder Subscription Rights Auction.  The Shareholder Subscription Rights Auction will conclude prior to the Effective Date.  Pursuant to the Shareholder Subscription Rights Auction, the Debtors will sell available Shareholder Subscription Rights for the highest available aggregate purchase price and distribute cash proceeds in accordance with the Plan.  If an Ineligible Existing Hertz Shareholder is unable to sell its Subscription Rights because its Minimum Auction Price is not met, such Ineligible Existing Hertz Shareholders shall be deemed to have elected to receive New Warrants instead of Subscription Rights and shall receive such New Warrants as provided in the Plan. The distribution of the cash proceeds, if any, from the Shareholder Subscription Rights Auction is expected to occur within 60 days following the Subscription Expiration Deadline.

No Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder (in each case, except the Backstop Investors) shall be entitled to participate in the Rights Offering unless the Aggregate Purchase Price for the Rights Offering Shares it subscribes for is received by the Solicitation Agent by the applicable deadline set forth herein.

The rights and obligations of the Backstop Investors in the Rights Offering shall be governed by the Equity Purchase and Commitment Agreement to the extent the rights or obligations set forth therein differ from the rights and obligations set forth in these Rights Offering Procedures.

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In order to participate in the Rights Offering, you must complete all of the steps outlined below. If all of the steps outlined below are not completed by the applicable deadline, you shall be deemed to have forever and irrevocably relinquished and waived your right to participate in the Rights Offering.

1.	Rights Offering

Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders have the right, but not the obligation, to participate in the Rights Offering. Only a holder of Existing Hertz Parent Interests or Unsecured Funded Debt Claims as of the Subscription Expiration Deadline (or in the case of ALOC Facility Claims, as of the ALOC Facility Record Date) who is also (a) an “accredited investor” within the meaning of Rule 501 Regulation D under the Securities Act or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and who timely and properly submits all documentation and required payments to the Subscription Agent in accordance with the procedures set forth herein may be deemed eligible to participate in the Rights Offering. Each such holder must provide to the Subscription Agent, the Backstop Investors and the Company any information and certifications reasonably requested of any of them as to its status as an accredited investor or qualified institutional buyer and must execute and return the written investor certification (the “Investor Certification”) included in the Subscription Agreement and return to the Subscription Agent by no later than the Subscription Expiration Deadline.

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement, each Eligible Existing Hertz Shareholder is entitled to subscribe for one Rights Offering Share per 2.005 shares of Existing Hertz Parent Interests, at a purchase price of $20.98 per share.

As set forth in the plan, to the extent all available Subscription Rights are not exercised by holders of Existing Hertz Parent Interests, holders of Allowed Unsecured Funded Debt Claims shall be distributed their pro rata share of any Subscription Rights not exercised by holders of Existing Hertz Parent Interests in accordance with the Plan and these Rights Offering Procedures. Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement, each Eligible Unsecured Funded Debt Holder is entitled, to subscribe for one Rights Offering Share per $37.32 of Allowed Unsecured Funded Debt Claims, at a purchase price of $20.98 per share. The foregoing reflects the maximum entitlement of any Eligible Unsecured Funded Debt Holder in the event that no Eligible Hertz Parent Shareholders exercise their Subscription Rights. While each subscribing Eligible Unsecured Funded Debt Holder will be obligated to purchase up to the maximum amount of Rights Offering Shares set forth herein for all Unsecured Funded Debt Claims tendered/blocked or otherwise subscribed in connection such Eligible Unsecured Funded Debt Holder’s exercise of Subscription Rights, the foregoing subscription entitlement will be adjusted downward based on the amount of Subscription Rights exercised by Eligible Hertz Parent Shareholders.

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Each Eligible Existing Hertz Shareholder and Eligible Unsecured Funded Debt Holder will be deemed to have exercised the Subscription Rights related to all shares of Existing Hertz Parent Interests or Allowed Unsecured Funded Debt Claims tendered/blocked through the ATOP procedures of the DTC at the subscription rates set forth above. The Aggregate Purchase Price will be calculated based on the full subscription entitlement as set forth above (as may be reduced following the exercise by Eligible Hertz Parent Shareholders of any Subscription Rights).

There will be no over-subscription privilege in the Rights Offering. Any Rights Offering Shares that are unsubscribed by the Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders entitled thereto will not be offered to other Eligible Existing Hertz Shareholders or Eligible Unsecured Funded Debt Holders, but will be purchased by the Backstop Investors in accordance with the Equity Purchase and Commitment Agreement. Subject to the terms and conditions of the Equity Purchase and Commitment Agreement, the Backstop Investors have agreed to (i) purchase the Rights Offering Shares that are not purchased by Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders in the Rights Offering (the “Unsubscribed Shares”) and (ii) exercise all Subscription Rights that are issued to it pursuant to the Rights Offering, and duly purchase all Rights Offering Shares issuable to it pursuant to such exercise, in accordance with the Rights Offering Procedures and the Plan.

Any Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders that subscribe for Rights Offering Shares will be subject to restrictions under the Securities Act on their ability to resell those securities. Resale restrictions are discussed in more detail in Article VI of the Disclosure Statement, entitled “Transfer Restrictions and Consequences Under Federal Securities Law.”

SUBJECT TO THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING PROCEDURES AND THE EQUITY PURCHASE AND COMMITMENT AGREEMENT IN THE CASE OF THE BACKSTOP INVESTORS, ALL SUBSCRIPTIONS ARE IRREVOCABLE.

2.	Subscription Period

The Rights Offering will commence on the Subscription Commencement Date and will expire at the Subscription Expiration Deadline (the “Subscription Period”).

Each Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder intending to purchase Rights Offering Shares in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in these Rights Offering Procedures by the Subscription Expiration Deadline.

Any exercise of Subscription Rights after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

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The Subscription Expiration Deadline may be extended with the consent of the Plan Sponsors (as defined in the Equity Purchase and Commitment Agreement), or as required by law.

3.	Distribution of the Rights Offering Materials

On the Subscription Commencement Date, the Subscription Agent shall distribute, or cause to be distributed, the Rights Offering Procedures and the Subscription Agreement (collectively, the “Rights Offering Materials”), to all holders of Existing Hertz Parent Interests and Allowed Unsecured Funded Debt Claims in the ordinary course of distribution, including through DTC, and to each bank, broker, or other nominee (each, a “Subscription Nominee”) for any applicable holder of Existing Hertz Parent Interest or Allowed Unsecured Funded Debt Claims identified to the Subscription Agent in advance of the Subscription Commencement Date. Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders must instruct their Subscription Nominee, as applicable, to tender/block their positions in DTC or the relevant depository. The Subscription Agent shall use such information only for purposes consistent with the Rights Offering Procedures and any order of the Bankruptcy Court.

Copies of the Rights Offering Materials may also be obtained by contacting the Subscription Agent or visiting the Debtors’ restructuring website at http://restructuring.primeclerk.com/hertz.

4.	Delivery of Subscription Agreement

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement, each Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder may exercise all or any portion of such holder’s Subscription Rights.

In order to facilitate the exercise of the Subscription Rights, beginning on the Subscription Commencement Date, the Subscription Agent will send a Subscription Agreement to each Holder of Existing Hertz Parent Interests and Allowed Unsecured Funded Debt Claims together with appropriate instructions for the proper completion, due execution, and timely delivery of the executed Subscription Agreement, and the payment of the Aggregate Purchase Price for its Rights Offering Shares. Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders will also need to instruct their Subscription Nominee to tender/block their positions through the ATOP procedures of the DTC.

5.	Special Instructions for Claims or Interests Held Outside DTC

To the extent an Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder holds Existing Hertz Parent Interests or Allowed Unsecured Funded Debt Claims outside of DTC as of the applicable record date (e.g., record holders of Existing Hertz Parent Interests and holders of Allowed ALOC Facility Claims), such holder should complete and return the subscription form (the “Subscription Form”) provided herewith and return such Subscription Form to the Subscription Agent by no later than the Subscription Expiration Deadline in lieu of tendering/blocking such Existing Hertz Parent Interests or Allowed Unsecured Funded Debt Claims through the ATOP procedures of the DTC as set forth in these Rights Offering Procedures. All other requirements set forth in these Rights Offering Procedures otherwise apply to such holders. Further instructions and information regarding the applicable record date are provided on the Subscription Form.

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Only Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders holding Existing Hertz Parent Interests or Allowed Unsecured Funded Debt Claims outside of DTC are required to complete and return a Subscription Form to the Subscription Agent by the Subscription Expiration Deadline.

6.	Exercise of Subscription Rights

(a)            In order to validly exercise its Subscription Rights, each Eligible Existing Hertz Shareholder and Eligible Unsecured Funded Debt Holder (in each case, except the Backstop Investors) must:

i.	return a duly executed Subscription Agreement to the Subscription Agent, so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline and tender/block their positions through the ATOP procedures of the DTC in an amount or number of shares equal to the amount or number of shares such holder wishes to exercise Subscription Rights on account of;

ii.	at the same time it returns its Subscription Agreement to the Subscription Agent, but in no event later than the Subscription Expiration Deadline, pay the Aggregate Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions set forth herein; and

iii.	timely provide any information and certifications reasonably requested by the Subscription Agent, the Backstop Investors and the Company as to its status as an accredited investor or qualified institutional buyer.

(b)            In order to validly exercise its Subscription Rights, each Backstop Investor must:

i.	return a duly executed Subscription Agreement to the Subscription Agent, so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline and tender/block their positions through the ATOP procedures of the DTC in an amount or number of shares equal to the amount or number of shares such holder wishes to exercise Subscription Rights on account of; and

ii.	no later than the Backstop Commitment Deadline, pay the Aggregate Purchase Price (in accordance with the terms and conditions and in the form and manner set forth in the Equity Purchase and Commitment Agreement) in accordance with Section 2.3 of the Equity Purchase and Commitment Agreement by wire transfer ONLY of immediately available funds in accordance with the instructions set forth herein.

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All Eligible Existing Hertz Shareholder and Eligible Unsecured Funded Debt Holder must deliver their completed Subscription Agreement and payment of the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder (in each case, except the Backstop Investors) directly to the Subscription Agent on or before the Subscription Expiration Deadline. The Backstop Investors must deliver their payment of the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by each such Backstop Investor in accordance with Section 2.3 of the Equity Purchase and Commitment Agreement.

In the event that the funds received by the Subscription Agent from any Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder do not correspond to the Aggregate Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder, the number of the Rights Offering Shares deemed to be purchased by such Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder will be the lesser of (a) the number of the Rights Offering Shares elected to be purchased by such Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder and (b) a number of the Rights Offering Shares determined by dividing the amount of the funds received by the applicable Rights Offering Share price set forth herein or, in the case of an Eligible Unsecured Funded Debt Holder, as may be adjusted downward after exercise of Subscription Rights by Eligible Existing Hertz Shareholders.

The cash paid to the Subscription Agent in accordance with these Rights Offering Procedures will be deposited and held by the Subscription Agent in a segregated escrow account designated in escrow agreements mutually satisfactory to the Plan Sponsors and the Debtors until administered in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such cash for any other purpose prior to the Effective Date and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Subscription Agent hereunder shall not be deemed part of the Debtors’ bankruptcy estates and, for the avoidance of doubt, will be non-interest bearing.

7.	Transfer Restriction; Revocation

The Subscription Rights are not detachable from the applicable Existing Hertz Parent Interests or Allowed Unsecured Funded Debt Claims. If any Subscription Rights are transferred by an Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder, except in connection with a transfer by a Holder of the underlying Existing Hertz Parent Interest or Allowed Unsecured Funded Debt Claims, such Subscription Rights will be cancelled and neither such Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder nor the purported transferee will receive any Rights Offering Shares otherwise purchasable on account of such transferred Subscription Rights.

Once an Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder has properly exercised its Subscription Rights, subject to the terms and conditions of the Subscription Agreement and the Equity Purchase and Commitment Agreement in the case of the Backstop Investors, such exercise will be irrevocable.

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8.	Return of Payment

Unless the Closing Date has occurred, the Rights Offering will be deemed automatically terminated without any action of any party upon the earliest of (i) revocation of the Plan, (ii) termination of the Plan Support Agreement (as defined in the Equity Purchase and Commitment Agreement) in accordance with its terms, (iii) termination of the Equity Purchase and Commitment Agreement in accordance with its terms, and (iv) August 31, 2021 (as may be extended pursuant to Section 9.2(b)(i) of the Equity Purchase and Commitment Agreement).

If the Rights Offering is terminated or otherwise not consummated, any cash paid to the Subscription Agent will be returned, without interest, to the applicable Eligible Existing Hertz Shareholder, Eligible Unsecured Funded Debt Holder or Backstop Investor as soon as reasonably practicable, but in no event later than five Business Days after the date on which the Rights Offering is terminated.

9.	Fractional Shares

No fractional rights or Rights Offering Shares will be issued in the Rights Offering. All share allocations (including each Eligible Existing Hertz Shareholder’s or Eligible Unsecured Funded Debt Holder’s Rights Offering Shares) will be calculated and rounded down to the nearest whole share.

10.	Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form, and eligibility of any exercise of Subscription Rights will be determined in good faith by the Debtors, in consultation with the Plan Sponsors, and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Debtors will not be deemed to have received nor otherwise accepted any exercise or subscription that is incomplete, inaccurate, untimely, or otherwise fails to conform to the requirements set forth in these Rights Offering Procedures. The Debtors, in consultation with the Plan Sponsors, may provide notification to an Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder who elects to exercise its Subscription Rights of such defects or irregularities and permit such defects or irregularities to be waived, provided such waiver is executed in writing, or otherwise timely cured. Each such irregularity or defect, if reviewed, will be done so on an individual submission basis. For the avoidance of doubt, Subscription Agreements will be deemed not to have been received or accepted until all defects or irregularities have been waived in writing or timely cured. None of the Debtors, the Reorganized Debtors, the Backstop Investors or the Plan Sponsors nor any of their respective employees, Affiliates, or professionals shall incur any liability for giving, or failing to give, such notification or opportunity to cure.

Before exercising any Subscription Rights, Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders should read the Disclosure Statement Supplement, the Disclosure Statement Supplement and the Plan for information relating to the Debtors and the risk factors to be considered.

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11.	Modification of Procedures

With the prior written consent of the Plan Sponsors, the Debtors reserve the right to modify these Rights Offering Procedures, or adopt additional procedures consistent with these Rights Offering Procedures, to effectuate the Rights Offering and to issue the Rights Offering Shares; provided, that the Debtors shall provide prompt written notice to each Eligible Subscription Rights Holder (which may be through such Eligible Subscription Rights Holder’s Nominee) of any material modification to these Rights Offering Procedures made after the Subscription Commencement Date, which notice may be provided through posting such notice on the Subscription Agent’s website at https://cases.primeclerk.com/hertz. In so doing, and subject to the consent of the Plan Sponsors pursuant to the Equity Purchase and Commitment Agreement, the Debtors may execute and enter into agreements and take further action that the Debtors determine in good faith are necessary and appropriate to effectuate and implement the Rights Offering and the issuance of the Rights Offering Shares. Nothing in this paragraph shall be construed so as to permit the Debtors to modify the terms of any executed and delivered Subscription Agreement without the reasonable consent of the Eligible Existing Hertz Shareholder, Eligible Unsecured Funded Debt Holder, or Backstop Investor party thereto.

The Debtors shall undertake reasonable procedures to confirm that each participant in the Rights Offering is in fact an Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder, including, but not limited to, requiring additional certifications by such participant to that effect and other diligence measures as the Debtors deem reasonably necessary.

All calculations, including, to the extent applicable, the calculation of (i) the value of any Eligible Existing Hertz Shareholder’s or Eligible Unsecured Funded Debt Holder’s Allowed Claims or Interests for the purposes of the Rights Offering and (ii) any Eligible Existing Hertz Shareholder’s or Eligible Unsecured Funded Debt Holder’s Rights Offering Shares, shall be made in good faith by the Debtors and with the consent of the Plan Sponsors, and in each case in accordance with any Claim amounts included in the Plan, and any disputes regarding such calculations shall be subject to a final and binding determination by the Bankruptcy Court.

12.	Inquiries And Transmittal of Documents; Subscription Agent

The Rights Offering Instructions attached hereto should be read carefully and strictly followed by the Eligible Subscription Rights Holders.

Questions relating to the Rights Offering should be directed to the Subscription Agent toll free at the following telephone numbers: (877) 428-4661 (domestic telephone number) or (929) 955-3421 (international telephone number) or via e-mail at Hertzsubscription@primeclerk.com.

The risk of non-delivery of all documents and payments to the Subscription Agent is on the Eligible Existing Hertz Shareholder or Eligible Unsecured Funded Debt Holder electing to exercise its Subscription Rights and not the Debtors or the Subscription Agent.

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13.	Failure to Exercise Subscription Rights

Subscription Rights that are not exercised in accordance with these Rights Offering Procedures by the Subscription Expiration Deadline will be relinquished on the Subscription Expiration Deadline, and none of the Debtors, the Reorganized Debtors, the Backstop Investors or the Plan Sponsors nor any of their respective employees, Affiliates, or professionals shall have any liability for any failure to exercise Subscription Rights. Any attempt to exercise Subscription Rights after the Subscription Expiration Deadline shall be null and void and the Company shall not be obligated (but, in consultation with the Plan Sponsors, shall be permitted) to honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Deadline regardless of when the documents relating thereto were sent. The method of delivery of the applicable Subscription Agreement and any other required documents is at each Eligible Existing Hertz Shareholder’s or Eligible Unsecured Funded Debt Holder’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery by the Subscription Expiration Deadline.

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HERTZ GLOBAL HOLDINGS, INC.

RIGHTS OFFERING INSTRUCTIONS FOR ELIGIBLE EXISTING HERTZ SHAREHOLDERS AND ELIGIBLE UNSECURED FUNDED DEBT HOLDERS

Terms used and not defined herein or in the Subscription Agreement shall have the meaning assigned to them in the Plan.

To elect to participate in the Rights Offering, you must follow the instructions set out below:

1.	Tender/Block through the ATOP procedures of the DTC the number of shares of Existing Hertz Parent Interests and/or principal amount of the Allowed Unsecured Funded Debt Claims that you held as of the time of submission (and as of no later than the Submission Expiration Deadline) and that you wish to participate in the Rights Offering as set forth in these Rights Offering Procedures prior to the Subscription Expiration Deadline. As a condition to and upon electing to exercise such Subscription Rights, the applicable Existing Hertz Shareholder shall be deemed to have released and irrevocably waived its right to receive its Pro Rata share of the New Warrants, as set forth in the Plan.

2.	In the event there are any Subscription Rights available for EXERCISE BY Eligible Unsecured Funded Debt Holders, as a condition to and upon EXERCISING such Subscription Rights by signing the subscription form and delivering it to the subscription agent or tendering through dtc, as applicable, the applicable Eligible Unsecured Funded Debt Holder shall, subject to the entry of the confirmation order, be deemed to have released and irrevocably waived any right to receive payment of any amounts on account of any of its Allowed Unsecured Funded Debt ClaimS actually tendered in the rights offering (including interest, costs, fees, premiums, or any “make-whole” amounts) that exceeds the aggregate amount of the principal of such Unsecured Funded Debt Claim, interest accrued, but unpaid as of the Petition Date at the non-default rate, and postpetition interest accrued, but unpaid as of the Effective Date at the Federal Judgment Rate (AND SUCH RELEASE AND WAIVER SHALL REMAIN EFFECTIVE NOTWITHSTANDING ANY FAILURE BY ANY ELIGIBLE UNSECURED FUNDED DEBT HOLDER TO PROPERLY EXERCISE SUCH BONDHOLDER SUBSCRIPTION RIGHTS IN ACCORDANCE WITH THE RIGHTS OFFERING PROCEDURES, INCLUDING BY FAILING TO TIMELY DELIVER THE APPLICABLE PURCHASE PRICE). THE FOREGOING RELEASE SHALL BE EFFECTIVE EVEN IF ALL AVAILABLE SUBSCRIPTION RIGHTS ARE EXERCISED BY HOLDERS OF EXISTING HERTZ PARENT INTERESTS, AND THERE ARE NO SUBSCRIPTION RIGHTS AVAILABLE FOR HOLDERS OF ALLOWED UNSECURED FUNDED DEBT CLAIMS. IF A HOLDER OF ALLOWED UNSECURED FUNDED DEBT CLAIMS DETERMINES TO TENDER SOMe, BUT NOT ALL OF ITS ALLOWED UNSECURED FUNDED DEBT CLAIMS, THE foregoing RELEASE SHALL ONLY BE EFFECTIVE AS TO THOSE ALLOWED FUNDED DEBT CLAIMS ACTUALLY TENDERED IN THE RIGHTS OFFERING. aDDITIONALLY, IF A HOLDER OF UNSECURED FUNDED DEBT CLAIMS THAT IS NOT AN “ACCREDITED INVESTOR” OR A “QUALIFIED INSTITUTIONAL BUYER” (AND THEREFORE, NOT AN ELIGIBLE UNSECURED FUNDED DEBT HOLDER) SIGNS THE SUBSCRIPTION FORM AND DELIVERS IT TO THE SUBSCRIPTION AGENT (OR TENDERS its Unsecured funded debt claims, as applicable), THE DEBTORS MAY TAKE THE position THAT SUCH HOLDER HAS PROVIDED THE ABOVE DESCRIBED WAIVER EVEN IF SUCH HOLDER WAS INELIGIBLE TO EXERCISE BONDHOLDER SUBSCRIPTION RIGHTS.

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3.	Read and countersign the Subscription Agreement, including the Investor Certification included therein. Such execution shall indicate your acceptance and approval of the terms and conditions set forth therein.

4.	If you hold your Existing Hertz Parent Interest or Allowed Unsecured Funded Debt Claims outside of DTC, read, complete, and sign the Subscription Form provided herewith.

5.	Read, complete, and sign an IRS Form W-9 if you are a U.S. person. If you are a non-U.S. person, read, complete, and sign an appropriate IRS Form W-8. These forms may be obtained from the IRS at its website: www.irs.gov.

6.	Return your signed Subscription Agreement, Investor Certification, and, if applicable, Subscription Form to the Subscription Agent prior to the Subscription Expiration Deadline either via email (in PDF or other standard format) to Hertzsubscription@primeclerk.com or to the following physical addresses via mail:

If by First Class Mail, Hand Delivery, or Overnight Mail:
THE HERTZ CORPORATION RIGHTS OFFERING PROCESSING C/O PRIME CLERK, LLC ONE GRAND CENTRAL PLACE 60 EAST 42ND STREET SUITE 1440 NEW YORK, NY 10165

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7.	Arrange for full payment of the Aggregate Purchase Price by wire transfer of immediately available funds.

The Subscription Expiration Deadline is 5:00 p.m. New York City Time on [June 11], 2021.

Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders (in each case, except the Backstop Investors) should follow the delivery and payment instructions set forth herein. The Backstop Investors should follow the payment instructions in the funding notice delivered in accordance with the Equity Purchase and Commitment Agreement.

Eligible Existing Hertz Shareholders and Eligible Unsecured Funded Debt Holders (in each case, except the Backstop Investors) must deliver the appropriate funding in accordance with Section 2.3 of the Equity Purchase and Commitment Agreement.

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Annex E

Form of “VCOC” Letter

HERTZ GLOBAL HOLDINGS, INC.

[_____], 2021

CK Amarillo LP

c/o Knighthead Capital Management, LLC

280 Park Avenue, 22nd Floor

New York, New York 10017

and

c/o Certares Management LLC

350 Madison Avenue, 8th Floor

New York, New York 10017

Re:      VCOC Management Rights

Ladies and Gentlemen:

On behalf of Hertz Global Holdings, Inc., (the “Company”), we write this letter agreement to confirm our agreement that, immediately upon the direct or indirect debt or equity investment by CK Amarillo LP (the “VCOC Investor”) in the Company and for so long as the VCOC Investor continues to hold, directly or indirectly, any debt or equity investment in the Company (the “Interests”), the VCOC Investor will be entitled to the following contractual management rights, in addition to any rights to which the VCOC Investor may be entitled to pursuant to any other agreements. Capitalized terms used herein (including in this paragraph) but not defined herein shall have the meaning assigned to such terms in the Equity Purchase and Commitment Agreement among the Company and the Equity Commitment Parties thereto, dated as of May [●], 2021.

1.                  The VCOC Investor is an entity which is intended to operate as a “venture capital operating company” within the meaning of United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulation”). The parties hereto, for good and valuable consideration, hereby agree that, subject to the Company’s reasonable restriction on the use and disclosure of such information and the Company’s right to limit such disclosure to comply with applicable securities Laws or its fiduciary duties, in order for the VCOC Investor to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulation, the VCOC Investor shall have the informational and consultation rights described below. In the event that, after the date hereof, as a result of any change in applicable Law or regulation or a judicial or administrative interpretation of applicable Law, it is determined that the VCOC Investor’s investment in the Company will not qualify as a “venture capital investment” for purposes of the Plan Asset Regulation, the VCOC Investor and the Company will reasonably cooperate in good faith to agree upon mutually satisfactory terms to satisfy the requirements of the Plan Asset Regulation.

CK Amarillo LP

[_____], 2021

2.                  The Company shall provide the VCOC Investor or its representative (its “Representative”) with true and correct copies of all statements and reports the Company is required to deliver to the lender under the Exit Revolving Credit Facility or the Exit Term Loan Facility (the “Financial Reports”) on a confidential basis and on the same schedule as the lenders under the Exit Revolving Credit Facility or the Exit Term Loan Facility receive such Financial Reports.

3.                  The VCOC Investor shall have, upon reasonable prior notice, the independent right to send its Representative to visit and inspect any of the properties of the Company, and to examine its books and records and to take copies and extracts therefrom, at reasonable times during business hours and at reasonable intervals at the sole cost and expense of the VCOC Investor. Notwithstanding anything to the contrary in this paragraph (3), neither the Company nor any of its Subsidiaries will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the VCOC Investor (or its representatives or contractors) is prohibited by Law, fiduciary duty or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, in the event that any Company or any Subsidiary of the Company does not provide information in reliance on foregoing clause (ii) or (iii), such Person shall (x) if permitted by applicable Law, provide written notice to the VCOC Investor that such information is being withheld pursuant to the foregoing proviso if such notice can, in the Company’s good faith determination, be provided in a manner that would not result in such a violation of Law, fiduciary duty or any binding agreement or waiver or impairment of privilege and (y) use commercially reasonable efforts to provide such information in a manner that would not result in such a violation of Law, fiduciary duty or any binding agreement or waiver or impairment of privilege.

4.                  The VCOC Investor or its Representative shall be entitled to consult with and advise the Company’s management with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including the Company’s proposed annual operating plans. The Company’s management will meet with the VCOC Investor or its Representative at the Company’s facilities and at regular intervals during each year at mutually agreeable times and not more frequently than once per quarter for such consultation and advice and to review progress in achieving said plans. The Company agrees to cause its management to consider, in good faith, the recommendations of the VCOC Investor or its designated Representative in connection with the matters on which it is consulted.

5.                The Company shall deliver to the VCOC Investor (and/or its Representative) any information concerning the Company and its Subsidiaries reasonably requested by the VCOC Investor or its Representative, including, without limitation, any information, including estimates, required for the preparation by the VCOC Investor of its own financial and tax reporting arising out of or related to their ownership of the Interests.

6.                  The VCOC Investor agrees, and will require each of its designated representatives to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement, except as may otherwise be required by applicable Law or legal, judicial or regulatory process, provided that the VCOC Investor shall take reasonable steps to minimize the extent of any such required disclosure. The VCOC Investor and its Representatives shall and execute any reasonable confidentiality agreement requested by the Company in respect of any information shares pursuant to this letter agreement.

2

CK Amarillo LP

[_____], 2021

7.                  All rights conferred on the VCOC Investor herein are exclusive and personal to the VCOC Investor and shall not be transferred or assigned without the prior written consent of the Company. In the event that the Company consents in writing to the transfer of the VCOC Investor’s investment to an entity that is intended to qualify as a “venture capital operating company” as such term is defined under the Plan Asset Regulation, the rights herein shall only be transferable by the VCOC Investor if (and only if) the transferee enters into a letter agreement with the Company which includes the same terms and conditions as, or terms and conditions more favorable to the Company than, those set forth herein. Notwithstanding the foregoing, in the event that the VCOC Investor transfers all or any portion of its investment to an affiliated entity that is intended to qualify as a “venture capital operating company” under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights with respect to the Companies afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

8.                  The rights described herein shall terminate and be of no further force or effect upon the earliest to occur of: (a) the consummation of the sale of any Company’s securities pursuant to a registration statement filed by such Company under the Securities Act of 1933, as amended, in connection with a firm- commitment underwritten offering of its securities to the public or (b) such time as no Interests are held by the VCOC Investor. The confidentiality provisions hereof will survive any termination of this letter agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

Very truly yours,

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

Acknowledged and agreed,

CK OPPORTUNITIES FUND I, L.P.

By:	CK OPPORTUNITIES GP, LLC
Its:	General Partner

By:
Name:
Title:

By:
Name:
Title:

CK OPPORTUNITIES FUND II, L.P.

By:	CK OPPORTUNITIES GP, LLC
Its:	General Partner

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

Equity Commitment Schedule

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
1.	CK Amarillo LP	$1,987,000,000	See Section 10.1(b).
2.	Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates	A number of shares of Preferred Stock having an aggregate initial stated value of $1,500,000,000 A number of shares of Common Stock having an aggregate purchase price equal to $100,000,000	See Section 10.1(c).
3.	Two Seas Global (Master) Fund LP	$7,500,000	Sina Toussi Two Seas Capital 32 Elm Street, 3rd floor Rye NY 10580 917-536-6028 Stoussi@twoseascap.com
4.	Two Seas Duration Litigation Opportunities Fund LLC	$5,000,000	Sina Toussi Two Seas Capital 32 Elm Street, 3rd floor Rye NY 10580 917-536-6028 Stoussi@twoseascap.com

1

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
5.	Alta Fundamental Advisers Master L.P.	$1,229,800	Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036 Attention: Scott Pritchard Telephone: (212) 319-1778 Email: operations@altafundamental.com
6.	Blackwell Partners LLC – Series A	$7,974,200	Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036 Attention: Scott Pritchard Telephone: (212) 319-1778 Email: operations@altafundamental.com
7.	Star V Partners LLC	$3,796,000	Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036 Attention: Scott Pritchard Telephone: (212) 319-1778 Email: operations@altafundamental.com

2

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
8.	Alta Fundamental Advisers SP LLC	$500,000	Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036 Attention: Scott Pritchard Telephone: (212) 319-1778 Email: operations@altafundamental.com
9.	Discovery Global Opportunity Master Fund, Ltd.	$30,000,000	Discovery Capital Management, LLC 20 Marshall Street, Suite 310 South Norwalk, CT 06854 Attention: Adam Schreck Telephone: 203 956 7953 Email: compliance@discap.com
10.	Boothbay Absolute Return Strategies, LP	$1,750,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
11.	Boothbay Diversified Alpha Master Fund LP	$1,750,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com

3

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
12.	FourWorld Global Opportunities Fund, Ltd.	$4,000,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
13.	FourWorld Event Opportunities Fund, LP	$500,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
14.	FourWorld Special Opportunities Fund, LLC	$4,000,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
15.	Cadence Hill Opportunity Fund LP	$175,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com

4

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
16.	Jefferies Strategic Investments, LLC	$4,000,000	FourSixThree Capital LP 520 Madison Avenue, 19th Floor New York, NY 10022 Attention: William Kelly Telephone: (646) 805-5402 Email: bill@463cap.com
17.	FourSixThree Master Fund, LP	$1,000,000	FourSixThree Capital LP 520 Madison Avenue, 19th Floor New York, NY 10022 Attention: William Kelly (646) 805-5402 bill@463cap.com
18.	Glenview Capital Partners, L.P.	$1,297,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 Email: jdanziger@glenviewcapital.com
19.	Glenview Institutional Partners, L.P.	$3,131,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 Email: jdanziger@glenviewcapital.com

5

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
20.	Glenview Capital Master Fund, Ltd.	$9,343,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 Email: jdanziger@glenviewcapital.com
21.	Glenview Capital Opportunity Fund, L.P.	$11,692,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 Email: jdanziger@glenviewcapital.com
22.	Glenview Offshore Opportunity Master Fund, Ltd.	$9,537,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 Email: jdanziger@glenviewcapital.com
23.	Hampton Road Capital Master Fund LP	—	Hampton Road Capital Management LP One Greenwich Plaza, 3rd Floor Greenwich, CT 06830 Attention: Ken Palumbo, President & COO Telephone: 203-608-3150 Email: kpalumbo@hamptonroad.com

6

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
24.	Hein Park Capital Management LP	$14,229,406	Hein Park Capital Management 888 7th Avenue, 4th Floor New York, NY 10106 Attention: Jay Schoenfarber jschoenfarber@heinpark.com (212) 299-4790
25.	JSCC Holdings LLC	$6,770,594	Hein Park Capital Management 888 7th Avenue, 4th Floor New York, NY 10106 Attention: Jay Schoenfarber jschoenfarber@heinpark.com (212) 299-4790
26.	Jefferies LLC	$8,000,000	Jefferies LLC 520 Madison Avenue, 3rd Floor New York, New York 10022 Attention: Bill McLaughlin
27.	Oaktree Opportunities Fund XI Holdings (Delaware), L.P.	$75,700,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes

7

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
28.	Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.	$13,400,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes
29.	Oaktree Value Opportunities Fund Holdings, L.P.	$20,000,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes
30.	Oaktree Value Equity Holdings, L.P.	$10,000,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes
31.	Oaktree Phoenix Investment Fund, L.P.	$2,000,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes

8

	Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
32.	Rubric Capital Master Fund LP	$58,771,500	Rubric Capital Management LP 155 East 44th St, Suite 1630 New York, NY 10017 Email: brian@rubriccapital.com josh@rubriccapital.com
33.	BEMAP Master Fund Ltd	$8,141,250	Rubric Capital Management LP 155 East 44th St, Suite 1630 New York, NY 10017 Email: brian@rubriccapital.com josh@rubriccapital.com
34.	Blackstone CSP-MST FMAP Fund	$8,087,250	Rubric Capital Management LP 155 East 44th St, Suite 1630 New York, NY 10017 Email: brian@rubriccapital.com josh@rubriccapital.com
35.	Highbridge Tactical Credit Master Fund, L.P.	$10,666,666.67	Highbridge Tactical Credit Master Fund, L.P. c/o Highbridge Capital Management, LLC 277 Park Avenue, 23rd Floor New York, NY 10172 Attention: Damon Meyer, Ian Scime

9

		Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
36.	MSD Credit Opportunity Master Fund, L.P.	$15,000,000

MSD Credit Opportunity Master Fund, L.P.

c/o MSD Partners, L.P.

645 Fifth Avenue, 21st Floor

New York, NY 10022

Attention: Scott Segal, Simon Crocker, Ken Gerold

Email: ssegal@msdpartners.com, scrocker@msdpartners.com, kgerold@msdpartners.com

37.	HG Vora Special Opportunities Master Fund, Ltd.	$100,000,000	HG Vora Capital Management, LLC 330 Madison Avenue, 20th floor New York, NY 10017. Attention: Mandy Lam and Philip Garthe Email: mlam@hgvora.com and pgarthe@hgvora.com
38.	Sachem Head LP	$29,525,000	Sachem Head Capital Management LP 250 West 55th Street, 34th Floor New York, NY 10019 Attention: Michael Adamski Telephone: 212.714.3314 Email: michael@sachemhead.com

10

		Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
39.	Sachem Head Master LP	$20,475,000	Sachem Head Capital Management LP 250 West 55th Street, 34th Floor New York, NY 10019 Attention: Michael Adamski Telephone: 212.714.3314 Email: michael@sachemhead.com
40.	Honeycomb Master Fund LP	$20,000,000	Honeycomb Asset Management LP 645 Madison Avenue, 17th floor New York, NY 10022 Telephone: 646-883-1105 Attention: Vick Sandhu Email: operations@honeycombam.com
41.	Arrow Partners LP	$15,000,000	Arrow Capital Management, LLC 499 Park Avenue New York, NY 10022 Attention: Mal Serure, Amy Wolf Telephone: 212-243-7338 Facsimile: 212-243-2195 Email: ms@arrowinv.com, aw@arrowinv.com

11

		Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
42.	Arrow Offshore LTD	$5,000,000	Arrow Capital Management, LLC 499 Park Avenue New York, NY 10022 Attention: Mal Serure, Amy Wolf Telephone: 212-243-7338 Facsimile: 212-243-2195 Email: ms@arrowinv.com, aw@arrowinv.com
43.	Mariner Atlantic Multi-Strategy Master Fund, Ltd.	$19,750,000	Mariner Investment Group, LLC 299 Park Avenue—12th Floor New York, NY 10171 Attention: John Kelty Telephone: (212) 880-9209 Email: jkelty@marinercapital.com
44.	Mariner Glen Oaks Master Fund, L.P.	$250,000	Mariner Investment Group, LLC 500 Mamaroneck Avenue, Suite 101 Harrison, NY 10528 Attention: John Kelty Email: jkelty@marinercapital.com
45.	Scopia Long QP LLC	$5,075,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com

12

		Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
46.	Scopia International Master Fund LP	$3,491,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
47.	Scopia PX LLC	$2,289,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
48.	Scopia PX International Master Fund LP	$5,280,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
49.	405 MSTV I LP	$3,175,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
50.	Prelude Opportunity Fund, LP	$5,690,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com

13

Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
51.	AG Credit Solutions Non-ECI Master Fund, L.P.	—

AG Credit Solutions Non-ECI Master Fund LP

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

Email: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

qui.dang@bnymellon.com

CLOAdmin@angelogordon.com

52.	AG Cataloochee, L.P.	—

AG Cataloochee, L.P.

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

Email: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

Nadia.Mubashir@bnymellon.com CLOAdmin@angelogordon.com

53.	AG Corporate Credit Opportunities Fund, L.P.	—

AG Corporate Credit Opportunities Fund LP

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

Email: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

Minasan.vo@bnymellon.com

CLOAdmin@angelogordon.com

14

Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
54.	AG Centre Street Partnership, L.P.	—

AG Centre Street Partnership LP

c/o Angelo Gordon & Co.

245 Park Ave, 24th Floor

New York, NY 10167

Attn: Chad Hanover, Bryan Rush, CLO Admin

Email: Notices.AGCENTRESTREET@virtusllc.com

brush@angelogordon.com

CLOAdmin@angelogordon.com

55.	AG MM,L.P.	—	AG MM, L.P. c/o: Angelo, Gordon & Co., L.P. 245 Park Ave, 24th Floor New York, NY 10167 Email: CFAX@angelogordon.com AGCSFAdmin@angelogordon.com qui.dang@bnymellon.com CLOAdmin@angelogordon.com

15

Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
56.	AG Capital Solutions SMA One, L.P.	—

AG Capital Solutions SMA One, L.P.

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

mail: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

qui.dang@bnymellon.com

CLOAdmin@angelogordon.com

57.	AG Super Fund Master, L.P.

AG Super Fund Master, L.P.

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

Email: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

april.travis@bnymellon.com

CLOAdmin@angelogordon.com

58.	Point72 Associates, LLC	—	Point72 Associates, LLC c/o Point72 Asset Management, L.P. 72 Cummings Point Road Stamford, CT 06902 Attention: Jason Colombo Email: Jason.Colombo@point72.com

16

		Direct Equity Commitment
	Direct Equity Investor (“*” subject to the proviso to “Common Per Share Purchase Price”)	Direct Investment Portion (except as otherwise noted, a number of shares of Common Stock having an aggregate purchase price set forth below)	Address for Notices
59.	CPV Holdings, LLC	—	CPV Holdings, LLC c/o Cohen Private Ventures 55 Hudson Yards New York, NY 10001 Attention: Andrew B. Cohen and David Schaffer Email: Andrew.Cohen@CohenPV.com and David.Schaffer@point72.com
60.	Drawbridge Special Opportunities Fund LP*	$100,000,000	c/o Fortress Investment Group LLC 1345 Avenue of the Americas, 46TH Fl New York, NY, 10105 Attention: Michael A. Polidoro Email: MPolidoro@Fortress.com

17

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
1.	CK Amarillo LP	$275,000,000	See Section 10.1(b).
2.	Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates	$200,000,000	See Section 10.1(c).
3.	Two Seas Global (Master) Fund LP	$15,000,000	Sina Toussi Two Seas Capital 32 Elm Street, 3rd floor Rye NY 10580 (917) 536-6028 Stoussi@twoseascap.com
4.	Two Seas Duration Litigation Opportunities Fund LLC	$10,000,000	Sina Toussi Two Seas Capital 32 Elm Street, 3rd floor Rye NY 10580 (917) 536-6028 Stoussi@twoseascap.com
5.	Alta Fundamental Advisers Master L.P.	$1,229,800	Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036 Attention: Scott Pritchard Telephone: (212) 319-1778 Email: operations@altafundamental.com

18

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
6.	Blackwell Partners LLC – Series A	$7,974,200	Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036 Attention: Scott Pritchard Telephone: (212) 319-1778 Email: operations@altafundamental.com
7.	Star V Partners LLC	$3,796,000	Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036 Attention: Scott Pritchard Telephone: (212) 319-1778 Email: operations@altafundamental.com
8.	Alta Fundamental Advisers SP LLC	$500,000	Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036 Attention: Scott Pritchard Telephone: (212) 319-1778 Email: operations@altafundamental.com
9.	Discovery Global Opportunity Master Fund, Ltd.	$20,000,000	Discovery Capital Management, LLC 20 Marshall Street, Suite 310 South Norwalk, CT 06854 Attention: Adam Schreck Telephone: 203 956 7953 Email: compliance@discap.com

19

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
10.	Boothbay Absolute Return Strategies, LP	$3,500,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
11.	Boothbay Diversified Alpha Master Fund LP	$3,500,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
12.	FourWorld Global Opportunities Fund, Ltd.	$8,000,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
13.	FourWorld Event Opportunities Fund, LP	$1,000,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
14.	FourWorld Special Opportunities Fund, LLC	$6,716,666.67	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com

20

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
15.	Cadence Hill Opportunity Fund LP	$350,000	Fourworld Capital Management 7 World Trade Center, Floor 46 New York, NY 10007 Attention: John Addis Email: john@fourworldcapital.com
16.	Jefferies Strategic Investments, LLC	$20,000,000	FourSixThree Capital LP 520 Madison Avenue, 19th Floor New York, NY 10022 Attention: William Kelly Telephone: (646) 805-5402 bill@463cap.com
17.	FourSixThree Master Fund, LP	$5,000,000	FourSixThree Capital LP 520 Madison Avenue, 19th Floor New York, NY 10022 Attention: William Kelly Telephone: (646) 805-5402 bill@463cap.com
18.	Glenview Capital Partners, L.P.	$4,262,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 jdanziger@glenviewcapital.com

21

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
19.	Glenview Institutional Partners, L.P.	$10,286,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 jdanziger@glenviewcapital.com
20.	Glenview Capital Master Fund, Ltd	$30,698,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 jdanziger@glenviewcapital.com
21.	Glenview Capital Opportunity Fund, L.P.	$38,417,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 jdanziger@glenviewcapital.com
22.	Glenview Offshore Opportunity Master Fund, Ltd.	$31,337,000	Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153 Attention: Jonathan Danziger Telephone: 212.323.6567 jdanziger@glenviewcapital.com

22

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
23.	Hampton Road Capital Master Fund LP	$5,000,000	Hampton Road Capital Management LP One Greenwich Plaza, 3rd Floor Greenwich, CT 06830 Attention: Ken Palumbo, President & COO Telephone: 203-608-3150 kpalumbo@hamptonroad.com
24.	Jefferies Strategic Investments, LLC	$25,000,000	Hampton Road Capital Management LP One Greenwich Plaza, 3rd Floor Greenwich, CT 06830 Attention: Ken Palumbo, President & COO Telephone: 203-608-3150 kpalumbo@hamptonroad.com
25.	Hein Park Master Fund LP	$12,874,224	Hein Park Capital Management 888 7th Avenue, 4th Floor New York, NY 10106 Attention: Jay Schoenfarber jschoenfarber@heinpark.com (212) 299-4790
26.	JSCC Holdings LLC	$6,125,776	Hein Park Capital Management 888 7th Avenue, 4th Floor New York, NY 10106 Attention: Jay Schoenfarber jschoenfarber@heinpark.com (212) 299-4790

23

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
27.	Jefferies LLC	$7,000,000	Jefferies LLC 520 Madison Avenue, 3rd Floor New York, New York 10022 Attention: Bill McLaughlin
28.	Oaktree Opportunities Fund XI Holdings (Delaware), L.P.	$131,800,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes
29.	Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.	$23,300,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes
30.	Oaktree Value Opportunities Fund Holdings, L.P.	$20,000,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes
31.	Oaktree Value Equity Holdings, L.P.	$6,000,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes

24

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
32.	Oaktree Phoenix Investment Fund, L.P.	$2,000,000	c/o Oaktree Capital Management, L.P. 333 South Grand Ave, 28th floor Los Angeles, CA 90071 Attention: Steve Tesoriere Kaj Vazales Jordan Mikes
33.	Rubric Capital Master Fund LP	$58,771,500	Rubric Capital Management LP 155 East 44th St, Suite 1630 New York, NY 10017 brian@rubriccapital.com josh@rubriccapital.com
34.	BEMAP Master Fund Ltd	$8,141,250	Rubric Capital Management LP 155 East 44th St, Suite 1630 New York, NY 10017 brian@rubriccapital.com josh@rubriccapital.com
35.	Blackstone CSP-MST FMAP Fund	$8,087,250	Rubric Capital Management LP 155 East 44th St, Suite 1630 New York, NY 10017 brian@rubriccapital.com josh@rubriccapital.com
36.	Highbridge Tactical Credit Master Fund, L.P.	$9,333,333.33	Highbridge Tactical Credit Master Fund, L.P. c/o Highbridge Capital Management, LLC 277 Park Avenue, 23rd Floor New York, NY 10172 Attention: Damon Meyer, Ian Scime

25

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
37.	MSD Credit Opportunity Master Fund, L.P.	$25,000,000

MSD Credit Opportunity Master Fund, L.P.

c/o MSD Partners, L.P.

645 Fifth Avenue, 21st Floor

New York, NY 10022

Attention: Scott Segal, Simon Crocker, Ken Gerold

ssegal@msdpartners.com, scrocker@msdpartners.com, kgerold@msdpartners.com

38.	HG Vora Special Opportunities Master Fund, Ltd.	$150,000,000	HG Vora Capital Management, LLC 330 Madison Avenue, 20th floor New York, NY 10017. Attention: Mandy Lam and Philip Garthe Email: mlam@hgvora.com and pgarthe@hgvora.com
39.	Sachem Head LP	$59,050,000	Sachem Head Capital Management LP 250 West 55th Street, 34th Floor New York, NY 10019 Attention: Michael Adamski Telephone: 212.714.3314 Email: michael@sachemhead.com
40.	Sachem Head Master LP	$40,950,000	Sachem Head Capital Management LP 250 West 55th Street, 34th Floor New York, NY 10019 Attention: Michael Adamski Telephone: 212.714.3314 Email: michael@sachemhead.com

26

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
41.	Mariner Atlantic Multi-Strategy Master Fund, Ltd.	$24,000,000	Mariner Investment Group, LLC 299 Park Avenue—12th Floor New York, NY 10171 Attention: John Kelty Telephone: (212) 880-9209 Email: jkelty@marinercapital.com
42.	Mariner Glen Oaks Master Fund, L.P.	$1,000,000	Mariner Investment Group, LLC 500 Mamaroneck Avenue, Suite 101 Harrison, NY 10528 Attention: John Kelty Email: jkelty@marinercapital.com
43.	Caspian Select Credit Master Fund, Ltd.	$34,157,412	10 East 53rd Street 35th Floor New York, NY 10022 Email: Legal@caspianlp.com
44.	Caspian SC Holdings, L.P.	$4,983,717	10 East 53rd Street 35th Floor New York, NY 10022 Email: Legal@caspianlp.com
45.	Caspian Focused Opportunities Fund, L.P.	$3,736,517	10 East 53rd Street 35th Floor New York, NY 10022 Email: Legal@caspianlp.com
46.	Spring Creek Capital, LLC	$7,122,354	10 East 53rd Street 35th Floor New York, NY 10022 Email: Legal@caspianlp.com

27

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
47.	VR Global Partners, L.P.	$15,000,000	VR Global Partners, L.P. Niddry Lodge First Floor, Suite 111 51 Holland Street London W8 7JB United Kingdom Attention: Jae Chung and Altaf Mackeen Email: jchung@vr-capita..com; amackeen@vr-capital.com
48.	Scopia Long QP LLC	$3,335,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
49.	Scopia International Master Fund LP	$2,294,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
50.	Scopia PX LLC	$1,504,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com

28

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
51.	Scopia PX International Master Fund LP	$3,470,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
52.	405 MSTV I LP	$2,087,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
53.	Prelude Opportunity Fund, LP	$2,310,000	Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019 Attention: Aaron Morse, COO Email: amorse@scopia.com
54.	AG Credit Solutions Non-ECI Master Fund, L.P.	$69,257,000

AG Credit Solutions Non-ECI Master Fund LP

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

Email: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

qui.dang@bnymellon.com

CLOAdmin@angelogordon.com

29

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
55.	AG Cataloochee, L.P.	$10,537,000

AG Cataloochee, L.P.

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

Email: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

Nadia.Mubashir@bnymellon.com CLOAdmin@angelogordon.com

56.	AG Corporate Credit Opportunities Fund, L.P.	$6,488,000

AG Corporate Credit Opportunities Fund LP

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

Email: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

Minasan.vo@bnymellon.com

CLOAdmin@angelogordon.com

57.	AG Centre Street Partnership, L.P.	$8,808,000

AG Centre Street Partnership LP

c/o Angelo Gordon & Co.

245 Park Ave, 24th Floor

New York, NY 10167

Attn: Chad Hanover, Bryan Rush, CLO Admin

Email: Notices.AGCENTRESTREET@virtusllc.com

brush@angelogordon.com

CLOAdmin@angelogordon.com

30

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
58.	AG MM,L.P.	$5,454,000	AG MM, L.P. c/o: Angelo, Gordon & Co., L.P. 245 Park Ave, 24th Floor New York, NY 10167 Email: CFAX@angelogordon.com AGCSFAdmin@angelogordon.com qui.dang@bnymellon.com CLOAdmin@angelogordon.com
59.	AG Capital Solutions SMA One, L.P.	$11,514,000

AG Capital Solutions SMA One, L.P.

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

mail: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

qui.dang@bnymellon.com

CLOAdmin@angelogordon.com

60.	AG Super Fund Master, L.P.	$12,942,000

AG Super Fund Master, L.P.

c/o: Angelo, Gordon & Co., L.P.

245 Park Ave, 24th Floor

New York, NY 10167

Email: CFAX@angelogordon.com

AGCSFAdmin@angelogordon.com

april.travis@bnymellon.com

CLOAdmin@angelogordon.com

31

	Rights Offering Backstop Commitment
	Backstop Investor	Rights Offering Backstop Commitment	Address for Notices
61.	Point72 Associates, LLC	$10,000,000	Point72 Associates, LLC c/o Point72 Asset Management, L.P. 72 Cummings Point Road Stamford, CT 06902 Attention: Jason Colombo Email: Jason.Colombo@point72.com
62.	CPV Holdings, LLC	$100,000,000	CPV Holdings, LLC c/o Cohen Private Ventures 55 Hudson Yards New York, NY 10001 Attention: Andrew B. Cohen and David Schaffer Email: Andrew.Cohen@CohenPV.com and David.Schaffer@point72.com

32

Schedule 2

Ad Hoc Equity Committee

Name[1]	Address	Approximate Number of Shares	Other Disclosable Economic Interests
Discovery Capital Management	20 Marshall Street, Suite 310 South Norwalk, CT 06854	4,500,000	None
FourSixThree Capital LP on behalf of funds and affiliates it manages	520 Madison Avenue, Floor 19 New York, NY 10022	500,000	None
Funds managed, advised or controlled by Alta Fundamental Advisers LLC	1500 Broadway, Suite 704 New York, NY 10036	1,000,000	None
Funds managed by Glenview Capital Management, LLC	767 Fifth Avenue, 44th Floor New York, NY 10153	4,506,849	6.250% Unsecured Notes due 2022: $1,000,000 5.500% Unsecured Notes due 2024: $9,000,000
Funds managed by Hein Park Capital Management LP	888 7th Avenue, 4th Floor New York, NY 10106	3,274,447	2021 Senior Notes: €18,661,000 Term Loan: $17,570,523 Revolver: $5,752,902.50
Hampton Road Capital Management LP	One Greenwich Plaza Greenwich, CT 06830	250,000	None

1              Each entity on this Schedule 2 is listed either in its principal capacity or in its capacity as agent, investment advisor, or investment manager for certain investment funds or accounts or their respective subsidiaries that hold disclosable economic interests in relation to the Debtors.

33

Rubric Capital Management LP on behalf of certain funds and accounts it manages or sub-manages	155 East 44th St, Suite 1630 New York, NY 10017	650,000	None
Two Seas Capital LP for and on behalf of Two Seas Global (Master) Fund LP and affiliated funds	32 Elm Place, 3rd Floor Rye, NY 10580	1,445,343	None
Funds managed, advised or controlled by FourWorld Capital Management, LLC	7 World Trade Center, Floor 46 New York, NY 10007	910,000	None
Jefferies LLC	520 Madison Ave New York, NY 10022	114,890	4.125% Unsecured Notes: €1,519,000 5.500% Unsecured Notes: €866,000 General Unsecured Claims against The Hertz Corp.: $559,859

34

Schedule 6.17

HIL Debt Commitment Parties

CK Opportunities Fund, I, LP

35